UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
American States Water Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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American States Water Company
Proxy Statement for the 2023 Annual Meeting of Shareholders

Notice of 2023
Annual Meeting of Shareholders
Date May 23, 2023	Time 11:00 a.m., Pacific Time	Location www.virtualshareholder meeting.com/AWR2023	Record Date March 24, 2023
AGENDA

To elect the following directors to class III of the board of directors to serve until the annual meeting in 2026 or until their successors are duly elected and qualified:
Mr. Thomas A. Eichelberger
Mr. Roger M. Ervin
Mr. C. James Levin;

To approve the 2023 Non-Employee Directors Stock Plan;
Advisory vote to approve the compensation of our named executive officers;
Advisory vote on the frequency of the vote on the compensation of our named executive officers;
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm; and
To transact any other business which may properly come before the 2023 annual meeting or any adjournment thereof.
By order of the board of directors:

Eva G. Tang Corporate Secretary	San Dimas, California April 7, 2023

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Shareholders to Be Held on May 23, 2023

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to furnish our proxy statement, a proxy card and our Annual Report on Form 10-K for the year ended December 31, 2022 primarily via the Internet at www.proxyvote.com. As a result, on or about April 7, 2023, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials. This Notice contains instructions on how to access our proxy materials over the Internet and how to request a paper copy of our proxy materials. On or about April 7, 2023, we are mailing to all our remaining shareholders a paper copy of our proxy materials. If, however, we are unable to mail a paper copy to a shareholder because the shareholder lives in an area where the common carrier has suspended mail service, we will make a good faith effort to deliver the proxy materials to you. Shares must be voted either by telephone, Internet or by completing and returning a proxy card as provided in our proxy statement. Shares cannot be voted by marking, writing on and/or returning this Notice or any other notice regarding our proxy materials.

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Instructions for Attending the 2023 Annual Meeting
We are holding the 2023 annual meeting through a virtual meeting format by electronic transmission via the Internet.
As described in the proxy materials for the annual meeting, shareholders of record at the close of business on March 24, 2023, the record date, will be entitled to participate in the virtual annual meeting. American States Water Company shareholders of record may attend the virtual annual meeting by entering their 16-digit control number at www.virtualshareholdermeeting.com/AWR2023. Beneficial owners may also participate in the annual meeting if the owner’s broker, bank or other shareholder of record provides that option to you. The control number is included with the proxy card or notice previously provided to you. Online access to the meeting will begin at 10:45 a.m., Pacific Time on May 23, 2023 and the meeting will start at 11:00 a.m., Pacific Time. During the meeting, shareholders will have an opportunity to vote and submit questions electronically.
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2023 Proxy Statement
The Securities and Exchange Commission, or SEC, has adopted rules to allow us to elect to use the Internet as our primary means of furnishing our proxy statement, electronic proxy card and our Annual Report on Form 10-K for the year ended December 31, 2022 to our shareholders. As a result, on or about April 7, 2023, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials referred to herein as the Notice. The Notice contains instructions on how to access our proxy materials over the Internet at www.proxyvote.com and how to request a paper copy of our proxy materials. The proxy materials will be posted on the Internet no later than the date we begin mailing the Notice. On or about April 7, 2023, we are mailing to all remaining shareholders a paper copy of our proxy materials. If, however, we are unable to mail a paper copy to a shareholder because the shareholder lives in an area where the common carrier has suspended mail service, we will make a good faith effort to deliver the proxy materials to you. We are sending a Notice or proxy materials to each of our shareholders of record in connection with the solicitation by our board of directors of proxies to be voted at our 2023 annual meeting and any adjournments thereof.
We have set the record date for determining the shareholders entitled to vote at the 2023 annual meeting as of the close of business on March 24, 2023. As of March 24, 2023, we had 36,976,284 common shares outstanding. We do not have any other outstanding equity securities. Each of our common shares is entitled to one vote.
We are holding the 2023 annual meeting through a virtual meeting format by electronic transmission at www.virtualshareholdermeeting.com/AWR2023 at 11:00 a.m., Pacific Time.
INFORMATION ABOUT THE 2023 ANNUAL MEETING
What is the purpose of the 2023 annual meeting?
At our 2023 annual meeting, we will ask our shareholders to elect directors to class III who will serve until our annual meeting of shareholders in 2026 or until our shareholders duly elect their qualified successors. We will ask shareholders to approve the 2023 Non-Employee Directors Stock Plan, or 2023 directors plan. We are also seeking advisory votes on the compensation that we pay our named executive officers, commonly referred to as a “say-on-pay” proposal, and on how frequently we should seek a “say-on-pay.” Finally, we will ask shareholders to ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm and to vote on any other matter, which may properly come before the 2023 annual meeting.
Even if you can attend the 2023 annual meeting, we encourage you to vote early using the mail, telephone or Internet methods described on the next page.
Who may attend the 2023 annual meeting?
We are holding the 2023 annual meeting through a virtual meeting format by electronic transmission. We encourage you to vote your shares prior to the annual meeting. You are a shareholder of record if your shares are registered directly in your name. We mailed this proxy statement or the Notice directly to you if you are a shareholder of record.
To attend our 2023 annual meeting, please visit www.virtualshareholdermeeting.com/AWR2023. Shareholders or their legal proxies must enter the 16-digit control number found on the proxy card, voting instruction form or other proxy materials. Online access to the annual meeting will open 15 minutes prior to the start of the annual meeting. Once admitted to the annual meeting, attendees may:
⯀	listen to and participate in the annual meeting,
⯀	submit questions germane to the matters to be voted at the 2023 annual meeting, and
⯀	vote or change a previously submitted vote.
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How may I vote my shares at the 2023 annual meeting?
If you are the shareholder of record or a legal proxy holder, you may vote your shares by entering your 16-digit control number at www.virtualshareholdermeeting.com/AWR2023. The control number is included with the proxy card or notice previously provided to you. Participants in the 401(k) plan of Golden State Water Company may not vote their 401(k) shares at the 2023 annual meeting since the 401(k) plan trustee is the shareholder of record of these shares.
How may I vote my shares without attending the 2023 annual meeting?
All proxies that shareholders properly sign and return will be voted at the 2023 annual meeting or any adjournment thereof in accordance with the instructions indicated on the proxy. You may vote your shares without attending the 2023 annual meeting by mail, telephone or Internet.
Voting by Mail
⯀	If you received a paper copy of the proxy materials, you may sign, date and return your proxy card in the pre-addressed, postage-paid envelope provided.
Voting by Telephone
⯀	You may vote by proxy using the toll-free telephone number listed on the proxy card. Please have your Notice or the proxy card in hand before calling.
⯀
If your shares are held through a brokerage firm, bank or other shareholder of record, you may vote by telephone only if the shareholder of record (broker, bank or other shareholder of record) offers that option to you.

⯀
Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 22, 2023 to be voted at the 2023 annual meeting. Participants in Golden State Water Company’s 401(k) plan may vote their 401(k) plan shares by telephone but must do so by the date set forth below.

Voting by Internet
⯀
You may also vote by proxy using the Internet. The Internet address is www.proxyvote.com, which is also listed on the Notice and the proxy card. Please have the proxy card or Notice in hand before going online. You may also view our proxy statement and 2022 annual report at this website. If your shares are held through a brokerage firm, bank or other shareholder of record, you may vote by the Internet only if the shareholder of record (broker, bank or other shareholder of record) offers that option to you.

⯀
Votes submitted by Internet must be received by 11:59 p.m., Eastern Time, on May 22, 2023 to be voted at the 2023 annual meeting. Participants in Golden State Water Company’s 401(k) plan may vote their 401(k) plan shares by Internet but must do so by the date set forth below.

Regardless of whether you attend the 2023 annual meeting, we encourage all our shareholders to vote using one of the methods described above. You may change your vote by submitting another proxy. The submission of the second proxy will revoke your prior proxy.
Participants in Golden State Water Company’s 401(k) plan may vote their 401(k) plan shares by mail, phone or Internet as described above. Votes submitted by telephone or using the Internet must be received by 11:59 p.m., Eastern Time, on May 18, 2023 in order for us to forward your instructions to the 401(k) plan trustee. The trustee will vote 401(k) plan shares as to which no directions are received in the same ratio as 401(k) plan shares with respect to which directions are received from other participants in the 401(k) plan, unless contrary to the Employee Retirement Income Security Act of 1974.
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Please bear in mind that your execution of a proxy will not affect your right to attend the 2023 annual meeting or any adjournment thereof and vote at the virtual annual meeting.
How may I cast my vote?
In the election of directors, you may vote your shares for the nominees in the following manner:
⯀	“FOR ALL” of the nominees,
⯀	“WITHHOLD ALL” of the nominees, or
⯀
“FOR ALL EXCEPT,” you may withhold your authority to vote for any individual nominee(s) by marking the “For All Except” box and writing the number(s) of the nominee(s) on the line provided for any individual nominee(s) for whom you choose to withhold your authority to vote.

With respect to the vote to approve the 2023 directors plan, the advisory vote to approve the compensation of our named executive officers and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, you may vote your shares in the following manner:
⯀	“FOR,”
⯀	“AGAINST,” or
⯀	“ABSTAIN.”
In addition, you will be asked to express your view as to whether we should hold a “say-on-pay” advisory vote every one, two or three years. You may also abstain from voting on this matter.
Each share is entitled to one vote on each of these matters.
May I cumulate my votes for a director?
You may not cumulate your votes for a director (i.e., cast for any candidate a number of votes greater than the number of common shares that you hold on the record date) unless you or another shareholder:
⯀	places the candidate’s name in nomination prior to the voting; and
⯀	prior to the voting, gives notice of an intention to cumulate votes at the 2023 annual meeting.
If you or any other shareholder gives notice prior to voting of an intention to cumulate votes, then all shareholders may cumulate their votes for candidates who have been nominated.
How does the board recommend that I vote at the 2023 annual meeting?
Our board recommends that you vote your shares:
⯀	“FOR ALL” of the nominees for class III director;
⯀	“FOR” the 2023 directors plan;
⯀
“FOR” approval of the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement, referred to herein as a “say-on-pay” advisory vote;

⯀	“FOR” a “say-on-pay” advisory vote once per year, and
⯀	“FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
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How will the named proxies vote if I send in my proxy without voting instructions?
The named proxies will vote “FOR ALL” of the board’s nominees to be elected as directors, “FOR” the 2023 directors plan, “FOR” the approval of the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and any related materials disclosed in this proxy statement, “FOR” a “say-on-pay” advisory vote every year, and “FOR” the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm if you send in your proxy without voting instructions. The named proxies will also vote in favor of such other matters as are incident to the conduct of the 2023 annual meeting, unless otherwise instructed.
How will the named proxies vote if a nominee is unable to serve as director?
In the event any one or more of the nominees is withdrawn from nomination as a director or is unable to serve for any reason, a contingency not now anticipated, the named proxies may vote for a substitute nominee or nominees, unless otherwise instructed by a shareholder on his or her proxy.
What vote is required to approve each of the proposals?
Proposal 1
Candidates for the board of directors receiving the highest number of affirmative votes of the shares entitled to vote at the 2023 annual virtual meeting or by proxy (up to the number of directors to be elected) will be elected. Votes cast against a candidate or votes withheld will have no legal effect. Brokers are not authorized to vote on this proposal unless you instruct otherwise.
Proposal 2
A majority of our common shares present at the 2023 annual meeting in person or by proxy must vote in favor of the 2023 directors plan and the total vote cast must represent over 50% in interest of all shares entitled to vote on the proposal in order for grants of restricted stock units to be made under the 2023 directors plan. Abstentions on this proposal will have the effect of a vote against the proposal. Brokers are not authorized to vote on this proposal unless you instruct otherwise.
Proposal 3
The compensation of the named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement will be approved upon an affirmative vote of a majority of our common shares represented at the virtual annual meeting or by proxy and voting, provided that the shares voting affirmatively also constitute at least a majority of the required quorum at the 2023 annual meeting. Abstentions on this proposal will not be considered as a vote cast for or against this proposal. Brokers are not authorized to vote on this proposal unless you instruct otherwise. This vote is advisory and non-binding on the company, the compensation committee and the board.
Proposal 4
We are requesting your views regarding whether a “say-on-pay” advisory vote should be held every one, two or three years. We are not seeking your approval of the board’s recommendation to hold a “say-on-pay” advisory vote every year. Brokers are not authorized to vote on this proposal unless you instruct otherwise. This vote is advisory and non-binding on the company and the board.
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Proposal 5
The appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm, will be ratified by the affirmative vote of those present at the virtual annual meeting or by proxy and voting, provided that the shares voting affirmatively also constitute at least a majority of the required quorum at the 2023 annual meeting. Abstentions on this proposal will not be considered as a vote cast for or against this proposal. Brokers are authorized to vote on this proposal unless you instruct otherwise.
What happens if cumulative voting for directors occurs?
If we conduct voting for directors by cumulative voting, then you may cast a number of votes equal to the number of directors authorized multiplied by the number of shares you have a right to vote. You may cast your votes for a single candidate or you may distribute your votes on the same principle among as many candidates in whatever proportion you desire.
The accompanying proxy will grant the named proxies discretionary authority to vote cumulatively if cumulative voting applies. Unless you instruct the named proxies otherwise, the named proxies will vote equally for each of the candidates for the office of director; provided, however, that if sufficient numbers of our shareholders exercise cumulative voting rights to elect one or more candidates, the named proxies will:
⯀	determine the number of directors they may elect,
⯀	select such number from among the named candidates,
⯀	cumulate their votes, and
⯀	cast their votes for each candidate among the number they are entitled to vote.
What is the quorum requirement for the 2023 annual meeting?
A quorum is present if shareholders holding a majority of shares entitled to vote on the record date are present at the 2023 annual meeting, either at the virtual annual meeting or by proxy. We will count shares represented by proxies that reflect abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. The term “broker non-vote” refers to shares held by brokers or nominees who have not received instructions on how to vote from the beneficial owners or persons entitled to vote if the broker or nominee indicates on the proxy that the broker or nominee does not have discretionary power to vote on the matter.
Who bears the costs of proxy distribution and solicitation?
We will bear the entire cost of preparing, assembling, printing and mailing proxy statements and the costs of any additional materials which the board may furnish to you. We may solicit proxies by U.S. mail in the case of beneficial owners that own 1,000 or more shares or, in the case of all other shareholders, brokers, banks and other nominees, by mailing a notice containing instructions on how to access our proxy materials and vote. We have engaged the services of Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902 for $8,000 to assist us in soliciting proxies. We may also solicit proxies by telephone, or personally, by directors, officers and regular employees of the company who will receive no extra compensation for performing these services.
What does it mean if I receive more than one proxy or voting instruction card?
It means your shares are either registered differently or appear in more than one account. Please provide us with voting instructions for all proxy and voting instruction cards that you receive.
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Who will serve as inspector of election?
The board of directors has appointed Broadridge Financial Solutions, Inc. to act as the inspector of election. The inspector of election will count all votes cast, whether at the virtual annual meeting or by proxy.
How is an annual meeting adjourned?
Shareholders may adjourn an annual meeting by the affirmative vote of a majority of the shares represented at the annual meeting, whether at the virtual annual meeting or by proxy, even if a quorum is not present. In the absence of a quorum at the 2023 annual meeting, no business may be transacted at the 2023 annual meeting other than an adjournment.
We are not required to give you notice of an adjournment of an annual meeting if we announce the time and place of the adjournment at the annual meeting at which the adjournment takes place. We must, however, give you notice of the adjourned meeting if the adjournment is for more than 45 days or, if after the adjournment, we set a new record date for the adjourned meeting.
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BOARD STRUCTURE AND COMMITTEES
Overview of the board in 2022
Composition and Independence
⯀	Total of nine current directors - all independent directors, except for president and chief executive officer
⯀	Directors have a diverse mix of skills, experience and backgrounds
⯀	Independent, non-executive chairman of the board
⯀	Independent chair and members of all board committees of the company, other than the ASUS committee
⯀	Limited public company directorships outside of the company and its subsidiaries (no director “overboarding” concerns)
⯀	Board and committee ability to hire outside advisors, independent of management
Accountability
⯀	Age term limit
⯀	Annual board and committee evaluations
⯀	Regularly-held executive sessions
⯀	Robust director equity ownership guidelines
⯀	Independent board evaluation of president and chief executive officer performance
Other board characteristics

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OVERVIEW OF THE BOARD IN 2022
Name	Audit and Finance Committee	Nominating and Governance Committee	Compensation Committee	ASUS Committee
Sarah J. Anderson(1)
Diana M. Bontá
Steven D. Davis
John R. Fielder
Mary Ann Hopkins
Anne M. Holloway(2)
C. James Levin
Janice F. Wilkins(1)(3)
Robert J. Sprowls(4)
- Chairperson	- Member
(1) Audit Committee Financial Expert
(2) Chairman of the Board and ex-officio member of all committees with no voting rights
(3) Ms. Wilkins also serves as enterprise risk management liaison between the board and management
(4) President and Chief Executive Officer
How is the board of directors structured?
The board of directors currently consists of nine directors, with an independent non-management director serving as its chair. The board is divided into three classes (class I, class II and class III). Shareholders elect directors in each class to serve for a three-year staggered term expiring in successive years or until shareholders duly elect their successors. The term of the class I directors will expire at the 2024 annual meeting. The term of the directors of class II will expire at the 2025 annual meeting. The term of the class III directors elected at this annual meeting will expire at the 2026 annual meeting.
Ms. Holloway, the chairman of the board, is a non-voting ex-officio member of all committees of the board, is the presiding director for executive sessions of the board and acts as lead director of the board.
The board holds executive sessions of the board following regularly scheduled meetings and on an as-needed basis. Some of these sessions are non-management executive sessions. Currently, Mr. Sprowls, who is also president and chief executive officer of the company, is the only employee director that participates in executive sessions of the board. He does not participate in non-management executive sessions. The board held five executive sessions of the board in 2022, all of which included a non-management executive session.
The board of directors has determined that all members of the board in 2022, other than Mr. Sprowls, were independent directors of the company. The board believes that this leadership structure, in which the chair is an independent director acting as the lead director, ensures a greater role for the other independent directors in the oversight of the company and active participation of the independent directors in setting agendas and
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establishing priorities and procedures for the board. The board further believes that this leadership structure is preferred by a significant number of our shareholders. The board has used this leadership structure since the formation of the company as a holding company in 1998.
What are the board’s oversight responsibilities?
The board’s oversight function includes, among other things, the following specific responsibilities:
⯀	Selecting and overseeing the chief executive officer of the company;
⯀	Together, with the chief executive officer of the company, reviewing the job performance of executive officers on an annual basis;
⯀	Planning for senior management development and succession;
⯀	Reviewing, understanding and monitoring the implementation of the company’s strategic plans;
⯀	Overseeing appropriate policies of corporate conduct and compliance with laws;
⯀	Reviewing and understanding the company’s risk assessment and overseeing the company’s risk management processes;
⯀	Reviewing, understanding and overseeing the company’s annual operating plans and budgets;
⯀	Focusing on the integrity and clarity of the company’s financial statements and financial reporting;
⯀	Advising management on significant issues facing the company;
⯀	Reviewing and approving significant corporate actions;
⯀	Reviewing management’s plans for disaster preparedness, physical and cybersecurity and emergency communications;
⯀	Nominating directors and committee members;
⯀	Overseeing management’s adoption and implementation of corporate governance, social responsibility and environmental policies and procedures; and
⯀	Overseeing legal and ethical compliance.
How does the board oversee enterprise risks?
The board does not manage risk. Rather the board oversees enterprise risk management, or ERM, performed under the direction of the senior management team. The board satisfies this responsibility by obtaining information from each committee chair regarding the committee’s risk oversight activities and the ERM liaison between the board and management and from regular reports directly from officers, the management sustainability oversight team and other key management personnel responsible for risk identification, risk management and risk mitigation strategies. The reporting processes are designed to provide visibility to the board about the identification, assessment and management of critical risks and management’s risk mitigation strategies.
On a quarterly basis, management discusses critical risks including any newly identified critical risks and the implementation status of plans to mitigate these risks, with the ERM liaison and the committees that are in charge of the risks within their areas of responsibility. Each committee chair and the ERM liaison provide a report to the full board regarding the critical risks discussed, management’s mitigation plans and implementation of the ERM program and other matters relevant to the risk oversight responsibilities of the board, including without limitation, COVID-19 risks, regulatory, accounting, tax, climate change and cybersecurity risks. On an annual basis, management also provides to the ERM liaison, each committee and the board an updated list of all critical
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and medium risks identified by management, an assessment of the company’s financial exposure should the risk not be mitigated and management’s assessment of the probability of an event occurring given the company’s mitigation plans. Each committee chair and the ERM liaison review and comment on this information. Thereafter, each committee chair and the ERM liaison report to the full board on the results of its consideration of enterprise risks within its area of responsibility.
The audit and finance committee considers financial risks and exposures, particularly financial reporting, tax, accounting, disclosure and internal control over financial reporting, financial policies, investment guidelines, credit and liquidity matters, the investments for the company’s retirement plans, and the design and performance of the internal audit, ethics and compliance functions. The audit and finance committee receives regular reports from the internal auditor of the company to assist it in overseeing financial risks and has direct authority over the company’s independent registered public accounting firm.
The nominating and governance committee considers risks and exposures relating to corporate governance and succession planning for the board and the chief executive officer. The nominating and governance committee is also responsible for making recommendations regarding the delegation of risk oversight responsibilities to committees of the board and the policies and procedures for coordinating the risk oversight responsibilities of the board, the ERM liaison and each of the committees and the board.
The compensation committee considers risks associated with executive and employee compensation programs, including retirement plans, with a particular focus on performance-based compensation. We discuss further how this committee assesses the risks associated with the different components of executive compensation under the heading “Compensation Discussion and Analysis - Risk Considerations.”
The ASUS committee was established by the board to oversee the risks and exposures associated with the company’s contracted services operations at American States Utility Services, Inc. and its subsidiaries, or ASUS.
Bear Valley Electric Service, Inc., or BVES, a wholly-owned subsidiary of the company, has a safety and operations committee comprised of its directors to oversee risks associated with its electric utility operations as required by California Public Utilities Code Section 8389(e)(3), including oversight of the implementation of its wildfire mitigation plan. The company has no directors who also serve on BVES’ board.
What is the board’s role in succession planning and management of human resources?
The board, with the assistance of the compensation committee, oversees succession planning and leadership development of the chief executive officer and other officers, directors and managers of the company. In addition to reviewing the company’s succession planning processes, the compensation committee reviews the development plans that are being utilized to strengthen the skills and qualifications of candidates for leadership positions in the company. The compensation committee recommends to the board actions that the committee believes should be taken in light of the operations needs of the company and its talent pool to enable the company to attract, motivate and retain the right people in the right positions now and into the future. The compensation committee also considers actions that should be taken in the event of a sudden loss of the chief executive officer or other officers, directors or managers.
The director of the human capital management department reports to the compensation committee quarterly on the hiring of new employees, employee terminations, vacancies, employees eligible for retirement and the use of temporary employees. The director also provides information to the board on the diversity demographics of the company and the company’s equitable pay practices.
The nominating and governance committee is responsible for matters related to board succession planning. You may find additional information on characteristics that the nominating committee considers in nominating a candidate for the board under the heading “Nominating and Governance Committee - How does the nominating and governance committee assess candidates to fill vacancies on the board?”
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What are the procedures for changing the number of directors?
Under our bylaws, the board of directors may increase the authorized number of directors up to eleven without obtaining shareholder approval so long as we list our common shares on the New York Stock Exchange. We currently have nine directors on our board. The board of directors may also decrease the number of authorized directors to no less than six without obtaining shareholder approval. If the number of authorized directors is decreased to six, then the board will cease to be classified; provided, that the decrease in the number of directors cannot shorten the term of any incumbent director.
Unless otherwise approved by our shareholders, the board of directors will cease to be classified if our common shares are not listed on the New York Stock Exchange.
How are vacancies filled on the board of directors?
A majority of the remaining directors may fill vacancies on the board, except those existing because of a removal of a director, though less than a quorum. If the board consists of only one director, the sole remaining director may fill all vacancies on the board. Each director so elected will hold office until the end of the term of the director who has been removed, or until the director’s successor has been duly elected and qualified. Our shareholders also have the right to elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.
Under what circumstances may a director be removed from the board?
Under California law, a member of the board of directors may be removed:
⯀	by the board of directors as the result of a felony conviction or court declaration of unsound mind,
⯀	by the shareholders without cause, or
⯀	by court order for fraudulent or dishonest acts or gross abuse of authority or discretion.
Generally, shareholders may not remove a director if the votes cast against removal are sufficient to elect the director if voted cumulatively at an election of directors held at the time of removal. In addition, no director may be removed by shareholders by written consent unless all shareholders vote for removal of the director.
What standing committees does the board of directors have?
The board has three standing committees:
⯀	an audit and finance committee,
⯀	a nominating and governance committee, and
⯀	a compensation committee.
Each committee operates under a written charter, which identifies the purpose of the committee and its primary functions and responsibilities. Copies of these committee charters are available on our website at www.aswater.com.
The board has also established another committee, known as the ASUS committee, to oversee our contracted services business.
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How often did the board and each of the standing committees meet during 2022?
During 2022:
⯀	directors met, as a board, seven times;
⯀	the audit and finance committee met six times;
⯀	the nominating and governance committee met four times; and
⯀	the compensation committee met eight times.
No board member in 2022 attended less than 85% of the meetings of the board. All of the standing committee members in 2022 attended 100% of the committee meetings of any committee in which he or she was a member.
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NOMINATING AND GOVERNANCE COMMITTEE
What are the functions of the nominating and governance committee?
The nominating and governance committee assesses qualifications of candidates to fill vacancies on the board and makes recommendations to the board regarding candidates to fill these vacancies. The nominating and governance committee also:
⯀	recommends to the board changes in the company’s corporate governance policies and ethics policies and procedures and CEO and board succession;
⯀	oversees the company’s environmental, social and governance practices;
⯀	reviews and oversees management’s preparation of our ESG Report and code of conduct which is posted on the company’s website at www.aswater.com;
⯀	reviews shareholder proposals received by the company and makes recommendations to the board regarding appropriate actions to take in response to any such proposals;
⯀	periodically reviews needs of the board and each of the committees of the board and whether there is a need for refreshment of the board; and
⯀	is responsible for new director orientation programs and the ongoing education for directors on business, industry, corporate governance, legal developments and other appropriate topics.
How does the nominating and governance committee assess candidates to fill vacancies on the board?
The nominating and governance committee assesses nominees for directors based on a number of qualifications, including:
⯀	a reputation for integrity, honesty and adherence to high ethical standards;
⯀	holding or having held a generally recognized position of leadership;
⯀	business acumen, business or governmental experience and an ability to exercise sound business judgment in matters that relate to our current and long-term objectives;
⯀	an interest and ability to understand the sometimes conflicting interests of our various constituencies, including shareholders, employees, customers, regulators, creditors and the general public;
⯀	an interest and ability to act in the interests of all shareholders;
⯀	an ability to work constructively with groups with diverse perspectives and to tolerate opposing viewpoints;
⯀	a commitment to service on the board, including commitment demonstrated by prior board service; and
⯀	a willingness to challenge and stimulate management.
Each director, other than the chief executive officer of the company, is also expected to satisfy the independence requirements of the board. In addition to the criteria set forth above, the nominating and governance committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged and effective in performing its duties. In order to achieve this objective, the committee believes that the background and qualifications of the directors, considered as a group, should provide a significant mix and diversity of professional and personal experience, knowledge and skills that will allow the board to fulfill its responsibilities. The committee construes the concept of diversity broadly so as to include a variety of opinions, perspectives, personal experiences and backgrounds and other differentiating characteristics, including gender and ethnicity.
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The process used by the committee in assessing candidates for director is a subjective one. The committee has considered knowledge, skills and experience in the following areas to be helpful to the board in selecting nominees for director:
⯀	finance
⯀	accounting
⯀	engineering
⯀	real estate
⯀	construction
⯀	government contracting
⯀	legal
⯀	public utility and/or other regulated industry
⯀	corporate governance
⯀	customer and community service
For information on the specific backgrounds and qualifications of our current directors, see “Proposal 1: Election of Directors.”
As part of its annual self-assessment process, the board also evaluates itself and/or directors on a variety of criteria, including:
⯀	independence
⯀	commitment, time and energy devoted to service on the board
⯀	overall contributions to the board
⯀	attendance at, and preparation for, board and committee meetings
⯀	effectiveness as chair of the board
⯀	collegiality
⯀	understanding the role of the board and the committees on which he or she serves
⯀	judgment and appropriateness of comments
⯀	skill set relative to board needs
⯀	understanding of the company’s business, industry and risks
⯀	opportunity to engage and stimulate management
The nominating and governance committee generally considers candidates recommended by board members, professional search firms, shareholders and other persons, in addition to board members whose terms may be expiring. The way in which the nominating and governance committee evaluates a new person as a nominee does not differ based on who makes the nomination.
Absent extraordinary circumstances, the board may not nominate a director for election after he or she reaches the age of 75. Ms. Wilkins, a class III director is not eligible to be nominated to serve on the board of directors in 2023 as she is 78.
On August 10, 2022, Sarah J. Anderson provided the company with advance written notice of her plans to resign as a member of the boards of directors of our company and Golden State Water Company, or GSWC, effective
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February 8, 2023. Ms. Anderson’s resignation as a director was purely for personal/family reasons and does not stem from any disagreement with the boards or the company’s management on any matters relating to the company’s operations, policies or practices. Ms. Anderson provided the advance notice to allow the boards sufficient time to find her replacement and to minimize disruption of the important work of the boards.
The nominating and governance committee began the process of seeking two new candidates for directors in 2023 due to the retirement of Ms. Anderson in February 2023 and Ms. Wilkins following the annual meeting in 2023. In July 2022, the committee discussed with the board its efforts to recruit new directors and reported that it had received eleven resumes for review and conducted interviews with five potential candidates. The committee also discussed whether it was advisable to utilize a search firm to identify candidates with expertise in finance and utilities, but ultimately did not do so. Following the July meeting, three retired utility audit partners were identified through the connections of one of the current directors. Each of these former audit partners was interviewed by the chair of the board, the chair of the nominating and governance committee and the president and CEO.
In November 2022, the committee discussed the biographies of two potential candidates for director in 2023, Thomas A. Eichelberger, formerly an audit partner at Deloitte & Touche LLP, and Roger M. Ervin, a principal at Rosewood Global Advisors, LLC and former President and Chief Executive Officer at Blumont Engineering Solutions, Inc. The chair of the committee noted that board members had already interviewed Mr. Eichelberger on October 31, 2022 and that future interviews were planned with the board for Mr. Ervin. The board, upon recommendation of the nominating and governance committee, nominated Mr. Eichelberger to serve as a class III director of the company effective February 8, 2023 at the February 7, 2023 meeting of the board. He is standing for election along with other class III directors at the annual meeting in 2023. Mr. Ervin was nominated to serve as a class III director of the company of the board on February 7, 2023 following interviews with the board.
If Mr. Eichelberger and Mr. Ervin are elected as a director, only three non-employee directors of our board will be over 70 and will have served on the board for more than 10 years.
What is the role of the board in the nomination process?
In addition to the process discussed above, the board considered the nominating and governance committee’s recommendations on all the nominees, the board then nominated director candidates the board deemed most qualified for election at the 2023 annual meeting, taking into account the background, qualifications and age of each of the other members of the board.
If a vacancy or a newly created board seat occurs between annual meetings, the board is responsible for filling the vacancy or newly created board seat in accordance with our bylaws as described above under the heading, “How are vacancies filled on the board of directors?”
How does the board and each of its committees assess performance?
The nominating and governance committee uses an outside law firm to assist it in conducting an annual performance and needs assessment of the board. Each board member is asked to submit both a subjective and objective assessment of the board as well as suggestions on how to improve board functioning and whether there are any strategic aspects of the company’s business that might merit additional board attention. The results of this assessment are summarized by outside counsel and then distributed to the nominating and governance committee and the board for discussion. Each of the committees also discusses its performance annually.
Who are the members of the nominating and governance committee?
Dr. Bontá is the chair of the nominating and governance committee. Mr. Davis and Mr. Levin are members of this committee. Ms. Holloway is a non-voting ex-officio member of this committee.
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How may a shareholder nominate a person to serve on the board?
You may submit the name of a person for election as a director either by submitting a recommendation to the nominating and governance committee or by directly submitting a name for consideration at a shareholders meeting. In either event, you must submit the name of the nominee in writing to our corporate secretary at our corporate headquarters between February 23, 2024 and March 9, 2024, in order for your nominee to be considered for election as a director at the 2024 annual meeting under the company’s bylaws. If we change the 2024 annual meeting date by more than 30 days from the date of our 2023 annual meeting or the date a special meeting is held, you will have another opportunity to submit nominations. In this case, the corporate secretary must receive your nomination at our corporate headquarters no later than the close of business on the tenth day following the earlier of the date on which we mail you notice of the meeting or we publicly disclose the meeting date.
Under the company’s bylaws, your notice to the corporate secretary must contain:
⯀	all information that the SEC requires us to disclose in our proxy statement about the nominee;
⯀	a consent by the nominee to be named in the proxy statement and to serve as a director if elected;
⯀	the name and address of the record and beneficial owner, if any, of the shares making the nomination; and
⯀	the number of shares held.
If you submit a name for consideration by the nominating and governance committee, we may also ask you to provide other information reasonably related to the recommended individual’s qualifications as a nominee. The person recommended should be able to, upon request and with reasonable advance notice, meet with one or more members of the nominating and governance committee and/or the board of directors to inquire into the nominee’s qualifications and background and otherwise to be interviewed for purposes of the nomination.
Under SEC rules, if you plan to submit a name directly for nomination as a director at a shareholder meeting and intend to solicit at least 67% of our common shares entitled to vote at that meeting, you must notify the company of your intent to do so no later than March 24, 2024 and, comply with all other requirements of the Securities Exchange Act of 1934 in connection with soliciting shareholders to vote for your nominee.
We have made no material changes in 2023 to these procedures for the nomination of directors, but may do so if we amend our bylaws in 2023 to require you to comply with a deadline earlier than March 24, 2024, the deadline set forth under SEC rules. We may also require you to comply with additional procedures.
Have we paid fees to any third party to assist us in evaluating or identifying potential nominees to the board?
We have not paid any fees for assistance in identifying potential candidates to fill a vacancy on the board since our previous annual meeting.
Did we receive any nominations for director from certain large beneficial owners of our common shares?
Since our previous annual meeting, we have not received any nominations from a shareholder or a group of shareholders owning more than 5% of our outstanding common shares.
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AUDIT AND FINANCE COMMITTEE
Who are the members of the audit and finance committee?
Mr. Fielder is the chair of the audit and finance committee. Ms. Anderson, Mr. Davis, and Ms. Wilkins were members of this committee in 2022. Ms. Holloway is a non-voting ex-officio member of this committee. Mr. Eichelberger became a member of the committee in February 2023 upon the retirement of Ms. Anderson from the board.
Does the audit and finance committee have any audit committee financial experts?
The board of directors determined in 2022 that:
⯀	all members of the audit and finance committee were financially literate,
⯀	Ms. Anderson and Ms. Wilkins were “audit committee financial experts,” and
⯀	all members of the audit and finance committee were independent under the standards set forth in Rule 10A-3 of the Securities Exchange Act of 1934 and the rules of the New York Stock Exchange.
Audit and Finance Committee Report
Functions of the Audit and Finance Committee
The audit and finance committee:
⯀	reviews significant public documents containing financial statements provided to shareholders and regulatory agencies and reviews all periodic reports filed with the SEC;
⯀	discusses with the company’s independent registered public accounting firm its plans, if any, to use the work of internal auditors;
⯀
reviews the internal audit function, including its competence and objectivity and proposed audit plans for the coming year, including intended levels of support for and coordination with the external audit process;

⯀	discusses with the internal auditors and the company’s independent registered public accounting firm, the financial statements and the results of the audit;
⯀	discusses significant management judgments and/or accounting estimates used in the preparation of the financial statements;
⯀
discusses with the company’s independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of the audit;

⯀	reviews the qualifications of our independent registered public accounting firm and appoints (and has sole authority to terminate) our independent registered public accounting firm;
⯀	reviews and approves fees charged by our independent registered public accounting firm;
⯀	reviews and evaluates the effectiveness of our process for assessing significant financial risks and the steps management takes to minimize these financial risks;
⯀	reviews and makes recommendations to the board of directors regarding related party transactions;
⯀	reviews accounting and financial human resources;
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⯀
establishes procedures for the receipt, retention and treatment of complaints that the company receives regarding accounting, internal controls or auditing matters and for the confidential anonymous submission by our employees of concerns regarding questionable accounting or auditing matters or related party transactions; and

⯀	oversees the company’s compliance with legal and regulatory requirements that we believe could have a significant impact on its financial statements.
Management has the primary responsibility for our financial statements, internal controls, disclosure controls and the financial reporting process. PricewaterhouseCoopers LLP, our registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report based on its findings. The audit and finance committee is responsible for monitoring and overseeing our financial reporting process. PricewaterhouseCoopers LLP reports directly to the audit and finance committee and, if requested, the board of directors.
Discussions with Independent Auditors
PricewaterhouseCoopers LLP provided to the audit and finance committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit and finance committee concerning independence, and the audit and finance committee discussed with PricewaterhouseCoopers LLP the independent accountant’s independence. The audit and finance committee also reviewed and discussed our audited consolidated financial statements with PricewaterhouseCoopers LLP and matters related to the audit required by the Public Company Accounting Oversight Board, including the firm’s evaluation of our internal control over financial reporting and the overall quality of our financial reporting.
Discussions with Management
The committee reviewed and discussed with management the company’s audited consolidated financial statements for 2022. Management has represented to the audit and finance committee that our internal controls over financial reporting have no material weaknesses and that management prepared the company’s consolidated financial statements in accordance with generally accepted accounting principles.
Recommendation for Inclusion in Form 10-K
Based upon the audit and finance committee’s discussions with management and PricewaterhouseCoopers LLP, the audit and finance committee’s review of the representations of management and the reports and presentations of PricewaterhouseCoopers LLP to the audit and finance committee, the audit and finance committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.
This report is submitted by:
John R. Fielder, Chair
Steven D. Davis, Member
Thomas A. Eichelberger, Member
Janice F. Wilkins, Member
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COMPENSATION COMMITTEE
What are the functions of the compensation committee?
Our compensation committee, which consists entirely of independent directors:
⯀	reviews the performance of our executive officers in January of each year and at the time of the hiring or promotion of an executive officer;
⯀	selects a compensation consultant to assist the committee in evaluating the amount or form of executive and director compensation;
⯀	approves the salary for each executive officer, including the salary of Mr. Sprowls, the president and chief executive officer of the company, for ratification by the independent members of the board;
⯀	makes stock awards for each executive officer and manager pursuant to our equity compensation plans;
⯀	sets performance standards and makes awards under our equity and non-equity compensation plans;
⯀	approves objective and discretionary cash bonuses for executive officers;
⯀	approves the amount of stock awards following the end of the performance period based upon the satisfaction of objective performance criteria;
⯀	reviews and makes recommendations to the board regarding long-term compensation strategies and changes in the executive compensation program and the terms of our employee benefit and pension plans;
⯀	reviews trends in executive compensation and considers changes in accounting principles and tax laws that impact executive compensation;
⯀	makes recommendations to the board regarding the terms of employment and severance arrangements applicable to specific executive officers;
⯀	reviews and makes recommendations to the board regarding the compensation of directors;
⯀
administers the 2016 Stock Incentive Plan, or 2016 plan, for employees, the 2003 Non-Employee Directors Stock Plan, or 2003 directors plan, and the 2013 Non-Employee Directors Stock Plan, or 2013 directors plan, for non-employee directors;

⯀
monitors and oversees human capital management functions and makes recommendations to the board regarding human capital management policies and procedures, including attracting, developing and retaining talent, diversity and inclusion, pay equity, employee safety, performance management, administration and compliance and integrity and culture of the company; and

⯀	reviews and discusses with management the Compensation Discussion & Analysis section of this proxy statement.
The compensation committee has the authority, in its discretion, to hire, retain, terminate and oversee the work of compensation consultants, independent counsel and other advisers to assist the committee in evaluating the amount or form of executive or director compensation. Before retaining any compensation consultant, independent counsel or other such advisers, the compensation committee is required to consider those factors specified in the Dodd-Frank Act and the rules and regulations promulgated by the SEC thereunder and such other factors that the compensation committee deems appropriate that may affect the independence of such consultants, counsel or advisers. Unless otherwise provided by the board, the compensation committee does not have the authority to delegate its authority to a subcommittee.
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What fees have we paid for services provided by our compensation consultant and its affiliates?
The compensation committee engaged Pearl Meyer to prepare a survey of executive and director compensation trends and pay practices of other companies and to make recommendations to the compensation committee regarding the amount and types of compensation to be paid to our executive officers and directors in 2022 (hereafter referred to as the engagement). The aggregate amount of fees paid to Pearl Meyer for the 2022 engagement was $96,549. The compensation committee had the sole authority to appoint Pearl Meyer, to oversee the compensation services provided by Pearl Meyer and to approve the compensation paid to Pearl Meyer for these services.
Is our compensation consultant independent?
The compensation committee believes that the consulting advice that it has received from Pearl Meyer was objective. The committee has assessed the independence of Pearl Meyer pursuant to SEC rules and concluded that no conflicts of interest exist between the company and Pearl Meyer (or any individuals working on the company’s account on behalf of Pearl Meyer). In reaching such determination, the committee considered the following factors, all of which were attested to or affirmed by Pearl Meyer:
⯀	During 2022, Pearl Meyer provided no services to and received no fees from the company other than in connection with the engagement.
⯀	The amount of fees paid or payable by the company to Pearl Meyer for services provided during the 2022 calendar year represented less than 1% of Pearl Meyer’s total revenue for the same period.
⯀	Pearl Meyer has adopted and implemented a policy to prevent conflicts of interest or other independence issues.
⯀
There are no business or personal relationships between any member of the Pearl Meyer team assigned to the engagement and any member of the compensation committee, other than in respect of the engagement, or any work performed by Pearl Meyer for any other company, board of directors or compensation committee for whom such committee member also serves as an independent director.

⯀
There are no business or personal relationships between any member of the Pearl Meyer team assigned to the engagement or Pearl Meyer itself and any executive officer of the company other than in respect of the engagement.

⯀	No individual on the Pearl Meyer team assigned to the engagement maintains any direct individual position in the stock of the company.
Compensation Committee Interlocks and Insider Participation
Mr. Levin is the chair of the compensation committee. Dr. Bontá, and Ms. Hopkins are members of this committee. Ms. Holloway is a non-voting ex-officio member of this committee.
The board has determined that no member of this committee during 2022 has or had a material relationship with the company, either directly or indirectly as a partner, shareholder or officer of an organization that has a material relationship with us or any other relationship with the company that the board of directors determined would affect the independence of that member.
No member of this committee during 2022 is or was a current or former officer or employee of the company or any of its subsidiaries. None of the executive officers of the company is (or has been during the past three years) a member of the board of directors or the compensation committee of any company on which any of our directors serves as an executive officer, director or member of the compensation committee. No compensation committee member during 2022 or any entity in which such member has a 5% or more interest or by whom such member is employed has received any consulting, advisory or other compensatory fees paid by the company or
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any of its subsidiaries, other than fees received by such member for serving on our board of directors, serving on or attending meetings of committees of our board, and acting as a liaison between the board and/or its committees and management on matters specified by the board. We are not aware of any facts or circumstances that would make any member of the compensation committee during 2022 an affiliate of the company.
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GOVERNANCE OF THE COMPANY
Is each of our board and committee members independent?
Based on information solicited from each director, the board has determined that Ms. Anderson, Dr. Bontá, Mr. Davis, Mr. Fielder, Ms. Holloway, Ms. Hopkins, Mr. Levin and Ms. Wilkins do not have a material relationship with us, either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with us and are otherwise independent under the corporate governance standards of the New York Stock Exchange. The board also determined that Mr. Eichelberger and Mr. Ervin satisfy these standards. Mr. Sprowls does not satisfy these standards. We have not adopted any other categorical standards for determining whether a board member is independent. None of our directors in 2022 or Mr. Eichelberger or Mr. Ervin is prohibited from serving on our board of directors by the interlocking director rules of the Federal Energy Regulatory Commission.
The board has also affirmatively determined that all members of the audit and finance committee, nominating and governance committee and compensation committee, including Ms. Holloway, were independent directors under the corporate governance listing standards of the New York Stock Exchange and that all members of the audit and finance committee were independent under the standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934.
No member of the audit and finance committee served on more than three public company boards during 2022.
Do we have any relationships with any executive officers?
No executive officer or Mr. Eichelberger or Mr. Ervin or any of his or her immediate family members had any indebtedness to us or any transactions or proposed transactions with us since January 2022.
What procedures do we use for reviewing and approving transactions between us and our directors and executive officers?
We have adopted a code of conduct and guidelines on significant governance issues, which include policies and procedures regarding relationships between us and our directors and executive officers. Information about how to obtain a copy of the code of conduct and guidelines on significant governance issues is set forth in this proxy statement under the heading, “Obtaining Additional Information from Us.”
Under the company’s guidelines on significant governance issues, directors are expected to make business opportunities relating to the company’s business available to the company before pursuing the opportunity for the director’s own or another’s account. Neither the board nor the audit and finance committee has approved any other guidelines that would permit a director or executive officer to engage in any transactions or actions that would create a conflict of interest. All conflict of interest transactions must be approved by disinterested members of the board and the audit and finance committee in accordance with California law and the rules of the New York Stock Exchange.
Our code of conduct prohibits any director or executive officer from engaging in any transactions or other actions, which create a conflict of interest, except under guidelines approved by the board or the audit and finance committee. A conflict of interest arises if a director or executive officer takes an action or has interests that may make it difficult for the director or executive officer to act objectively or effectively and include:
⯀	causing the company or any of its subsidiaries to employ or retain a family member as an employee or consultant;
⯀	causing the company or any of its subsidiaries to do business with any businesses in which the director, executive officer or any family member stands to gain personally;
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⯀	making investments which may impair the ability of the director or executive to make decisions on behalf of the company;
⯀
taking advantage of business opportunities relating to the company’s business or that are discovered through the use of corporate property, information or position for personal gain, without first offering the opportunity to the company; or

⯀	competing with the company.
Our guidelines on significant governance issues also require each director to disclose to the board any financial or personal interest in any transaction that comes before the board for approval. Each director and executive officer is also required to disclose annually any relationships with the company and to declare that all such relationships during the prior year have been disclosed. Our board did not consider any transactions in which any member of the board or executive officer had an interest in 2022 or any related party transactions subject to disclosure under Auditing Standard No. 2410.
We do not provide loans, loan guarantees or otherwise extend credit, directly or indirectly, to any of our executive officers or directors.
Have any of our directors, executive officers or affiliates been involved in certain legal proceedings during the past ten years?
None of our current executive officers, directors in 2022, nominees for director, or any affiliate or owner of more than 5% of our common shares has been a party adverse to us in any material legal proceeding or been involved in any legal proceedings that the SEC has identified as being material to the evaluation of the ability or integrity of a director or executive officer.
What is our policy regarding attendance by board members at our annual meetings?
We adopted a policy that each director should make every reasonable effort to attend each annual meeting of shareholders. All directors in 2022 were present at our 2022 annual meeting.
What is the process for shareholders and other interested persons to send communications to our board?
You or any interested person may, at any time, communicate in writing with the chair of the board who presides at regularly scheduled board meetings and executive sessions, any particular director or non-management directors as a group, by writing to our corporate secretary at American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773. We will provide copies of written communications received at this address to the relevant director or the non-management directors as a group unless the corporate secretary, in her reasonable judgment, considers the communications to be improper for submission to the intended recipient(s). Examples of communications considered improper for submission include customer complaints, solicitations, ordinary work employee grievances, communications that do not relate directly or indirectly to our business, and communications that relate to improper or irrelevant topics.
What are the requirements for submission of shareholder proposals?
If you want us to include your shareholder proposal in our proxy materials for the 2024 annual meeting, you must submit the proposal to our corporate secretary at American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773. Our corporate secretary must receive your proposal no later than December 7, 2023. Your proposal must also satisfy the other requirements for shareholder proposals set forth in Rule 14a-8 under the Securities Exchange Act of 1934.
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A shareholder making a shareholder proposal should state as clearly as possible the course of action that the shareholder believes we should follow. If we place a shareholder proposal on the proxy card, we will provide, in the form of proxy, the means for other shareholders to specify, by checking a box, as to whether they want to approve, disapprove or abstain from voting on the shareholder proposal.
Under our Bylaws, if you want your shareholder proposal to be considered at the 2024 annual meeting and you have not met the deadline for us to include your shareholder proposal in our proxy materials, you may nevertheless submit your proposal for consideration at the 2024 annual meeting if you comply with the following procedures.
You must deliver or mail your notice to our corporate secretary at American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773 stating that you intend to submit a shareholder proposal at our 2024 annual meeting. Our corporate secretary must receive your notice between February 13, 2024 and March 10, 2024, unless we change our 2024 annual meeting date by more than 30 days from the date of our 2023 annual meeting, in which case, our corporate secretary must receive your notice no later than the close of business on the tenth day following the day on which we mail you notice of the meeting or the date on which we publicly disclose the date of the meeting.
Under SEC rules, if you plan to submit a proposal at the annual meeting and intend to solicit at least 67% of the shares entitled to vote at that meeting, you must notify the company of your intent to do so no later than March 24, 2024 and comply with all other rules of the SEC. The company may amend its Bylaws in 2023 to require notice prior to March 24, 2024, the deadline that is specified under SEC rules. We may also require you to comply with additional procedures.
Your notice to our corporate secretary must include for each matter you propose to bring before the 2024 annual meeting:
⯀	a brief description of the matter you intend to bring before the 2024 annual meeting;
⯀	reasons for bringing such matter before the 2024 annual meeting;
⯀	the name and address of the record and beneficial owner, if any, of the shares making the proposal;
⯀	the number of our common shares you own; and
⯀	any material interest you have in the matter.
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ENVIRONMENTAL STEWARDSHIP AND CORPORATE SOCIAL RESPONSIBILITY
We have a sustainability oversight management team which is responsible for the policies and operational controls of environmental, health, safety and social risks. The nominating and governance committee has oversight responsibilities for our sustainability policies and practices.
Environmental policies and practices
Highlights of some of our environmental policies and practices include:
⯀	California is home to our regulated utilities, GSWC and BVES, and is one of the leading states in the nation in setting environmentally-sensitive policies with which we must comply;
⯀	The company has developed a greenhouse gas emissions reduction target of 60% by 2035, based on 2020 baseline numbers;
⯀
The company held board education on environmental, social and governance trends and the status of the implementation by management of strategic plan initiatives relating to environmental and social matters;

⯀	Our regulated utilities over the past five years have invested $690.7 million in company-funded capital, improving water and electric reliability and reducing water loss throughout our water systems;
⯀	BVES spent more than $20 million of capital expenditures for wildfire mitigation projects in 2020-2022;
⯀
ASUS spent $483.4 million to renew and replace utility infrastructure, and made $638.6 million of upgrades to utility infrastructure on military bases since commencing its first military privatization contract in 2004;

⯀	GSWC has reduced the number of water leaks by nearly 28% over the past three years;
⯀	GSWC heavily promotes conservation through tiered rates for almost all of its customers, education, free conservation kits, customer rebates, and meter installation programs;
⯀	With the help of our incentive programs and the public’s awareness of the need to conserve, since 2007 GSWC customers have used 36.5% less water per customer;
⯀	Drinking water provided by GSWC meets or exceeds state and federal drinking water standards and we follow stringent environmental regulation and testing requirements;
⯀	GSWC participates in efforts to protect groundwater basins from over-use and contamination;
⯀	GSWC has multiple sources of drinking water, with approximately 50% coming from its own groundwater sources;
⯀
GSWC considers the potential impacts of climate change in its water supply portfolio planning and its overall infrastructure replacement plans, including an evaluation of water supplies, water quality and water demand changes;

⯀	The number of kilowatt hours used per customer at BVES is down by 4% since 2007;
⯀	Approximately 38.5% of power for our electric utility business comes from renewable energy sources;
⯀
BVES has entered into an agreement to construct two 10 megawatt substations to serve Snow Summit’s snow-making load which would replace Snow Summit’s aging diesel generating capacity; this project is subject to obtaining a permit from the US Forest Service. If completed, this project would reduce GHG emissions from snow-making operations at Snow Summit;

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⯀
BVES issued an RFP in 2022 for construction of a solar and battery facility to be owned by BVES. This project is subject to acceptance by BVES of a satisfactory proposal for the project, obtaining a permit from San Bernardino County and CPUC approval;

⯀
BVES educates its customers on its energy rebate program, which encourages innovation and conservation and offers bill credits to customers who install solar or wind generating facilities that produce renewable energy in excess of their on-site energy use;

⯀	Approximately 5% of the energy consumed by our electric customers is generated by customer-owned renewable energy sources (solar);
⯀	ASUS utilizes agricultural as the sole sewage sludge disposal method by partnering with local farmers;
⯀
ASUS operates and maintains wastewater treatment facilities that have biological nutrient removal capabilities to reduce/remove high concentrations of nitrogen and phosphorus from the wastewater stream; and

⯀	ASUS is in compliance with the removal rates for all constituents required under its wastewater treatment plant operating permits.
Social responsibility policies and practices
Highlights of our social responsibility policies and practices include:
⯀	Compensation for our leadership team is linked to performance on metrics for customer satisfaction, supplier diversity and employee safety;
⯀
We seek to promote the benefits of diversity in all of our business activities and oppose discrimination of any kind with a formal nondiscrimination policy, as well as a Diversity & Inclusion Policy. Our commitment includes recruiting, hiring, and retaining employees from diverse backgrounds and experiences, creating awareness of diversity issues and benefits, and fostering a supportive environment where inclusivity is expected. Our workforce is currently representative of the U.S. workforce population in terms of ethnic diversity;

⯀	More than one-half of our board members in 2022 were women and the chair of the board is a woman;
⯀
34.2% of our regulated utilities’ expenditures in 2022 were with diverse suppliers, and our regulated utilities have exceeded the CPUC’s targets in total for utilization of suppliers that are women, minority, disabled veteran, and lesbian, gay, bisexual and transgender business enterprises for ten consecutive years of 21.5% through 2021 and 22.0% for 2022;

⯀	70.5% of subcontract work at ASUS was awarded to small businesses in 2022;
⯀	We have adopted Emergency Preparedness and Response Plans that include employee training and exercises, customer communication protocols and strategic cybersecurity and physical security initiatives;
⯀
For the safety of the communities it serves, BVES has adopted a wildfire mitigation plan that meets California statutory requirements for such plans. This plan includes hardening critical electric utility facilities in high wildfire threat areas, increased inspection and maintenance of the transmission and distribution system, enhancing redundancies based on the estimated probability/impact of natural disasters (such as wildfires), installing sectionalizing switches to minimize the impact of public safety power shut-offs and instituting a comprehensive customer communications program in the event of a public safety power shut-off;

⯀
We have comprehensive health and safety plans, policies and training programs to educate employees about workplace hazards and to protect employees from workplace injuries. This program was enhanced in 2020, 2021 and 2022 to cover COVID-19 risks;

American States Water Company	26	2023 Proxy Statement

⯀
We have not made significant job cuts affecting more than 5% of our total workforce for over ten years. In 2022, there were no pay reductions and no changes in our bonus programs. Furthermore, we made no job cuts in 2020, 2021 and 2022 due to COVID-19, and we provided up to an additional 80 hours of sick time for use by employees with any COVID-19 related issues through December 31, 2022;

⯀	We engage with our customers, community leaders and military personnel through various live and online programs, volunteer hours, and charitable contributions; and
⯀	There were no employment-related deaths during the past five years.
American States Water Company	27	2023 Proxy Statement

STOCK OWNERSHIP
Are there any large owners of our common shares?
The following table identifies shareholders who owned more than 5% of our outstanding common shares on March 31, 2023.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(4)
Common Shares	BlackRock Inc. 55 East 52nd Street New York, NY 10055	6,861,839(1)	18.56%
	State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	6,132,858(2)	16.59%
	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,668,822(3)	12.63%
(1) Based on Schedule 13G/A filed with the SEC on January 26, 2023, BlackRock Inc. has sole voting power over 6,789,392 of our common shares and sole dispositive power over 6,861,839 of our common shares.
(2) Based on Schedule 13G/A filed with the SEC on February 9, 2023, State Street Corporation has shared voting power over 3,487,595 of our common shares and shared dispositive power over 3,754,493 of our common shares. In addition, SSGA Funds Management, Inc., a subsidiary of State Street Corporation, has shared voting power over 2,370,991 of our common shares and shared dispositive power over 2,378,365 of our common shares.
(3) Based on Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group, Inc. has shared voting power over 64,504 of our common shares, sole dispositive power over 4,571,021 of our common shares and shared dispositive power over 97,801 of our common shares.
(4) Percent of class is calculated based upon the number of our common shares outstanding on March 31, 2023, plus any shares which a person has the right to acquire on or prior to May 30, 2023.
American States Water Company	28	2023 Proxy Statement

How much stock do directors and executive officers own?
We are providing you information in the table below regarding the number of our common shares beneficially owned by our directors, nominees and executive officers as of March 31, 2023, including common shares which each director and executive officer has a right to acquire on or prior to May 30, 2023.
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Sarah J. Anderson	12,794	*
Diana M. Bontá	12,582	*
Steven D. Davis	1,026	*
Thomas A. Eichelberger	—	*
Roger M. Ervin	—	*
John R. Fielder	13,217	*
Anne M. Holloway	19,659	*
Mary Ann Hopkins	2,082	*
C. James Levin	5,136	*
Janice F. Wilkins	16,739	*
Robert J. Sprowls	158,799	*
Eva G. Tang	44,219	*
Paul J. Rowley	6,142	*
Christopher H. Connor	165	*
Gladys M. Farrow	6,696	*
Directors and Executive Officers as a Group	304,886(1)	0.82%(2)
*  Less than 1%
(1) We have not included in this table common shares relating to dividend equivalents that may be received by our directors and executive officers with respect to dividends declared by the board after March 31, 2023 or restricted stock units which the directors will have a right to acquire on the date of the 2023 annual meeting pursuant to the 2023 directors plan if shareholders approve this plan.
(2) Percent of class is calculated based upon the number of our common shares outstanding on March 31, 2023, plus any shares a person has the right to acquire on or prior to May 30, 2023.
Delinquent Section 16(a) Reports
We have adopted procedures to assist our directors and executive officers in complying with Section 16(a) of the Securities Exchange Act of 1934, including assisting directors and executive officers with preparing and filing statements on Form 3, Form 4 and, if applicable, Form 5. We believe, on the basis of our review of the statements filed by directors and executive officers in 2022, that the following statements on Form 4 were filed late:
⯀
Ms. Farrow, Mr. Hodges, Mr. Kubiak, Mr. Pillai, Mr. Rowley, Mr. Sprowls, and Ms. Tang filed Form 4 three days late with respect to restricted stock units granted to them on February 4, 2022. In addition, Ms. Miller filed Form 4 seventeen days late with respect to restricted stock units granted to her on June 5, 2022.

American States Water Company	29	2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
We provide information on the following pages about each of our directors, including his or her age, years of service as a director of the company, educational background, business experience, service on other boards and community service activities. The process used by the board in nominating directors is a subjective one and is based on the recommendations of the nominating and governance committee, the background, qualifications and age of each of the other members of the board, considered as a group, and the evaluation of the performance of each director based on previous service on the board, board committees and as liaisons between management and the board or a committee or otherwise working on matters specified by the board.
The ages of the directors reported on the following pages are as of March 31, 2023.
What is the experience of each nominee for election as a director?
Our board of directors has nominated three persons as class III directors for a three-year term expiring at the end of our annual meeting of shareholders in 2026 or until their successors are duly elected and qualified.
American States Water Company	30	2023 Proxy Statement

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL” of the nominees listed below.
Independent Director Age: 63 Director Since February 2023 Committee(s): Audit and Finance Key Skills: Accounting, Public Utility Regulation, Industry Knowledge, Leadership	Mr. Thomas A. Eichelberger

Background
Mr. Eichelberger had a career in public accounting for over 37 years, retiring in May 2022 as an Audit Partner at Deloitte & Touche LLP. He served complex companies with a primary focus on serving large utility holding companies with rate-regulated subsidiaries in the electric, gas, and water industries. He also served large non-regulated utility affiliates with significant investments in wind and solar projects. Prior to 2002 when he began his career at Deloitte, he was at Arthur Andersen LLP. He is a Certified Public Accountant in Florida and Georgia, a member of the American Institute of Certified Public Accountants and Georgia Society of Certified Public Accountants.
He is on the Board of Food for Thought Outreach, a local non-profit organization in Santa Rosa Beach, Florida and a former member of the Board of Directors of the Ashford Dunwoody YMCA. He was also active in the Volunteer Income Tax Assistance Program in Atlanta for many years.
He received a Master of Science in Management from Georgia Institute of Technology and a Bachelor of Science from the University of Notre Dame.

American States Water Company	31	2023 Proxy Statement

Independent Director Age: 63 Not A Previous Director Key Skills: Leadership, Government Contracting, Audit and Finance, Information Technology	Mr. Roger M. Ervin

Background
Mr. Ervin joins American States Water with over 35 years of experience leading public and private sector organizations including serving in various director roles. Most recently, he retired after serving as President and Chief Executive Officer of Blumont, Inc. from 2014 to 2020. Blumont provides global engineering and management support services for the US Government, UK Government and the United Nations in more than 20 countries. Prior to serving at Blumont, he was a member of the leadership team at LMI Consulting, a 50+ year old US government contractor that provides operational and infrastructure support to the US Department of Defense, Department of State and US intelligence agencies.
Mr. Ervin served as the Secretary of Revenue for the State of Wisconsin from 2007-2011 during which time he led the restructuring of agency operations, a rewrite of the state’s tax code and positioned the agency for the digital age. He has had additional government experience, including serving in US Department of State, US Department of Commerce and The African Development Bank.
Currently, he serves as a Principal Partner of a small consulting firm, Rosewood Global Advisors, and as an Adjunct Professor at the Robert M. LaFollette School of Public Policy at the University of Wisconsin-Madison. He served previously as an Adjunct Professor at the University of Wisconsin School of Business instructing students on the principles of Strategic Management.
Since 2020, he has been a director and member of the audit committee of Ascendium Education Group, a non-profit and for-profit student loan corporation. He is also a member of the Board of Visitors at the LaFollette School of Public Policy and has served on the audit and finance committees of several other not for profits since 1995.
He has an MBA from the University of Wisconsin-Madison and a Bachelor of Science degree from Tulane University.

American States Water Company	32	2023 Proxy Statement

Independent Director Age: 68 Director Since: 2020 Committee(s): Compensation (Chair), Nominating and Governance, ASUS Key Skills: Legal, Industry Knowledge, Corporate Governance, Acquisitions	Mr. C. James Levin

Background
Mr. Levin has been a corporate lawyer in Los Angeles, California for over 35 years. In June 2019, he retired from Winston & Strawn LLP where he had practiced as a corporate partner and then of counsel since joining the firm in 2010. Prior to joining that firm, Mr. Levin was a corporate partner at O’Melveny & Myers LLP, having joined the firm in 1981 as an associate.
Mr. Levin specialized in corporate law, including securities, corporate governance, and mergers and acquisitions. He served as the chair or co-chair of the mergers and acquisitions group of O’Melveny & Myers LLP for a number of years. He provided legal advice as outside counsel on various corporate matters to American States Water Company and its subsidiaries for a number of years prior to joining the board.
Mr. Levin currently serves on the Board of Trustees and is the chair of the finance committee of the Descanso Gardens Foundation, a non-profit corporation dedicated to the support and operation of this public garden in Southern California.
Mr. Levin has a BA degree from DePauw University, an MBA from Kellogg Graduate School of Management at Northwestern University and a JD from the Northwestern Pritzker School of Law.

American States Water Company	33	2023 Proxy Statement

What is the experience of our other directors?
Our Board has three class I directors with terms expiring at the end of the annual meeting in 2024.

Independent Director
One Public Company Board
Age: 67
Director Since: 2021
Committee(s):
Audit and Finance, and Nominating and Governance
Key Skills:
Leadership,
Accounting/Finance,
Public Utility Regulation,
Industry Experience
Mr. Steven D. Davis

Background
Mr. Davis has over 37 years’ experience in the public utility industry. He most recently served as Corporate Group President, Utilities, of Sempra Energy from January 2017 until March 2018. As Corporate Group President he was responsible for the operations of San Diego Gas & Electric Company (SDG&E), Southern California Gas Company (SoCal Gas) and electric utilities in Chile and Peru. Prior to serving as Corporate Group President, he served as Executive Vice President, External Affairs and Corporate Strategy of Sempra Energy from September 2015 until December 2016. He was President and Chief Operating Officer of SDG&E from 2014 until September 2015 and has also served in various other executive positions at Sempra Energy, SDG&E and SoCal Gas, including serving as Senior Vice President, Chief Financial Officer and External Relations at SDG&E and SoCal Gas, and in other executive positions with responsibilities in the areas of investor and community relations, customer service and distribution operations.
Since 2019, Mr. Davis has been a director of Williams Industrial Services Group, Inc. He previously served as a director of SoCal Gas from November 2015 until March 2018 and as a director of SDG&E from 2011 until March 2018.
Mr. Davis has served on a number of non-profit boards of directors, including the U.S. Chamber of Commerce and Edison Electric Institute from 2015-2018 and the California Chamber of Commerce from 2012-2016. He also served on the Board of Trustees of the Campanile Foundation from 2008-2014.
Mr. Davis graduated from San Diego State University with a Bachelors of Business Administration (Accounting).

American States Water Company	34	2023 Proxy Statement

Independent Director Age: 77 Director Since: 2013 Committee(s): Audit and Finance (Chair), and ASUS Key Skills: Leadership, Public Utility Regulation, Industry Experience, Information Technology	Mr. John R. Fielder

Background
Mr. Fielder has over 40 years of experience in the public utility industry. Prior to his retirement, he was President of Southern California Edison Company from October 2005 until his retirement on December 31, 2010. As President, he was responsible for operations support, customer service, information technology, environmental affairs, state regulatory and public affairs and employee relations. Prior to his position as President, Mr. Fielder held various leadership positions at Southern California Edison Company, including Senior Vice President of Regulatory Affairs for 14 years and Vice President of Information Services.
He has served on a number of not-for-profit boards during his career. He currently serves as the chairman of the Long Beach Memorial Medical Center/Hospital governing board, and previously served on the hospital’s foundation board and investment committee. Since 2006, he has also served as a member of the board of the Rancho Los Cerritos Foundation, which supports a historic property and museum in Long Beach, California, and has served on the finance committee of the Foundation since 2012. He also served a two-year term as chair of the board of the Long Beach Aquarium of the Pacific in 2011 and 2012 and a term as the chair of the audit committee of the Aquarium in 2013 and 2014. In addition, he has served on the board development committee of Long Beach BLAST, a program to connect college students with youth facing adversity. He has also served on various industry association boards during his career.
He has a BA degree from the University of California, Santa Barbara, an MBA from the University of California, Los Angeles, and a law degree from Pepperdine School of Law.

American States Water Company	35	2023 Proxy Statement

Chairman of the Board
of Directors
Independent Director
Age: 70
Director Since: 1998
Committee(s):
Non-voting ex-officio member of all committees
Key Skills:
Leadership,
Finance,
Strategic Planning,
Corporate Governance
Ms. Anne M. Holloway

Background
Ms. Holloway is retired. She was a partner at Navigant Consulting, Inc., a provider of financial and strategic consulting services to Fortune 500 companies, governments and governmental agencies from 1999 to 2000. She served as President of Resolution Credit Services Corp., a subsidiary of Xerox Financial Services, from 1992 to 1999 where she was responsible for, among other things, the successful resolution of financial guarantees on troubled tax-exempt bonds, the restructuring of debt and negotiation with the Resolution Trust Corporation. She also served as Chief Operating Officer of International Insurance Company, another company in the Resolution Group, where she was responsible for operations, human resources and technology. Prior to joining the Resolution Group, Ms. Holloway held various management positions with Shawmut National Corporation, a financial services company.
She currently serves on the board and the finance and audit committee of the Michael J. Fox Foundation for Parkinson’s Research. She served as the chair of the Board of Trustees of Sacred Heart Schools in Atherton, California from 2008 to 2012. After she completed her chair role, she continued to support the school on the site management and development committees until 2013. Until 2018, she had served as co-chair for the nominating and governance committee for City Year San Jose/Silicon Valley, a national organization that works with AmeriCorps volunteers to reduce dropout rates and improve high school proficiency locally in San Jose, California.
She holds a BA degree from Newton College of the Sacred Heart and an MBA from Boston University. She has completed the Harvard Business School Executive Management program. In December 2018, she completed the Distinguished Careers Institute at Stanford University.

American States Water Company	36	2023 Proxy Statement

Our Board has three class II directors with terms expiring at the end of the annual meeting in 2025.
Independent Director Age: 72 Director Since: 2007 Committee(s): Nominating and Governance (Chair), Compensation Key Skills: Leadership, Public Relations, Government, Corporate Governance	Dr. Diana M. Bontá

Background
Dr. Bontá has been the President and Chief Executive Officer of The Bontá Group since June 2013. The Bontá Group provides consulting services in the healthcare area. Previously, Dr. Bontá served as the President and Chief Executive Officer of The California Wellness Foundation, a private independent foundation with a mission to improve the health of people in California. She has also served as the Vice President of Public Affairs of the Kaiser Foundation Health Plan and Hospitals, Southern California Region, where she was responsible for setting the Region’s public policy agenda and providing leadership and oversight of public affairs programs and support for Kaiser Permanente’s external communications and reputation management. Dr. Bontá also served as the first Latina director of the California Department of Health Services. Prior to serving as director of the California Department of Health Services, Dr. Bontá served as director of the Department of Health and Human Services of the City of Long Beach, California.
She has been a trustee of the Annie E. Casey Foundation since 2008. She is also a board member of the New Hope Medical Foundation, and has been a member of the board of directors and of the foundation board of trustees at Children’s Hospital of Los Angeles since 2019. Previously, Dr. Bontá was a board member at the Archstone Foundation from 2009-2021 and had served as the chair of its board of directors and audit committee.
She has served as a commissioner of the City of Los Angeles Board of Fire Commissioners as an appointee of Mayor Antonio Villaraigosa, and as a director/trustee of the Charles R. Drew University of Medicine and Science. She served as a director/trustee on the Department of Health and Human Services Minority Health Committee, as an appointee of both California Governors Gray Davis and Arnold Schwarzenegger to the Board of Trustees of the Health Professions Education Foundation.
She holds doctorate and master’s degrees in public health from the University of California, Los Angeles (UCLA). She has held an appointment as an adjunct professor at UCLA’s School of Public Health since 1999 and is a registered nurse.

American States Water Company	37	2023 Proxy Statement

Independent Director Age: 58 Director Since: 2019 Committee(s): ASUS (Chair) and Compensation Key Skills: Leadership, Engineering, Government Contracting, Strategic Planning	Ms. Mary Ann Hopkins

Background
Ms. Hopkins has over 33 years of progressive experience in engineering and management with an emphasis on infrastructure, water, environmental, defense, security and intelligence markets, including serving the U.S. government. She has served in several leadership positions at Arcadis NV, a global design, engineering and consulting company based in the Netherlands, since 2016. She is currently the Chief Growth Officer and a member of the Arcadis Executive Leadership Team and is responsible globally for Strategy, Sales and Business Development and Marketing and Communications. From 2012 until 2016, she was a Group President of Parsons Corporation, an international engineering, construction, technical and management services firm whose customers include the U.S. government. As Group President, she was responsible for worldwide operations of the Federal Unit of Parsons serving the primary markets of infrastructure, environmental, defense, security and intelligence. Prior to her promotion to Group President, she has served in various other executive and management capacities at Parsons since 1989.
She has been a member of the board of directors and the audit, risk and compliance committee and the finance committee at Blumont since 2016. Blumont provides global engineering and management support services primarily for the US Government, UK Government and the United Nations in more than 20 countries and includes delivering humanitarian assistance, building infrastructure and creating economic opportunities.
She has a BS and a master’s degree in civil engineering from Syracuse University and attended the Advanced Management Program at Duke University. She is a registered Professional Engineer in Virginia.

American States Water Company	38	2023 Proxy Statement

President and Chief Executive Officer Age: 65 Director Since: 2009 Committee(s): ASUS Key Skills: Leadership, Industry Experience, Accounting/Finance, Strategic Planning	Mr. Robert J. Sprowls

Background
Mr. Sprowls is the sole management member of the board of directors and has served as President and Chief Executive Officer of the company since 2009 and Chief Financial Officer (CFO) for more than four years prior to that. He also has served as President and Chief Executive Officer of subsidiaries Golden State Water Company and American States Utility Services, Inc. and its subsidiaries since 2009. Mr. Sprowls has more than 35 years of experience in business strategy, operations management, corporate finance and business problem-solving for regulated utilities, utility holding companies and highly competitive, non-regulated utility affiliates. Prior to joining American States Water Company, Mr. Sprowls spent 21 years at CILCORP Inc., or CILCORP, a public utility holding company whose largest subsidiary, Central Illinois Light Company, served approximately 250,000 electric and gas utility customers. During his tenure with CILCORP, Mr. Sprowls held positions as President, Business Unit Leader – Energy Delivery, CFO and Treasurer of Central Illinois Light Company, CFO of a non-regulated subsidiary of CILCORP, QST Enterprises Inc., and Vice President and Treasurer of CILCORP. Mr. Sprowls left CILCORP and Central Illinois Light Company following the sale of the company to Ameren Corporation in 2003.
He is currently a member of the board of directors of the National Association of Water Companies, a non-profit organization representing private water companies, and has previously served as its President and a member of its Executive Committee. He has served on the board of directors of CILCORP Inc. and Central Illinois Light Company. He has been a member of the Southern California Leadership Council, past chairman and a member of the board of directors of the Illinois Energy Association, a past chairman and a member of the board of directors of Goodwill Industries of Central Illinois and a committee chairman for the Heart of Illinois United Way Campaign.
He holds a BA degree in economics and business administration from Knox College in Illinois and a master’s degree in business administration with a concentration in accounting and finance from Bradley University, also in Illinois. He is a Certified Public Accountant (inactive) and a Certified Management Accountant.

American States Water Company	39	2023 Proxy Statement

Ms. Anderson retired from the board on February 8, 2023.
Independent Director Age: 72 Director Since: 2012 Committee(s): Audit and Finance Key Skills: Accounting, Internal Controls, Corporate Governance, Leadership	Ms. Sarah J. Anderson

Background
Ms. Anderson retired from Ernst & Young LLP in 2008 where she served for 24 years, 21 years of which she served as an advisory services partner. She served many clients, both public and private, across various industries, including utilities, government and service industries. Ms. Anderson served in multiple leadership positions at Ernst & Young LLP, including serving as the managing partner of both the company’s Orange County and Riverside offices.
She previously served on the board of directors from 2012 through 2022 and was the audit committee chair of Reliance Steel & Aluminum Company as well as a member of their nominating and governance committee. She previously served on the board of managers of Kaiser Ventures, LLC as the chair of its audit committee from November 2010 until its liquidation in May 2013.
She is a life director of the Pacific Symphony after serving as an active board member for 15 years. She served as chair of the board of the Pacific Symphony from 2009 to 2013. She previously served on the board of the South Coast Repertory Theater from 2015 - 2022 and had served as vice chair of development for the theater and on its finance committee.
She has been recognized by the Orange County Business Journal as a leading woman in business and has previously been honored with the Athena Award as a Business Woman of Achievement by the YWCA and the Greater Riverside Chambers of Commerce.
She has a BS degree in business administration with a concentration in accounting from Northeastern University. She is a licensed California CPA (inactive) and is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. She also served on the California Board of Accountancy from 2006 until 2013.

American States Water Company	40	2023 Proxy Statement

Ms. Wilkins will be retiring from the board after the 2023 annual meeting. She will continue to serve as a Class III director of the board until her successor is duly elected to the board at the 2023 annual meeting.
Independent Director Age: 78 Director Since: 2011 Committee(s): Audit and Finance, ASUS and ERM Liaison Key Skills: Accounting/Finance, Internal Audit, Corporate Governance, Leadership	Ms. Janice F. Wilkins

Background
Ms. Wilkins retired as Vice President of Finance and the Director of Internal Audit for Intel Corporation in June 2010 where she was responsible for global internal audit, investigations, and ethics and compliance operations staffs. During her 29-year career with Intel, she held various operational and corporate finance controllership, management and executive positions and managed the human resource organization responsible for U.S. compensation and benefits.
She has been a member of the Institute of Internal Auditors and Financial Executives International. She has also been involved in professional organizations such as the Conference Board, the Audit Director Roundtable, the Compliance and Ethics Leadership Council of the Corporate Executive Board, the General Auditors’ Council of Manufacturers’ Alliance and the National Association of Corporate Directors.
She served as a member of the Board of Trustees and the audit committee of Golden Gate University. She also previously served as a member of the Board of Trustees of Sacred Heart Schools in Atherton, California, where she chaired the audit committee from 2008-2013. In addition, she was a member of the Links, Inc., an organization that promotes and engages in educational, civic and inter-cultural activities to enrich the lives of members of the African-American community. She served on the Executive Board and as Treasurer of the Peninsula Bay Chapter of the Links, Inc. Ms. Wilkins was a member of the Board of Trustees of her alma mater, Xavier University, in New Orleans where she chaired the business affairs committee. Ms. Wilkins has also served as a member of the Finance Council of St. Pius Church in Redwood City, California.
In 2001, Ms. Wilkins was recognized by Ebony Magazine as one of the top-ranking African American women in corporate America. In 2004, she was named Outstanding Businesswoman of the Year by the Gamma Nu Chapter of Iota Lambda Sorority, with recognition from the U.S. Senator from California, a California State Senator, and the Mayor of San Francisco.
Ms. Wilkins holds a BS degree in accounting from Xavier University in New Orleans, Louisiana, and an MBA from Golden Gate University in San Francisco, California.

***
American States Water Company	41	2023 Proxy Statement

How did we compensate our directors in 2022?
We paid fees to each of our directors quarterly in cash and made awards of restricted stock units to our directors in 2022 pursuant to the terms of the 2013 directors plan. We also reimbursed each of our directors in 2022 for expenses incurred in the performance of his or her duties as a director.
DIRECTOR(1) COMPENSATION FOR 2022
Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Anne M. Holloway	$225,000	$40,000	$97	$265,097
Sarah J. Anderson	139,378	40,000	773	180,151
Dr. Diana M. Bontá	146,500	40,000	97	186,597
Steven D. Davis	138,907	40,000	97	179,004
John R. Fielder	152,522	40,000	462	192,984
Mary Ann Hopkins	144,637	40,000	97	184,734
C. James Levin	157,500	40,000	97	197,597
Janice F. Wilkins	146,000	40,000	1,157	187,157
(1) Mr. Sprowls, the president and chief executive officer of the company in 2022, was also a director of the company. We did not pay him any additional compensation for his services as a director or member of any committee.
(2) The amounts in this column reflect the aggregate fair value of the awards on the grant date, computed in accordance with FASB’s accounting guidance ASC Topic 718. We provide information regarding the assumptions used in calculation of these amounts in Note 13 to our audited financial statements for the year ended December 31, 2022 in our Annual Report on Form 10-K filed with the SEC. We did not make any other form of stock award to any director in 2022.
(3) We provide our board members and the executive officers of the company and its subsidiaries a blanket accident insurance policy. The policy is intended to provide coverage for traveling on company business or on assignment for the benefit of our company and its subsidiaries. We allocated the premiums paid for blanket accident insurance equally to our board members and executive officers of the company and its subsidiaries. We also compensate our board members for the related cost of travel and meals of their spouses when attending regular board and committee meetings.
Director Fees
We paid fees to non-employee directors of the board in 2022 for services rendered on the following basis, payable in equal quarterly installments:
⯀	to each non-employee director, an annual retainer of $125,000 for service on the board;
⯀	to Ms. Holloway, an additional annual retainer of $100,000 for her services as chair of the board;
⯀
to Ms. Anderson, additional retainers of $8,963 for her services as chair of the audit and finance committee from January 1, 2022 to May 23, 2022 and $5,415 for her services as a member of the audit and finance committee thereafter;

⯀	to Dr. Bontá, additional annual retainers of $14,000 for her services as chair of the nominating and governance committee and $7,500 for her services as a member of the compensation committee;
⯀
to Mr. Davis, additional partial year retainers of $2,967 for his services as a member of the compensation committee from January 1, 2022 to May 23, 2022, and $5,440 for his service as a member of the audit and finance committee from May 24, 2022 to December 31, 2022, and an additional annual retainer of $5,500 for his services as a member of the nominating and governance committee;

American States Water Company	42	2023 Proxy Statement

⯀
to Mr. Fielder, additional retainers of $13,599 for his services as chair of the audit and finance committee from May 24, 2022 to December 31, 2022 and $3,560 for his services as a member of the audit and finance committee prior to his appointment as chair, and additional retainers of $6,132 for his service as chair of the ASUS committee from January 1, 2022 to May 23, 2022 and $4,231 as a member of ASUS committee thereafter;

⯀
to Ms. Hopkins, additional retainers of $9,368 for her services as chair of ASUS committee from May 24, 2022 to December 31, 2022 and $2,769 for her services as a member of the ASUS committee prior to her appointment as chair, and an additional annual retainer of $7,500 for her services as a member of the compensation committee;

⯀
to Mr. Levin, additional annual retainers of $20,000 for his services as chair of the compensation committee, $5,500 for his services as a member of the nominating and governance committee and $7,000 for his services as a member of ASUS committee; and

⯀
to Ms. Wilkins, additional annual retainers of $9,000 for her services as a member of the audit and finance committee, $7,000 for her services as a member of the ASUS committee and $5,000 for serving as the ERM liaison.

Stock Awards
We granted restricted stock units to each non-employee director on the date of the annual meeting in 2022 for services rendered as a director in an amount equal to an amount established by the board prior to the annual meeting divided by the closing price of our common shares on the trading day immediately preceding the date of the annual meeting as shown on The Wall Street Journal website (www.wsj.com).
Restricted stock units granted vested 90 days after the grant date. Until vested, each non-employee director received restricted stock units on the dividend record date in an amount equal to the cash dividends payable on this date on a number of shares equal to the aggregate number of restricted stock units credited to each non-employee director’s restricted stock unit account divided by the closing price of our common shares on the dividend payment date, as shown on The Wall Street Journal website (www.wsj.com), which we refer to as dividend equivalents.
Each non-employee director who received an award of restricted stock units in 2003 through 2008 in the form of retirement stock units was also credited in 2022 with restricted stock units on each dividend record date in an amount equal to the cash dividends payable on this date on a number of shares equal to the aggregate number of undistributed restricted stock units credited to each non-employee director’s restricted stock unit account divided by the closing price of our common shares on the dividend record date, as shown on The Wall Street Journal website (www.wsj.com). Dr. Bontá and Ms. Holloway are the only current directors who have received awards of retirement stock units.
Other Compensation Plans for Directors
We have no incentive compensation, deferred compensation or pension plans for non-employee directors.
What are our stock ownership guidelines for directors?
Requirement	Restrictions
3X Annual Retainer	No Sale Until Guidelines Met
American States Water Company	43	2023 Proxy Statement

Under our director stock ownership guidelines, we have requested each non-employee member of our board to accumulate and hold common shares of the company, restricted stock units or other equity equivalents (other than stock options) granted by the company equal in value to at least three times his or her annual retainer for board service. Non-employee directors are also prohibited from selling or transferring common shares acquired by vesting of restricted stock units until he or she satisfies these requirements. The nominating and governance committee may suspend or adjust these guidelines if the nominating and governance committee determines that the guidelines are unduly burdensome by reason of personal circumstances affecting a director, are unduly affected by temporary declines in the price of our common shares or there has been a recent change in the compensation of directors. We have not exempted any of our directors from compliance with these guidelines. We consider these guidelines to have been satisfied once the minimum ownership requirements have been satisfied regardless of subsequent changes in the market value of our common shares. Each member of our board in 2022, other than Mr. Davis and Ms. Hopkins, owns common shares, restricted stock units or other equity equivalents granted by the company at least equal in value to three times his or her annual retainer. As a result, neither can sell any of our common shares acquired upon vesting of restricted stock units until they meet this threshold. Ms. Hopkins was elected to the board at the 2019 annual meeting and Mr. Davis was elected to the board in 2021.
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EXECUTIVE OFFICERS
What has been the business experience of our executive officers during the past five years?
We have set forth the principal occupation of each of our executive officers in the following table. Unless otherwise specified, the principal position of the executive officer is with American States Water Company. Mr. Sprowls, Ms. Tang and Ms. Farrow are also officers of each of our direct and indirect subsidiaries, other than Bear Valley Electric Service, Inc. The age of each executive officer is current as of March 31, 2023.
EXECUTIVE EXPERIENCE TABLE
Name	Principal Occupation and Experience	Age	Held Current Position Since
Robert J. Sprowls	President and Chief Executive Officer	65	January 2009
Eva G. Tang	Senior Vice President – Finance, Chief Financial Officer, Corporate Secretary and Treasurer(1)	67	November 2008
Paul J. Rowley	Senior Vice President – Regulated Water Utility of Golden State Water Company; Vice President – Water Operations of Golden State Water Company from January 2016 until November 2021	58	December 2021
Christopher H. Connor	Senior Vice President of American States Utility Services, Inc. and its subsidiaries; Vice President at Jacobs Engineering Group Inc. from 2016 until February 2022	52	February 2022
Gladys M. Farrow	Vice President – Finance, Treasurer and Assistant Secretary of Golden State Water Company and Treasurer and Assistant Secretary of American States Utility Services, Inc. and its subsidiaries(2)	58	November 2008
Patrick M. Kubiak	Vice President – Asset Management of Golden State Water Company; Field Technology Services Manager of Golden State Water Company from August 2018 until March 2021; Associate Director of Navigant Consulting, Inc. from 2014 until 2018	39	April 2021
Susan P. Miller	Vice President of American Sates Utility Services, Inc. and its subsidiaries; Director of Operations at American States Utility Services, Inc. and its subsidiaries from January 1, 2018 through May 2022, Utility Manager at American States Utility Services, Inc. and its subsidiaries from January 1, 2016 through December 31, 2017	55	June 2022
Jon G. Pierotti	Vice President – Regulatory Affairs of Golden State Water Company; Regulatory Affairs Manager of Golden State Water Company from June 2016 until March 2022	39	March 2022
Sunil K. Pillai	Vice President – Environmental Quality of Golden State Water Company; Water Quality Manager of Golden State Water Company from October 2015 until February 2020	54	February 2020
David R. Schickling	Vice President – Operations of Golden State Water Company; General Manager of Golden State Water Company from August 2019 until June 2022; Director of Public Works at the City of Whittier from March 2016 until April 2019	65	July 2022
(1) Ms. Tang is not the Treasurer at any of the subsidiaries of American States Water Company.
(2) Ms. Farrow also serves as Assistant Secretary of American States Water Company.
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Compensation Discussion and Analysis
In this section, we describe the philosophy and objectives of our executive compensation programs, explain the compensation decision-making process, summarize the individual components of total compensation for our named executive officers and provide you with our assessment of our compensation program in 2022. We provide more detailed information regarding the compensation paid to our named executive officers during the past three years in the tables following this section and in the narrative discussion after each of these tables. For 2022, our named executive officers and their positions included:
⯀	Robert J. Sprowls, President and Chief Executive Officer;
⯀	Eva G. Tang, Senior Vice President – Finance, Chief Financial Officer, Corporate Secretary and Treasurer;
⯀	Paul J. Rowley, Senior Vice President – Regulated Water Utility of Golden State Water Company;
⯀	Christopher H. Connor, Senior Vice President – American States Utility Services, Inc., and
⯀	Gladys M. Farrow, Vice President – Finance, Treasurer and Assistant Secretary of Golden State Water Company.
We also provide information comparing our performance to our peer group. You can find information about the composition of our peer group in this section under the heading “Compensation Committee Process.” The compensation committee made its decisions regarding compensation of our named executive officers in 2022 based, in part, on this peer group information. We have compared our financial performance during the past three and five years to members of our peer group.
Financial Highlights
The company’s recorded consolidated diluted earnings in 2022 of $2.11 per share (GAAP measure) was adversely affected by the impact of a delay in receiving a final decision from the CPUC on determining GSWC’s rates for the years 2022 - 2024 (the Delay), which would have increased 2022’s consolidated diluted earnings by approximately $0.38 per share based on the settlement agreement reached by GSWC with the Public Advocates Office at the CPUC in November 2021. The company will retroactively record rates for the full year 2022 when the CPUC decides the general rate case. Furthermore, included in the 2022 results were significant losses of $5.2 million, or approximately $0.10 per share on investments held to fund one of the company's retirement plans due to financial market conditions. If GSWC had timely received a decision on its general rate case based on the settlement agreement and excluding the investment losses, the company would have achieved an adjusted diluted earnings of $2.59 per share (non-GAAP measure). For the 10-year period ended December 31, 2022, the company achieved a compound annual growth rate (CAGR) of 4.1% in its recorded consolidated diluted earnings per share or a CAGR of 6.3% as adjusted for the Delay and the investment losses. It also achieved a 9.2% CAGR in dividends during the 10-year period.
Over the past five years, we also achieved a:
⯀
2.3% CAGR in consolidated diluted earnings per share, or 8.2% as adjusted if there had been no Delay and no investment losses in 2022, and adjusted for a one-time gain on the sale of assets in 2017 totaling $8.3 million or $0.13 per share;

⯀	8.9% CAGR in dividends, and
⯀	7.7% CAGR in net utility plant at the regulated utilities (invested $690.7 million in company-funded capital expenditures).
Additional facts regarding the company’s financial performance can be found under the heading “Financial Reports” on the company’s website at www.aswater.com.
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The following table compares our cumulative total shareholder return, including reinvested dividends, for the five years ended December 31, 2022 to the cumulative total shareholder return, including reinvested dividends, for the same period of the S&P 500 and the members of our 2022 peer group.

5 Yr Cumulative Total Shareholder Return
100%
75%
50%
25%
0%
AWR
S&P 500
2022 Peer Group

Copyright© S&P Capital IQ, a division of The McGraw-Hills Companies Inc. All rights reserved.
Approach to Compensation
The compensation committee desires to implement the company’s executive compensation program in a manner that will enable the company to:
⯀	attract, retain and motivate talented and experienced executives;
⯀	provide fair, equitable and reasonable compensation to each executive officer;
⯀	reward job performance; and
⯀	further align the interests of our executive officers with those of our shareholders and customers.
We also link compensation for our executives to performance on metrics for customer satisfaction, supplier diversity, employee safety and capital investment for reliability and water quality.
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Executive Compensation Practices at a Glance
WHAT WE DO	WHAT WE DO NOT DO

✔ Pay for Performance Absolute and Relative: We link pay to performance and shareholder and customer interests by weighting a portion of total direct compensation to the achievement of a balanced mix of performance metrics, both internal and relative to our peers, established in advance by the compensation committee
✘ No Employment Agreements: We do not have employment agreements with any of our executive officers

✔ Generally, at least 50% of Long-Term Equity Awards Are Performance-Based: At least 75% of long-term equity awards to the CEO have been in the form of performance shares tied to three-year performance objectives. Generally, at least 50% of long-term equity awards to executive officers are in the form of performance shares tied to three-year performance objectives

✘ No “Single Trigger” Cash Severance Payments, Equity Awards or Tax Gross Ups: We do not have “single trigger” cash severance payments or equity awards paid solely because of the occurrence of a change of control event and do not provide tax gross ups

✔ Thoughtful Peer Group Analysis: The compensation committee reviews external market data when making compensation decisions and annually reviews our peer group with our independent compensation consultant
✘ No Hedging in Company Securities: We have a policy prohibiting executives and directors from engaging in any hedging transaction with respect to company equity securities
✔ Compensation Risk Assessment: The compensation committee conducts an annual assessment of whether the company’s executive or broad-based compensation programs encourage excessive risk taking
✘ No Pledging Company Securities: We have a policy generally prohibiting pledges of company securities by our executives and directors unless the nominating and governance committee approves in advance. No officer or director has pledged shares since the policy was implemented

✔ Stock Ownership Guidelines: Executives are subject to stock ownership guidelines equal to a multiple of their annual base salaries (3x for the CEO, 1.5x for senior vice presidents and 1x for vice presidents); directors are also subject to stock ownership guidelines and restrictions on sales of common shares until they own stock equal to 3x their annual cash retainer
✘ No Repricing, Repurchasing or Discounting of Options: We do not reprice or repurchase underwater awards and we do not grant options at a discount to fair market value on the date of grant

✔ ”Clawback” Policy: Our clawback policy provides for the recoupment of cash and stock incentive compensation from an executive officer if, as a result of a financial restatement, the compensation committee determines that the company would have paid the executive officer less than he or she was paid prior to the restatement
✘ No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses or uncapped incentives under our annual cash incentive plan
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2022 Pay Mix
The principal elements of our compensation program include a base salary, annual cash incentives (a portion of which is based on achieving financial, operational and customer service objectives during the year), and annual equity grants (a portion of which is based on achieving financial and operational performance objectives during a three-year performance period). We refer to the combination of these elements of compensation as total direct compensation.
The compensation committee set the target percentages presented in the charts below for each component of total direct compensation in 2022 based on 26 pay periods, assuming that each named executive officer would earn the aggregate target during the year in annual cash incentives and at the target level following the end of the three-year performance period for the performance stock awards. As these charts show, approximately 72% and 39% of target total direct compensation (salary, bonus and equity) is variable (or at-risk) for our CEO and other named executive officers (NEO), respectively.

In determining the target percentages for each component of total direct compensation, the compensation committee considered the practices of our 2022 peer group, how well the company’s pay levels are aligned with performance compared to the company’s 2022 peer group, the views and practices of the CPUC in setting rates, the practices of the two water utilities regulated by the CPUC that are members of our 2022 peer group, the preference of proxy advisory firms for significant portions of total direct compensation to consist of variable pay based on the satisfaction of objective performance targets and the prior year’s performance of the executive officer. The compensation committee also believes that it is generally important for more of the compensation of the chief executive officer to be dependent on performance than that of the other executive officers.
The mix of total direct compensation awarded in 2022 which will be received by a named executive officer (which does not include the actuarial calculation of the change in pension value or other compensation shown in the Summary Compensation Table) may be different from the target mix depending upon a variety of factors, the value of some of which cannot yet be determined. The factors affecting actual total direct compensation awarded in 2022 that have not yet been determined include:
⯀
the company’s financial and operational performance for the three-year performance period with respect to the performance measures set forth in the executive’s applicable performance stock award agreement for this period;

⯀
the value of the company’s common shares upon the vesting of time vested restricted stock units awarded to the executive in 2022 and the value of dividend equivalent rights on dividends paid after 2022 on these restricted stock units (no restricted stock units awarded to an executive in 2022 vested in 2022); and

⯀
the value of the company’s common shares following the determination of the number of common shares to be received by a named executive officer based upon satisfaction of the objective performance criteria set forth in the performance stock award agreements for the three-year performance period and the time vesting of these awards, together with the value of any dividend equivalent rights thereon.

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Alignment of CEO Pay with Performance
During the review of our overall executive compensation program in January 2022 and January 2023, our consultant (Pearl Meyer) reviewed the relationship between realizable total direct compensation of our CEO and our performance for the three, three-year periods ended December 31, 2020, December 31, 2021 and December 31, 2022. These reviews were conducted to assist the compensation committee in understanding the degree of alignment between realizable total direct compensation delivered to the CEO during these three-year periods and our performance relative to our peer group. For purposes of this review, company performance is defined as total shareholder return (including reinvested dividends) over the respective three-year period. For the three-year period ended December 31, 2021, total direct peer group realizable compensation is defined as the sum of:
⯀	Actual base salaries paid over the three-year period ended December 31, 2021;
⯀	Actual short-term cash incentives (bonuses) earned over the three-year period ended December 31, 2021;
⯀	Cumulative “in-the-money” value as of December 31, 2021 of any stock options granted over the prior three-year period;
⯀
Cumulative value as of December 31, 2021 of any restricted shares or restricted stock units granted over the prior three-year period and payouts of performance shares made for completed performance periods; and

⯀	The value as of December 31, 2021 of any performance shares at target for any incomplete performance periods.
As a second comparison, we also reviewed our CEO’s pay for performance using realizable pay from January 1, 2020 to December 31, 2022 compared to total shareholder return (including reinvested dividends) over the same period. Peer company pay is based on 2020 and 2021 actual pay with an estimate of 2022 pay equal to 2021 since 2022 pay information for most of our peers was not available at the time of this analysis.
For all performance periods, the company’s performance has been equal to or greater than its relative CEO pay rank for the peer group. We believe that this indicates an efficient compensation plan design relative to performance achieved.
Performance Period(1)	Total Shareholder Return Relative Rank		Pay Relative Rank (CEO)
2018–2020	91st	Percentile	73rd Percentile
2019–2021	82nd	Percentile	64th Percentile
2020–2022	55th	Percentile	55th Percentile
(1) 2019-2021 and 2020-2022 performance periods are compared to the current peer group. 2018-2020 performance period is compared to our 2022 peer group comprised of Allete, Inc., California Water Service Group, Chesapeake Utilities Corporation, Essential Utilities, Inc., MGE Energy, Inc., Northwest Natural Holding Company, Northwestern Corporation, Otter Tail Corporation, SJW Group, South Jersey Industries, Inc., and Unitil Corporation.
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The following chart further illustrates the pay for performance analysis of our CEO using realizable pay relative to each member of our current peer group over the two pay periods, 2019-2021 and 2020-2022.

100%
LOW PAY
HIGH PERFORMANCE
AWR
1:1 ALIGNMENT
AWR
50%
1:1 ALIGNMENT
HIGH PAY
LOW PERFORMANCE
0%
0%
50%
100%
Relative 3-Year Total Shareholder Return
CEO - Relative 3-Year Realizable Pay

Blue ring represents a pay period for AWR from 2019-2021 and Total Shareholder Return from 1/1/2019 to 12/31/2021.

Green ring represents a pay period for AWR from 2020-2022 and Total Shareholder Return from 1/1/2020 to 12/31/2022.

Data points in chart for Current Peers represents a pay period from 2019-2021 and Total Shareholder Return from 1/1/2019 to 12/31/2021.

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Compensation Committee Process
The compensation committee annually reviews our executive compensation program in order to assess whether the program continues to meet the objectives of the program. The compensation committee typically engages a compensation consultant to assist the committee.
The compensation committee engaged Pearl Meyer in August 2011 as a compensation consultant to the committee. After a consideration of the merits of engaging a new compensation consultant compared to the benefits of retaining Pearl Meyer and an independence assessment of Pearl Meyer, the committee decided to extend the engagement of Pearl Meyer for 2022. In conducting its independence assessment, the compensation committee concluded that no conflicts of interest existed between the company and Pearl Meyer (or any individuals working on the company’s account on behalf of Pearl Meyer). We provide additional information regarding this assessment under the heading “Compensation Committee - Is our compensation consultant independent?”
The compensation committee considers compensation information from a selected group of companies by first reviewing the performance of our executive compensation program in the prior year and then determining executive compensation for the current year. As part of the process of selecting a peer group, Pearl Meyer identifies and selects a peer group of companies with input from management. The final peer group in each year is then approved by the compensation committee.
Our current peer group is presented below:
ALLETE, Inc.	Northwest Natural Holding Company
Avista Corporation	Northwestern Corporation
California Water Service Group	Otter Tail Corporation
Chesapeake Utilities Corporation	SJW Group
Essential Utilities, Inc.	South Jersey Industries, Inc.
MGE Energy, Inc.
Owing to the limited number of similarly sized water utilities (with annual revenues between $100 million and $2.25 billion), a group of companies was selected as our current peer group based on similarity in industry (water, gas and electric utilities) and size. Avista Corporation was added to our current peer group and Unitil Corporation was excluded from our current peer group so that the market capitalization of the company would be closer to the 50th percentile of the peer group of companies. The peer group of companies used in determining executive compensation in 2021 and 2022 included Unitil, but did not include Avista Corporation.
Three members of the current peer group are principally in the water industry, two of which are also regulated by the CPUC, the regulator of the company’s principal subsidiary. The compensation committee often gives greater weight to the practices of the two CPUC-regulated companies since the company competes with these companies for executive talent and is subject to similar regulatory oversight. In addition, the compensation committee believes that the financial and operational performance of these companies and the compensation programs of these companies are particularly relevant since the ability of these companies to earn their authorized rate of return and to obtain rate adjustments for changes in employee compensation are also affected to some extent by the rules, regulations and practices of the CPUC. These companies are, to some extent, also affected by the same weather, climate and economic conditions as the company. The other companies in our current peer group are utilities or utility holding companies.
The compensation committee considered the competitive assessment of the company’s executive compensation program provided by Pearl Meyer in January 2022 based on information derived by Pearl Meyer from the peer group and Towers Watson-2021 Top Management Compensation Survey (all industries) and two confidential/proprietary general industry surveys. The survey information was summary in nature, did not identify
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any particular company and did not contain any information regarding the compensation program of any particular company. Accordingly, the compensation committee did not consider the compensation practice of any company, other than the compensation practices of members of our 2022 peer group in January 2022, in designing any of the company’s compensation plans.
Pearl Meyer noted in the competitive assessment provided to the compensation committee that, in the aggregate, actual total direct compensation of the executive officers of the company was below the 50th percentile. Target total direct compensation was set between the 25th and 50th percentile. All the members of the company’s peer group used a mix of financial and non-financial goals in determining both short-term incentive and long-term incentive compensation of executives. Nine of the members of the company’s 2022 peer group also used both performance-based and time-based vehicles in granting stock awards, although the company’s CEO long-term incentive compensation is slightly more weighted towards performance-based compensation than its peers. The other two peers used performance-based long-term incentive awards exclusively.
In addition to the information provided by Pearl Meyer, the compensation committee considered:
⯀	the chief executive officer’s subjective assessment of the company’s performance and the performance of individual executive officers;
⯀	the recommendations of the chief executive officer for adjustments in the base salary and incentive compensation of other executive officers;
⯀	a subjective assessment by individual directors of the company’s performance and the performance of the chief executive officer and other members of the management team;
⯀	a subjective assessment of whether the company’s compensation program properly incents management;
⯀	objective measures of the company’s financial, operational and customer service performance established in the company’s short-term incentive program;
⯀	objective measures of the company’s financial performance used in establishing performance criteria for performance stock awards under the company’s employee stock plan;
⯀	the views of proxy advisory firms; and
⯀	the views of the CPUC regarding the company’s compensation programs or practices, to the extent known.
Risk Consideration
The compensation committee has conducted a review of the company’s incentive compensation programs, the safeguards in place to prevent fraud by management in manipulating the company’s compensation programs and the potential risks associated with certain scenarios assuming management misreported the company’s performance for the purposes of inflating results under the company’s incentive compensation plans. The compensation committee has also considered whether the company’s overall compensation program encourages unnecessary or excessive risk taking and has concluded that it does not.
Pay Mix
Base salaries, which constitute the largest component of total direct compensation for all employees of the company, other than the CEO, are fixed in amount and thus should not encourage excessive risk taking.
Balanced Performance Measures
The compensation committee considers a variety of factors in awarding additional cash compensation based on the performance of its executive officers, including factors based on earnings performance, customer satisfaction, employee safety, supplier diversity, improvements in operations and internal controls. The
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committee believes that, because of this mix of factors, the company’s short-term cash incentive program appropriately balances risk and the committee’s desire to compensate executives for accomplishments that are important to the company’s customers and shareholders.
The compensation committee also makes awards of restricted stock units and performance stock to executive officers. Restricted stock units and performance stock awards granted vest at the rate of 33% in the first year, 33% in the second year and 34% in the third year and, with respect to performance stock awards, provide for determination of whether the performance criteria have been satisfied after the end of a three-year performance period, subject to limited exceptions. In addition, we may not repurchase any options granted to any executive officer or manager or reprice any options awarded to any executive officer or manager. The compensation committee believes that these features of our equity plans further discourage excessive risk taking by executives. In addition, the vesting schedule serves as a retention vehicle for executive officers and managers.
Recoupment Policy
In order to mitigate risks that may be associated with performance-based compensation, the compensation committee maintains a clawback policy to recoup cash and equity performance-based compensation payments if:
⯀
we calculated the amount of the compensation based on achieving financial results that were subsequently subject to an accounting restatement due to material noncompliance with a financial reporting requirement under the securities laws,

⯀	we identified the need for the accounting restatement within three years after the date of the filing of financial results that were subsequently restated, and
⯀	we would have paid a lesser amount to the executive officer based on the restated financial results.
All awards made to executives under our 2016 plan and all awards made under our short-term cash incentive plan are subject to this policy and any rights to repayment that the company may have under Section 304 of the Sarbanes-Oxley Act of 2002 and other applicable laws.
In February 2023, the New York Stock Exchange approved new rules regarding the recoupment of performance-based compensation in the event that a company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirements under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. These rules become effective 60 days after the SEC approves the new rules. We intend to revise our recoupment policy to comply with these rules prior to the effective date.
Anti-Hedging Policy; Anti-Pledging Policy
We adopted a policy that prohibits hedging or monetization transactions, such as prepaid variable contracts, equity swaps, collars and exchange funds that allow an officer or director to lock in much of the value of his or her holdings of our common shares, often in exchange for all or part of the potential for the upside appreciation in our common shares. We have also adopted a policy that prohibits our officers or directors from holding our common shares in a margin account and, absent a waiver by the nominating and governance committee, the pledging of our common shares as collateral for a loan by our officers and directors. The nominating and governance committee may only grant a waiver of our anti-pledging policy if the officer or director desires to pledge our common shares as collateral for a loan and has established, to the satisfaction of the nominating and governance committee, that the officer or director is able to repay the loan without resorting to the pledged securities. Each of our officers, directors and nominees has represented to us that he or she has not purchased any financial instrument designed to hedge or offset any decrease in the market value of any company common
American States Water Company	54	2023 Proxy Statement

shares held, directly or indirectly, by such officer, director or nominee, held any of our securities in a margin account or pledged any of our common shares as collateral for a loan since the adoption of this policy. We have not adopted any policy prohibiting hedging or pledging by any employee who is not an officer.
In addition to establishing and reviewing our compensation program, the compensation committee also examines the pay practices and policies relating to all employees of the company. Based on this examination, the compensation committee has concluded that our pay practices and policies do not appear to involve risks that could have a material adverse effect on us.
Elements of Executive Compensation
Our compensation program consists of base salary, short-term cash incentives, stock awards, retirement benefits, severance arrangements and welfare and other benefits and perquisites. We discuss each of these elements in more detail on the next page. The compensation committee considers each of these elements independently before assessing whether its overall compensation program is competitive with that of our peer group and other companies with which the company competes for executive talent.
Base Salary
We pay a base salary to enable us to attract and retain talented executive officers and to provide a fixed base of compensation commensurate with the individual responsibilities, performance and experience of each of our executives.
The compensation committee considered the following factors in setting the base salaries of individual named executive officers in 2022:
⯀	the competitiveness of the compensation of each named executive officer compared to executive officers of our 2022 peer group in comparable positions,
⯀	the desire to compensate named executive officers in comparable positions in a similar manner,
⯀	a subjective assessment of each named executive’s performance during 2021 including his or her performance in the areas of our business over which he or she had individual responsibility, and
⯀	a review of the company’s financial performance and management’s accomplishments during 2021.
After consideration of the factors described above, the compensation committee increased the base salary of Mr. Sprowls by 4.7% and the base salary of Ms. Tang and Ms. Farrow by 6.0%. The base salary of Mr. Rowley remained the same as he was promoted in December 2021. Mr. Connor was hired in February of 2022.
Short-Term Cash Incentives
We granted short-term cash performance incentive awards to motivate named executives to maximize our performance from a financial, operations and customer service perspective. We believe that the performance incentives set forth in our annual short-term cash incentive program will encourage achievement of our objectives. Our customers and shareholders benefit if we achieve our customer service objectives. Our customers and shareholders also benefit if we can attract capital at a lower cost as a result of improved financial performance.
In March 2022, the compensation committee approved a short-term cash incentive program, which gave each named executive officer the opportunity to receive:
⯀	80% of each executive’s target incentive based on achieving objective performance criteria in 2022, and
⯀	20% of each executive’s target incentive based on a subjective assessment by the compensation committee of the executive officer’s performance in 2022 following the end of the year.
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Under this program, the compensation committee approves specific performance metrics for each named executive officer for the objective cash incentive depending on his or her responsibilities within the company, established minimums, targets and maximums for each objective, and weights each executive’s goals so that target achievement of all performance metrics will result in target cash incentive payout for the year for the objective portion of the award. The compensation committee may, in its discretion, reduce an award below the level earned for each of the criteria or upon the failure to satisfy other objective criteria, but may not in any event, increase the amount of the bonus above the level specified for that criteria. The target cash incentive as a percentage of base salary was 100%, 35.90%, 35.90%, 37.85% and 29.90% for Mr. Sprowls, Ms. Tang, Mr. Rowley, Mr. Connor and Ms. Farrow, respectively.
Information regarding the performance goals for 2022 applicable to our named executive officers and actual performance are set forth in the table below along with the level of achievement in 2022. Compliance with performance goals is determined by the compensation committee in accordance with the terms of the short-term performance incentive program and adjustments were made to the Budget and performance goals, as applicable, on the basis of generally accepted accounting principles or other objective performance measures. The performance goals differ depending upon whether an executive officer is an administrative officer, a GSWC operations officer or an ASUS officer. Mr. Sprowls, Ms. Tang and Ms. Farrow are GSWC administrative and general officers, Mr. Rowley is a GSWC operations officer and Mr. Connor is an ASUS officer.
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PERFORMANCE GOALS
PAYOUT PERCENTAGES FOR GSWC ADMINISTRATIVE AND GENERAL OFFICERS
Performance Measure	Performance Target	Actual Performance	Target Payout Percentage	Actual Payout Percentage
Adjusted EPS – AWR Consolidated(1)	100% of Budget	Between Target and Maximum 103.2% of Adjusted Budget	20.0%	22.4%
Adjusted EPS – Regulated Utilities (RU)(2)	100% of Budget	Between Target and Maximum 105.9% of Adjusted Budget	20.0%	22.9%
Adjusted EPS – ASUS(2)	100% of Budget	Between Target and Maximum 102.2% of Adjusted Budget	10.0%	10.4%
Capital Expenditures – RU(3)	≥ $135 million	At Maximum $167.5 million	10.0%	15.0%
Customer Complaints – Regulated Water Utility (RWU)	≤ 0.065%	Between Target and Maximum 0.062%	5.0%	5.2%
Supplier Diversity – RU	≥ 28.5%	At Maximum 34.2%	5.0%	7.0%
SOX Deficiencies – RU(4)	No MW, No SD and No more than 1 CD	At Maximum No MW, No SD and No CD	5.0%	6.0%
SOX Deficiencies – ASUS(4)	No MW, No SD and No CD	At Target	5.0%	5.0%
Objective Bonus Total		Above Target	80.0%	93.9%
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PAYOUT PERCENTAGES FOR GSWC OPERATIONS OFFICERS
Performance Measure	Performance Target	Actual Performance	Target Payout Percentage	Actual Payout Percentage
Adjusted EPS – RWU(2)	100% of Budget	Between Target and Maximum 104.7%	40.0%	44.7%
Capital Expenditures – RWU(3)	≥$125 million	At Maximum $149.9 million	16.0%	24.0%
Customer Complaints – RWU	≤ 0.065%	Between Target and Maximum 0.062%	6.0%	6.2%
Supplier Diversity – RWU	≥ 28.0%	At Maximum 33.7%	6.0%	8.0%
Safety - Recordable Work Incidents – RWU	12	Did Not Meet Threshold 18	6.0%	0.0%
SOX Deficiencies – RU(4)	No MW, No SD & No more than 1 CD	At Maximum No MW, No SD and No CD	6.0%	7.0%
Objective Bonus Total		Above Target	80.0%	89.8%*
*	Line item does not total due to rounding.
PAYOUT PERCENTAGES FOR ASUS OFFICERS
Performance Measure	Performance Target	Actual Performance	Target Payout Percentage	Actual Payout Percentage
Adjusted EPS – ASUS(2)	100% of Budget	Between Target and Maximum 102.2%	40%	42.1%
Direct Operating Margin – ASUS(5)	≥ Budget	At Maximum Above Budget	12.5%	22.0%
Direct Construction Margin – ASUS(5)	≥ Budget	Did Not Meet Threshold Below Budget	12.5%	0.0%
Expense Optimization – ASUS(5)	≤ 99% of Budget	Between Target and Maximum 98%	6.0%	7.9%
Safety – Recordable Incident Rate – ASUS	≤ 3.0	At Maximum 2.4	4.0%	6.0%
SOX Deficiencies – ASUS	No MW, No SD & No CD	At Target	5.0%	5.0%
Objective Bonus Total		Above Target	80.0%	83.1%*
*	Line item does not total due to rounding.
(1) Consolidated “EPS” was computed on the basis of fully diluted earnings per share determined in accordance with generally accepted accounting principles (GAAP). Actual performance was determined by the compensation committee based on the Budget approved by the board of directors prior to the adoption of the short-term incentive program and actual earnings determined in accordance with GAAP in, each case, adjusted to remove (1) expenses associated with new business development at GSWC and BVES, (2) the performance of the Rabbi Trust assets and (3) COVID-19 expenses related to travel, including lodging and meal expenses. The Budget was also adjusted due to the delay in receiving a decision in the water general rate case since the performance goals were set on the assumption that the company would record water rates for 2022 based on the terms of the November 2021 settlement agreement.
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(2) ”Adjusted EPS” for the Budget and actual earnings for each of the subsidiaries was determined on the same basis as set forth in footnote (1).
(3) “Capital Expenditures” refers to capital expenditures recorded in the company’s financial statements.
(4) The term “CD” refers to a control deficiency, the term “SD” refers to a significant deficiency and the term “MW” refers to a material weakness.
(5) These measures for ASUS were adjusted to remove the continued impact of COVID-19 (related to travel and related costs such as lodging and meals).
The adjustments discussed above, in the aggregate, resulted in an increase in the objective bonus payouts from that which would have been paid if such adjustments had not been made to the Budget and actual results, except for Mr. Connor, primarily due to adjustments made due to the delay in the water general rate case and the performance of the Rabbi Trust assets. In each case, the objective bonus payout was less than the maximum objective bonus payable under each named executive officer’s award agreement and our CEO’s relative pay rank for the period 2020-2022 continues to be aligned with relative total shareholder return of our current peer group.
The compensation committee recognizes that these objective measures do not encompass all the objectives of the company in a given year and may not fully reflect the company’s performance depending on outside factors such as weather, water quality, water supply and other factors beyond the control of the executive. As a result, the payout structure includes a limited discretionary bonus component based on a subjective assessment of the performance of each executive officer by the compensation committee after the end of the year, taking into account the assessment of each executive officer by the independent directors after considering the chief executive officer’s assessment of the performance of each of the other executive officers during the year and the total overall compensation of the named executive officer.
The discretionary bonus payout under the short-term cash incentive award made to Mr. Sprowls for 2022 was 160.0% of the target aggregate discretionary reward. The discretionary bonus payout under short-term cash incentive awards made to Ms. Tang and Ms. Farrow was 145.0%, Mr. Rowley was 140.0% and Mr. Connor was 120.0% of the target aggregate discretionary award.
Equity Awards
The compensation committee considered the following factors in determining the amount and type of equity awards to be made to the chief executive officer and to named executive officers who were either senior vice presidents or vice presidents in January 2022:
⯀	the past practices of the committee in awarding equity,
⯀	a desire to have a higher percentage of the compensation of the chief executive officer of the company consist of equity, and
⯀	a comparison of the design of our equity compensation programs to that of our peers.
The policy of the compensation committee is generally to grant all equity awards to named executive officers through a combination of time-vested restricted stock units and performance stock awards in order to base a significant portion of equity compensation on achieving objective performance goals established by the compensation committee.
The compensation committee also concluded in January 2022 that 75% of the value of Mr. Sprowls’ equity awards should be based upon the satisfaction of performance conditions and that approximately 50% of the value of equity awards to Ms. Tang, Mr. Rowley, Mr. Connor, and Ms. Farrow should be subject to the satisfaction of performance conditions. The compensation committee determined the amount of the equity awards made in January 2022 based on the target equity value and determined the number of shares based on the average closing price of the company’s common shares for the thirty days ending on January 28, 2022 for each of the
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named executive officers, other than Mr. Connor. The compensation committee determined the amount of the equity awards made to Mr. Connor in March 2022 based on the target equity value and determined the number of shares based on the closing price of the company’s common shares on March 11, 2022.
Each equity award granted in 2022 generally vests over a three-year period, provided that, with respect to performance stock awards, the performance criteria have been satisfied at the end of the three-year performance period. The compensation committee believes that granting equity awards with three-year vesting periods creates a substantial retention incentive and encourages the named executive officers to focus on the company’s long-term business objectives and stock performance.
Each time-vested restricted stock unit and performance stock award granted in 2022 provides for the accumulation of dividend equivalent rights through the service or performance period and were paid only to the extent the employee vested in the underlying restricted stock unit or performance stock award. The compensation committee believes that granting stock units with dividend equivalent rights helps align the interests of the named executive officers with the interests of the shareholders of a utility holding company who, in many cases, purchase and retain the stock of the holding company based on the dividends that the holding company consistently pays. Dividends have also historically been an important component of our total shareholder return.
The time-vested restricted stock units and performance stock awards further provided that if the named executive officer’s employment terminated because of a change in control event (other than for cause, death or disability) or the executive terminated his or her employment for good reason, in each case, within two years following the change in control, each restricted stock unit and performance stock award would have vested upon termination of employment free of restrictions. The compensation committee believed that the vesting of equity awards permits named executive officers whose employment would have been terminated as a result of the change in control to share in the value that they created for shareholders at the same time that the shareholders recognize that value upon a change in control.
The performance criteria set forth in the 2022 performance awards for the 2022-2024 performance period were the same as those established in the 2020 performance award agreements and the mix of performance criteria for performance awards at target was the same as set forth in the table below for the 2020 performance awards for Mr. Sprowls, Ms. Tang, Mr. Rowley and Ms. Farrow. The performance criteria applicable to the performance award made to Mr. Connor in 2022 was based 25% on total shareholder return at target, 35% on ASUS cumulative net earnings at target and 40% on ASUS new base acquisition success rate at target.
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The tables below set forth the mix of performance criteria and number of restricted stock units earned by each named executive officer based upon satisfaction of the performance criteria set forth in each named executive officer’s 2020 performance award agreement. Satisfaction of the criteria is based on objective performance measures certified by the Compensation Committee in March 2023.
2020 PERFORMANCE AWARDS
Mix of Performance Criteria for Performance Award
Executive	Total Shareholder Return	Aggregate GSWC Operating Expense Levels(1)	ASUS Cumulative Net Earnings(2)	Total
Robert J. Sprowls	25.0%	50.0%	25.0%	100.0%
Eva G. Tang	25.0%	50.0%	25.0%	100.0%
Paul J. Rowley	25.0%	75.0%	—	100.0%
Gladys M. Farrow	25.0%	50.0%	25.0%	100.0%
Percent of Shares Earned Relative to Target Shares
Executive	Total Shareholder Return(1)	Aggregate GSWC Operating Expense Levels(2)	ASUS Cumulative Net Earnings(3)	Total	Number of Shares Earned
Robert J. Sprowls	14.3%	50.0%	12.5%	76.8%	7,999
Eva G. Tang	14.3%	50.0%	12.5%	76.8%	556
Paul J. Rowley	14.3%	75.0%	—	89.3%	465
Gladys M. Farrow	14.3%	50.0%	12.5%	76.8%	400
(1) The company’s total shareholder return in 2022 exceeded two members of its peer group resulting in a payout percentage of 57.14% of target.
(2) GSWC’s water segment operating expense level was $295.9 million resulting in a payout percentage of 100% of target.
(3) ASUS cumulative net earnings were $53.2 million resulting in a payout percentage of 50% of target.
Retirement Benefits
We provide retirement benefits that we believe are comparable to the benefits provided by other members of our current peer group to attract, retain and motivate talented and experienced executives. Our retirement benefit programs are also intended to provide fair, equitable and reasonable compensation to our named executive officers and to assist in the retention of our named executive officers. The change in the pension value of each named executive officer may, however, differ markedly from that of members of our current peer group due to differences in the age and time of service of the executive officers of the company compared to that of executives in comparable positions in members of our peer group. Changes in pension value also differ by executive due to differences in cash compensation, the age of the executive and the number of years of service with the company.
Total compensation of our named executive officers was impacted by changes in pension values under our pension plan and supplemental retirement plan. Mr. Sprowls’ total compensation decreased by $1,059,234 in 2022 including a decrease of $1,184,796 in the change in pension values compared to last year even though we made no changes in the terms of our pension plan or supplemental retirement plan. Excluding the change in pension value, Mr. Sprowls’ total compensation in 2022 increased by $125,562 due primarily to an increase in his “at-risk” related compensation (stock awards and objective short-term cash incentives). The change in the pension values is affected by changes in actuarial assumptions, such as mortality and discount rates. In 2022, the pension value change was negative primarily due to an increase in the discount rate. Under SEC rules, changes in pension values that are negative must be shown as zero in the Summary Compensation Table.
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We have no non-qualified deferred compensation arrangements.
Welfare and Other Benefits and Perquisites
We provide welfare and other benefits that we believe are comparable to the benefits provided by other members of our peer group and other perquisites that we believe are reasonable to attract, retain and motivate talented and experienced executives. Except as described under the heading “How were certain named executive officers compensated in 2022?” and in this section, we provide the same benefits to named executive officers as we provide to other employees of the company.
We do not have any employment agreements with any of our named executive officers.
Stock Ownership Guidelines
We have requested each of our named executive officers to own common shares, restricted stock units, and other equity equivalents, including common shares held in our 401(k) plan, equal in value to:
⯀	3.0 times his salary for Mr. Sprowls, as the chief executive officer;
⯀	1.5 times his or her salary for Ms. Tang, Mr. Rowley, and Mr. Connor who are senior vice presidents; and
⯀	1.0 time her annual salary for Ms. Farrow, who is a vice president, and each of our other vice presidents.
We consider these guidelines to have been satisfied once the minimum ownership requirements are met regardless of subsequent changes in the market value of our common shares. Mr. Sprowls, Ms. Tang, Mr. Rowley and Ms. Farrow satisfied these guidelines in 2022. Mr. Connor currently does not meet the guidelines as he was hired in February 2022.
The nominating and governance committee may suspend or adjust these guidelines if they determine that the required holding of any named executive officer is unduly burdensome by reason of personal circumstances affecting a named executive officer or is the result of recent significant changes in the compensation of the named executive officer.
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Form 10-K for the year ended December 31, 2022 by incorporation by reference to this proxy statement.
This report is submitted by:
C. James Levin, Chair
Diana M. Bontá, Member
Mary Ann Hopkins, Member
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How were certain of our named executive officers compensated in 2022?
We compensated each of our named executive officers in 2022 as more particularly described below. Unless otherwise specified, the principal position of the named executive officer is with American States Water Company. We also reimbursed each of these executive officers for expenses incurred in the performance of his or her duties as a named executive officer.
SUMMARY COMPENSATION TABLE(1)
Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)	Total Excluding Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)
Robert J. Sprowls President and Chief Executive Officer	2022	$899,231	$288,000	$1,421,725	$845,100	$—	$29,138	$3,483,194	$3,483,194
	2021	859,538	280,000	1,348,531	842,800	1,184,796	26,763	4,542,428	3,357,632
	2020	860,409	246,000	1,249,773	702,180	2,841,864	25,911	5,926,137	3,084,273
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer	2022	531,719	55,418	125,156	179,439	—	22,381	914,113	914,113
	2021	501,768	52,269	164,848	170,744	672,657	25,611	1,587,897	915,240
	2020	498,127	44,910	130,186	151,309	983,479	19,616	1,827,627	844,148
Paul J. Rowley Senior Vice President- Regulated Water Utility of Golden State Water Company(8)	2022	400,000	40,208	125,156	128,953	—	27,688	722,005	722,005
	2021	295,727	25,256	95,259	86,375	228,502	24,434	755,553	527,051
Christopher H. Connor Senior Vice President- Regulated Water Utility of Golden State Water Company(9)	2022	310,097	34,064	117,782	117,947	N/A	57,445	637,335	637,335
Gladys M. Farrow Vice President- Finance, Treasurer and Assistant Secretary of Golden State Water Company	2022	329,240	28,580	90,016	92,539	—	23,690	564,065	564,065
	2021	310,694	26,955	124,866	88,053	199,431	19,222	769,221	569,790
	2020	308,412	22,909	93,748	77,183	696,875	20,689	1,219,816	522,941
(1) We did not grant any stock option awards during the past three years.
(2) This column sets forth the amount paid to each named executive officer during the calendar year based on 26 pay periods in 2022 except for Mr. Connor, 26 pay periods in 2021 and 27 pay periods in 2020. Mr. Connor was hired in February 2022.
(3) This column sets forth the amounts paid to a named executive officer as a discretionary bonus for 2020, 2021 and 2022 under the short-term cash incentive plan.
(4) This column sets forth the aggregate fair value of the stock awards on the date of grant computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used in the calculation of the value of these awards in Note 13 to our financial statements for the year ended December 31, 2022. Stock awards consist of time vested restricted stock units and performance stock awards in the form of restricted stock units. For the performance stock awards granted in 2022 subject to performance conditions that have not been satisfied, we assumed that each executive officer would earn performance stock awards at the target level with a value of $1,066,271, $62,624, $62,624, $58,891, and $45,008, for Mr. Sprowls, Ms. Tang, Mr. Rowley, Mr. Connor, and Ms. Farrow,
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respectively. If each named executive officer was instead to earn performance stock awards for awards granted in 2022 at the maximum level, the grant date fair value of stock awards granted to Mr. Sprowls, Ms. Tang, Mr. Rowley, Mr. Connor, and Ms. Farrow in 2022 would be $1,865,951, $109,615, $101,776, $129,568, and $78,764, respectively.
(5) Each named executive officer, earned non-equity incentive compensation based upon a percentage of base salary and satisfaction of performance criteria under the short-term cash incentive programs approved by the compensation committee.
(6) This column sets forth the sum of the change in the value of the pension plan and the supplemental retirement plan for each of the named executive officers at December 31, 2022. The change in the combined pension and supplemental retirement values under the Golden State Water Company Pension Plan, or pension plan, and the Supplemental Executive Retirement Plan, or SERP, for 2022, for Mr. Sprowls, Ms. Tang, Mr. Rowley and Ms. Farrow were negative. Mr. Connor is not eligible to participate in the pension plan, and the change in the pension value (as compared to prior year values) under the SERP for 2022 is not applicable to Mr. Connor because he did not become a participant in the plan until 2022. The combined values were negative because the increase in accrued benefits was not sufficient to offset the increase in the discount rate used to calculate the pension and SERP values for these named executive officers in 2022 compared to the discount rate used in 2021. See the Pension Benefits Table for additional information regarding the retirement age assumptions used in making these calculations. We provide additional information regarding the assumptions used to calculate the change in pension value in Note 12 to our audited financial statements in our Form 10-K for the year ended December 31, 2022. We do not sponsor any non-qualified deferred compensation plans.
(7) We provide information on the amount and types of benefits included under the heading “All Other Compensation” in the table on the next page.
(8) Mr. Rowley was not a named executive officer in 2020.
(9) Mr. Connor was not a named executive officer in 2021 or 2020.
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The following table provides information regarding the amount and types of benefits included under the heading “All Other Compensation” in the previous table.
ALL OTHER COMPENSATION
Name	Year	Employer 401(k) Matching Contribution ($)	Insurance ($)(1)	Personal Use of Company Car ($)(2)	Other Compensation ($)(3	Total All Other Compensation ($)
Robert J. Sprowls	2022	$ 13,050	$ 11,480	$ 4,439	$169	$ 29,138
	2021	12,825	11,481	2,287	170	26,763
	2020	12,600	10,721	2,421	169	25,911
Eva G. Tang	2022	13,050	2,306	6,856	169	22,381
	2021	12,825	2,307	5,824	4,655	25,611
	2020	12,600	2,087	4,760	169	19,616
Paul J. Rowley(4)	2022	13,050	2,019	11,700	919	27,688
	2021	12,825	1,256	6,483	3,870	24,434
Christopher H. Connor(5)	2022	10,191	1,316	2,836	43,102	57,445
Gladys M. Farrow	2022	13,050	995	9,476	169	23,690
	2021	12,825	996	5,231	170	19,222
	2020	12,600	920	4,097	3,072	20,689
(1) We provide group term life insurance to each of our employees and their families. In the event of the death of an employee or a family member, his or her beneficiary is entitled to receive up to $50,000 under the group life insurance policy. We also provide each employee with $50,000 of accidental death and dismemberment insurance, which pays additional benefits if an employee suffers a covered accidental loss resulting in death, dismemberment or paralysis. The cost per employee was determined by equally allocating to each of our employees, including the executive officers, the total cost of the policy. In addition, we provide our board members and executive officers a blanket accident insurance policy. The policy is intended to provide coverage for traveling on company business or on assignment for the benefit of our company. We allocated the premiums for coverage under the blanket accident insurance policy equally to our board members and executive officers. Each of our executive officers elected to participate in a term life insurance program, which pays beneficiaries of the policy an amount equal to approximately two times the executive officer’s salary in the event of his or her death. The cost in 2022 for each of Mr. Sprowls, Ms. Tang, Mr. Rowley, Mr. Connor, and Ms. Farrow was $11,244, $2,070, $1,783, $1,098, and $759, respectively.
(2) The value is based on an estimate of the aggregate incremental costs incurred by us for the personal use of company-provided automobiles by each of our named executive officers.
(3) The amounts in this column include, among other things, a holiday bonus paid to each of our active employees, anniversary grant to Mr. Rowley based upon his 15 years of service and reimbursement of our CEO and senior executive officers for participating in a physical examination. Mr. Connor received a $40,000 sign-on bonus in 2022. One-half of this bonus must be repaid if Mr. Connor is not employed by ASUS for at least two years.
(4) Mr. Rowley was not a named executive officer in 2020.
(5) Mr. Connor was not a named executive officer in 2021 or 2020.
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Equity Compensation
During each of the last three years, we granted time-vested restricted stock units to each of our named executive officers. Each of these time-vested restricted stock units is payable at the rate of 33% one year after the grant date, 33% two years after the grant date and 34% three years after the grant date. There are, however, some exceptions to this rule in certain circumstances following termination of employment for death, disability, change in control or retirement. Employment must be terminated within two years after the change in control (other than for cause) or the named executive officer has terminated his or her employment for good reason within two years after the change in control in order for the change in control exception to apply. The named executive officer must be at least 55 years of age and the sum of the employee’s age and years of service must be equal to or greater than 75 at the time of retirement in order for the retirement exception to apply.
All the time-vested restricted stock unit awards granted to Mr. Sprowls, Ms. Tang and Ms. Farrow are vested pursuant to the Rule of 75, however, they may not receive any common shares in exchange for these restricted stock units prior to the set payout date that the restricted stock unit vests absent retirement, death, disability or a termination of employment following a change in control event.
We awarded each of our named executive officer’s performance stock awards in the form of restricted stock units that vest at the rate of 33% on December 31 of the year of the grant, 33% on December 31 of the year following the year of the grant and 34% on December 31 two years following the year of the grant, subject to the satisfaction of the performance conditions set forth in the award agreement. There are, however, some exceptions to this rule in certain circumstances following termination of employment for death, disability, change in control or retirement. Employment must be terminated within two years after the change in control (other than for cause) or the named executive officer has terminated his or her employment for good reason within two years after the change in control in order for the change in control exception to apply. The named executive officer must be at least 55 years of age and the sum of the employee’s age and years of service must be equal to or greater than 75 at the time of retirement in order for the retirement exception to apply. All the performance stock awards granted to Mr. Sprowls, Ms. Tang, and Ms. Farrow are vested pursuant to the Rule of 75, subject to the satisfaction of the performance conditions set forth in the award agreement.
The performance criteria applicable to the awards granted in 2022 were: total shareholder return relative to a defined peer group, GSWC’s water segment operating expense level, ASUS cumulative net earnings and ASUS new base acquisition success rate criteria. The compensation committee defined for each named executive officer the proportion of performance stock awards allocated to each performance criteria based on his or her role within the company as described under “Compensation, Discussion and Analysis - Equity Awards.”
We also awarded each of our named executive officers restricted stock units in an amount equal to the quarterly cash dividends payable on our common shares times the number of restricted stock units or performance awards granted to the named executive officer, but not yet payable pursuant to the terms of his or her restricted stock unit or performance stock award agreement divided by the closing price of our common shares on the dividend payment date as provided in the 2016 plan. We refer to these types of awards as dividend equivalent rights. Restricted stock units awarded pursuant to dividend equivalent rights vest and are payable on the same basis as the underlying restricted stock units on which these restricted stock units were earned.
You can find information regarding the performance conditions applicable to the awards granted in 2022 following the “Grants of Plan-Based Awards” table. You may also find information regarding the performance goals for each of these performance criteria for performance stock awards granted in 2022 under the heading “What plan-based awards did we make to these named executive officers in 2022?”
Non-Equity Incentive Compensation
During the past three years, each of our named executive officers received short-term cash incentive awards based upon achieving objective financial, operations and customer service performance goals set at target,
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threshold and maximum levels under our short-term cash incentive program. The objective bonus of each named executive officer is determined based on payout percentages established by the compensation committee in March of each year for each performance measure. The performance measures and payout percentages vary depending upon whether the named executive is an administrative officer of GSWC, an operations officer of GSWC, or an officer of ASUS. Mr. Sprowls, Ms. Tang and Ms. Farrow are administrative officers of GSWC. Mr. Rowley is an operations officer of GSWC. Mr. Connor is an officer of ASUS.
In addition, each named executive officer is granted a discretionary bonus based upon a subjective assessment of the individual performance of each named executive officer by the compensation committee. 80% of the target aggregate bonus is based upon satisfaction of the performance goals described under the heading “Compensation Discussion and Analysis - Short-Term Cash Incentives” and 20% of the target aggregate bonus is based upon the subjective assessment of individual performance by the compensation committee. The amount of the bonus for 2022 based upon the objective performance criteria is set forth in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for each named executive officer. The amount of the discretionary bonus for 2022 is disclosed in the Bonus column in the Summary Compensation Table.
The compensation committee determined the target aggregate bonus for each named executive officer as a percentage of the base salary of each named executive officer and made changes in 2022 based on an assessment of each officer’s compensation relative to market. Target bonuses for each named executive officer who was an officer of the company during the year, were:
⯀	100.0% in 2022, 100.0% in 2021, and 90.0% in 2020 for the president and chief executive officer;
⯀	35.9% in 2022, 34.7% in 2021, and 33.5% in 2020 for Ms. Tang;
⯀	29.9% in 2022, 28.9% in 2021, and 27.6% in 2020 for Ms. Farrow;
⯀	35.9% in 2022 and 28.9% in 2021 for Mr. Rowley. Mr. Rowley was not a named executive officer in 2020; and
⯀	37.85% in 2022 for Mr. Connor. Mr. Connor was not an executive officer of the company in 2021 or 2020.
The payout percentages for the satisfaction of the performance criteria in 2022 are set forth under the caption “Compensation, Discussion and Analysis - Short-Term Cash Incentives.”
The performance criteria for short-term cash incentive awards in 2021 and 2020 were based on similar types of performance criteria. The objective bonus payout under short-term cash incentive awards made to Mr. Sprowls, Ms. Tang and Ms. Farrow for 2021 was 98.0% as compared to the objective bonus target. The objective bonus payout under short-term cash incentive awards made to Mr. Sprowls, Ms. Tang and Ms. Farrow for 2020 was 94.0% as compared to the objective bonus target. The objective bonus payout under short-term cash incentive awards made to Mr. Rowley for 2021 was 102.6% as compared to the objective bonus target. Mr. Rowley was not a named executive officer in 2020. Mr. Connor was not a named executive officer in 2021 or 2020.
You can find additional information regarding our short-term cash incentive program under the heading “Compensation, Discussion and Analysis - Short-Term Cash Incentives,” including definitions for each of the performance measures.
Other Compensation
We have a 401(k) plan under which employees may invest a percentage of their pay, up to a maximum amount prescribed by law. We provide matching contributions for each of our employees who participate in the plan of 100% up to the first 3% of eligible compensation deferred and 50% of the next 3% of eligible compensation deferred. Each of our named executive officers is entitled to participate in this plan on the same basis as other employees, subject to the limits imposed by the Internal Revenue Code.
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We provide all active full-time employees with medical, dental and vision benefits and life insurance coverage. All employees are required to pay 15% of the company’s premiums for medical, dental and vision benefits, except for certain other employees at subsidiaries of ASUS. Mr. Connor is required to pay these premiums on the same basis as other NEOs. We pay all premiums for life insurance coverage in the amount of $50,000 for all employees and their families, plus additional benefits if any employee suffers a covered accidental loss resulting in death, dismemberment or paralysis, except for certain other employees at subsidiaries of ASUS. Mr. Connor receives the same benefits as other NEOs. We also have employee assistance, an anniversary award for reaching certain years of service and holiday bonus programs. Each of our named executive officers is entitled to these benefits on the same basis as other employees. In addition, in 2022 we offered a term life insurance program to all officers of the company and its subsidiaries with premiums payable by the company. Under this program, the officer’s primary beneficiaries are entitled to a benefit in an amount equal to approximately two-times the officer’s base salary in the event of the officer’s death. All of the named executive officers elected to participate in this program.
All active full-time employees at GSWC and ASUS and all active managers and exempt-employees at subsidiaries of ASUS, receive time off with pay for vacation, holiday and sick leave in accordance with company policy. Other employees at ASUS subsidiaries have different benefit packages. Executives receive vacation accrual based on the number of their continuous months of service, with 1 to 60 months of service earning 20 days per year of vacation; 61 to 120 months of continuous service earning 25 days of vacation per year and 121 or more months of continuous service earning 26 days of vacation per year. Named executive officers receive sick leave benefits on the same basis as all other employees. Accrued vacation days that are not used in any year are carried over to the next year, provided that, effective January 1, 2012, the number of accrued and unused vacation days for each employee is subject to a cap equal to the total number of vacation days that such employee can accrue over a two-year period. When an employee reaches the cap, vacation accruals for the employee will cease until vacation days are used. When an employee’s accrual rate increases because of increased service with the company, the employee’s cap will increase accordingly. All employees are entitled to a cash payment, based on their then current salary, for any accrued, but unused, vacation days upon termination of employment as required by California law.
Each of our named executive officers is entitled to the benefits of a travel insurance policy provided by the company and the use of a company-owned car. Upon termination of employment, each named executive is entitled to purchase his or her company-owned car at the wholesale price for such car taking into account the mileage on the car.
Under the company’s relocation policy, the company will reimburse named executive officers for covered relocation expenses, subject to specified limits. Under the terms of this policy, an officer is required to reimburse us for any expenses paid by us if the officer resigns or is terminated for misconduct and/or poor performance within 24 months after having commenced work at a new assigned work location. The compensation committee believes that it is appropriate for us to claw back any relocation expenses paid to an officer under these circumstances. No relocation expenses were paid to any named executive officer during the past three years.
Under the terms of a senior executive health examination program, the chief executive officer and each of our senior vice presidents and vice presidents is entitled to be reimbursed for the costs of an executive physical examination at least once every two years. The maximum permitted reimbursement for a physical examination is $4,000 at least once every two years.
Total Compensation
The proportion of salary, bonus and non-equity incentive plan compensation to total compensation in 2022 set forth in the Summary Compensation Table for Mr. Sprowls, Ms. Tang, Mr. Rowley, Mr. Connor, and Ms. Farrow, was 58.3%, 83.9%, 78.8%, 72.5% and 79.8% of total compensation, respectively. The proportion of equity
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compensation to total compensation set forth in the Summary Compensation Table for 2022 for Mr. Sprowls, Ms. Tang, Mr. Rowley, Mr. Connor, and Ms. Farrow was 40.8%, 13.7%, 17.3%, 18.5% and 16.0% of total compensation, respectively. The compensation committee has not adopted any policy regarding the allocation of total compensation among the various components of total compensation.
What plan-based awards did we make to these named executive officers in 2022?
We granted restricted stock units for both time-vested and performance-based equity awards to each of our named executive officers in 2022 as more particularly described below. Each of the named executive officers also received a cash award under our short-term performance incentive plan based upon the satisfaction of certain performance criteria. The amount of this award is reflected in the Summary Compensation Table under the Non-Equity Incentive Compensation column and the award terms are summarized under the non-equity incentive compensation section.
GRANTS OF PLAN-BASED AWARDS IN 2022
Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(5)
		Threshold (#)(2)	Target (#)(3)	Maximum (#)(4)
Robert J. Sprowls	1/31/22				3,854.0	$355,454
	1/31/22	5,161.2	11,561.0	20,231.5		1,066,271
Eva G. Tang	1/31/22				678.0	62,532
	1/31/22	303.1	679.0	1,188.5		62,624
Paul J. Rowley	1/31/22				678.0	62,532
	1/31/22	303.1	679.0	1,103.5		62,624
Christopher H. Connor	3/11/22				702.0	58,891
	3/11/22	313.5	702.0	1,544.5		58,891
Gladys M. Farrow	1/31/22				488.0	45,008
	1/31/22	217.9	488.0	854.0		45,008
(1) These calculations assume that (i) the number of members of the company’s peer group at the end of the performance period will be seven, (ii) the compensation committee will not make any downward adjustment in the amount of the award following the end of the performance period, and (iii) the executive officer will continue to be employed by or provide service to the company throughout the performance period or will be vested pursuant to the Rule of 75.
(2) This calculation assumes that the executive officer will achieve the minimum performance level established by the compensation committee for each performance condition set forth in the performance stock award granted to the named executive officer in 2022. The performance required to achieve the total shareholder return minimum condition, the aggregate GSWC operating expense level minimum condition, the ASUS cumulative net earnings minimum condition and the ASUS new base acquisition minimum success rate in the performance stock awards granted in 2022 is 28.57%, 50.00%, 50.00%, and 50.00% of the target performance level, respectively.
(3) This calculation assumes that the named executive officer will achieve the target performance level established by the compensation committee for each performance condition set forth in the performance stock award granted to the named executive officer in 2022.
(4) This calculation assumes that the named executive officer will achieve the maximum performance level established by the compensation committee for each performance condition set forth in the performance stock award granted to the named executive officer in 2022. The performance required to achieve the total shareholder return maximum condition, the aggregate GSWC operating expense level maximum condition, the ASUS cumulative net earnings maximum condition and ASUS new base acquisition maximum success rate is 200%, 150%, 200% and 250% of the target performance level, respectively.
(5) We provide information regarding the assumptions used to calculate the value of time-vested restricted stock units and performance stock granted on January 31, 2022 pursuant to the 2016 plan in Note 13 to our audited financial statements in our Form 10-K for the year ended December 31, 2022.
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Mr. Sprowls, Ms. Tang and Ms. Farrow can earn between 0% to 175.0%, Mr. Rowley can earn between 0% to 162.5%, and Mr. Connor can earn between 0% to 220% of the target amount set forth in the 2022 named executive officer’s performance award depending on the company’s performance against the performance goals during the performance period, which consist of the following metrics: 25% of the performance stock awards granted at target are based on the company’s total shareholder return compared to the total shareholder return of the company’s defined peer group, referred to as the total shareholder return criteria and 75% of the performance stock awards will be earned based upon the satisfaction of one or more of the following performance conditions: aggregate GSWC operating expense level, ASUS cumulative net earnings and ASUS new base acquisition success rate. The performance period commenced on January 1, 2022 and ends on December 31, 2024. The performance goals for Mr. Sprowls, Ms. Tang and Ms. Farrow are based on the total shareholder return, the aggregate GSWC operating expense level (50% of award) and the ASUS cumulative net earnings criteria (25% of award). The performance stock award for Mr. Rowley is based on the total shareholder return criteria and the aggregate GSWC operating expense level criteria (75% of award). The performance stock award for Mr. Connor is based on the total shareholder return criteria, ASUS cumulative net earnings criteria (35% of award) and ASUS new base acquisition success rate (40% of award). Adjustments permitted to be made to performance shares awards described in the 2016 plan may be made in addition to the adjustments described below. If the U.S. government does not award at least two of the targeted new bases to all competitors, including ASUS, the payout for the performance period will be made at target for the new base acquisition success rate criteria.
We disclose in the tables set forth below the performance goals for each of these performance criteria for performance stock awards granted in 2022:
2022 PERFORMANCE TARGETS AND PAYOUT PERCENTAGES FOR TOTAL
SHAREHOLDER RETURN(1)
Total Shareholder Return	Payout as a Percentage of Target
≥ 7 members of the Peer Group	200.00%
≥ 6 members of the Peer Group	171.43%
≥ 5 members of the Peer Group	142.86%
≥ 4 members of the Peer Group	114.29%
≥ 3 members of the Peer Group	85.71%
≥ 2 members of the Peer Group	57.14%
≥ 1 member of the Peer Group	28.57%
(1) The total shareholder return criteria refers to total shareholder return during the performance period, including the reinvestment of dividends. The defined peer group for this purpose consists of the following water utilities: American Water Works Company, Inc., Artesian Resources Corporation, California Water Service Group, Essential Utilities, Inc., Middlesex Water Company, SJW Group and The York Water Company.
2022 PERFORMANCE TARGETS AND PAYOUT PERCENTAGES FOR AGGREGATE GSWC
OPERATING EXPENSE LEVEL(1)
Aggregate GSWC Operating Expense Level	Payout as a Percentage of Target
≤$303.3 million	150%
>$303.3 million and ≤$309.3 million	125%
>$309.3 million and ≤$329.3 million	100%
>$329.3 million and ≤$335.3 million	75%
>$335.3 million and ≤$341.3 million	50%
>$341.3 million	0%
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(1) The aggregate GSWC operating expense level criteria refers to the cumulative operating expenses of GSWC as reported in the Form 10-Ks filed with the SEC for the period beginning January 1, 2022 and ending on the last day of the performance period, as adjusted to remove (i) water supply, depreciation and amortization and maintenance expenses as reported in such Form 10-Ks, (ii) public relations, legal and other professional services expenses of GSWC during the performance period applicable to defending GSWC from condemnation considerations and actions applicable to GSWC, (iii) any costs of defense, costs of settlement and judgments incurred in connection with claims arising from water quality incidences accruing during the performance period which are incurred in connection with claims determined by the compensation committee to be extraordinary events, (iv) write-offs associated with decisions or actions of the CPUC applicable to the financial statements in the performance period for GSWC, (v) gross-up of certain surcharges authorized by the CPUC to recover previously incurred costs recorded pursuant to generally accepted accounting principles, and (vi) pension cost net of any regulatory adjustment included in operating expenses resulting from the two-way pension balancing account as authorized by the CPUC, and (vii) external regulatory expenses associated with the general rate case and cost of capital proceedings at the CPUC.
2022 PERFORMANCE TARGETS AND PAYOUT PERCENTAGES FOR ASUS CUMULATIVE NET EARNINGS(1)
ASUS Cumulative Net Earnings	Payout as a Percentage of Target
≥$57.6 million	200%
≥$54.6 million and <$57.6 million	150%
≥$51.6 million and <$54.6 million	125%
≥$45.6 million and <$51.6 million	100%
≥$42.6 million and <$45.6 million	75%
≥$39.6 million and <$42.6 million	50%
<$39.6 million	0%
(1) The ASUS cumulative net earnings criteria refers to the cumulative net income of ASUS and its subsidiaries for the period beginning January 1, 2022 and ending on the last day of the performance period, less the amount, if any, of adjustments made to our contract pricing due to the Tax Cuts and Jobs Act of 2017.
2022 PERFORMANCE TARGETS AND PAYOUT PERCENTAGES FOR ASUS NEW BASE ACQUISITION
SUCCESS RATE
New Base Acquisition Success Rate	Payout as a Percentage of Target
100.0%	250%
77.8%	200%
55.5%	150%
33.3%	100%
16.7%	50%
0%	0%
What equity awards granted to these named executive officers were outstanding at the end of the year?
Each named executive officer had the restricted stock unit and equity incentive plan awards outstanding at December 31, 2022 described in the table below. Equity awards made to each named executive officer, other than Mr. Rowley and Mr. Connor, have vested but are not yet payable. Information regarding the installment payment dates for these awards is provided in the footnotes following this table.
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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022(1)
Name	Stock Awards
	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Rights or Other Rights That Have Not Vested(8)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested(2)(8)
Robert J. Sprowls	(3)	(3)	43,683	$4,042,862
Eva G. Tang	(4)	(4)	3,092	286,165
Paul J. Rowley	1,306(5)	120,870(5)	2,077	192,226
Christopher H. Connor	711(6)	65,803(6)	1,565	144,841
Gladys M. Farrow	(7)	(7)	2,295	212,402
(1) All options held by the named executive officers have been exercised as of December 31, 2022.
(2) We determined the market value of restricted stock units and performance share awards that have not vested by multiplying the number of unvested restricted stock units and unvested performance share awards outstanding on December 31, 2022 by the closing price of our common shares on December 30, 2022, as reported on The Wall Street Journal website (www.wsj.com). The closing price of our common shares on December 30, 2022, as so reported, was $92.55.
(3) Restricted stock unit awards made to Mr. Sprowls in the amount of 8,112 shares have vested pursuant to the Rule of 75 but have not yet been paid out. At December 31, 2022, these awards had a market value of $750,766.
(4) Restricted stock unit awards made to Ms. Tang in the amount of 1,669 shares have vested pursuant to the Rule of 75 but have not yet been paid out. At December 31, 2022, these awards had a market value of $154,466.
(5) Of this amount, 186 restricted stock units vested on January 27, 2023, 228 restricted stock units vested on January 30, 2023, 193 restricted stock units will vest on January 31, 2023, 18 restricted stock units will vest on December 9, 2023, 228 restricted stock units will vest on January 30, 2024, 199 restricted stock units will vest on January 31, 2024, 19 restricted stock units will vest on December 9, 2024, and the remaining will vest on January 30, 2025.
(6) Of this amount, 235 restricted stock unit vested on March 10, 2023, 235 restricted stock units will vest on March 10, 2024, and the remaining will vest on March 10, 2025.
(7) Restricted stock unit awards made to Ms. Farrow in the amount of 1,229 shares have vested pursuant to the Rule of 75 but have not yet been paid out. At December 31, 2022, these awards had a market value of $113,744.
(8) We assumed for the purpose of this disclosure that each named executive officer would earn performance stock awards at the maximum level for the 2021 and 2022 grant. The value listed includes dividend equivalent rights granted as of December 31, 2022 on these awards. Although the performance share awards granted to Mr. Sprowls, Ms. Tang and Ms. Farrow have vested pursuant to the Rule of 75, they have not been earned since the performance conditions have not been met and will only be determined at the end of the performance period.
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Did any named executive officers exercise options or have other stock awards vest in 2022?
All our named executive officers had outstanding awards of restricted stock units vest in 2022. No restricted stock or stock options vested in 2022. No options were exercised in 2022.
OPTION EXERCISES AND STOCK VESTED IN 2022(1)
Name	Stock Awards
	No. of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)(2)
Robert J. Sprowls	20,666(3)	$1,100,785
Eva G. Tang	3,178(4)	133,459
Paul J. Rowley	1,109	98,240
Christopher H. Connor	—	—
Gladys M. Farrow	2,401(5)	103,399
(1) We determined the value realized on vesting of restricted stock units based on the closing market price of our common shares on the date of vesting as reported on The Wall Street Journal website (www.wsj.com).
(2) Includes performance stock award granted in 2020 which vested in 2022.
(3) Out of 20,666 shares fully vested in 2022, Mr. Sprowls acquired 4,098 common shares on February 4, 2022, upon the payout of restricted stock units with a market value of $367,520 on the date of acquisition. Mr. Sprowls is entitled to acquire the remaining 16,568 common shares, which were not payable during 2022, because of the immediate vesting of these common shares under the Rule of 75. Mr. Sprowls acquired 3,988 of these common shares on February 10, 2023 with a market value of $369,091 on the date of acquisition. On March 15, 2023, Mr. Sprowls acquired 8,455 of these common shares (including 38 common shares with respect to dividends declared on February 7, 2023 pursuant to dividend equivalent rights on these shares) with an aggregate market value of $733,265 on the date of acquisition. Mr. Sprowls was entitled to acquire the remaining 4,125 common shares, which were not payable during 2022, because of the vesting of these common shares under the Rule of 75. Mr. Sprowls has the right to acquire 1,295 of these common shares within 30 days from January 30, 2024, 1,496 of these common shares within 30 days from January 31, 2024 and 1,334 of these common shares within 30 days from January 30, 2025 as a result of the previous vesting of the 4,125 restricted stock units, the value of which was not realized during 2022, plus common shares with respect to dividends declared after December 31, 2022 on these common shares pursuant to dividend equivalent rights on these shares until the date of acquisition of these shares.
(4) Out of 3,178 shares fully vested in 2022, Ms. Tang acquired 920 common shares on February 4, 2022, upon the payout of restricted stock units with a market value of $82,491 on the date of acquisition. Ms. Tang is entitled to acquire the remaining 2,258 common shares, which were not payable during 2022, because of the immediate vesting of these common shares under the Rule of 75. Ms. Tang acquired 841 of these common shares on February 10, 2023 with a market value of $77,847 on the date of acquisition. On March 15, 2023, Ms. Tang acquired 588 of these common shares (including 3 common shares with respect to dividends declared on February 7, 2023 pursuant to dividend equivalent rights on these shares) with an aggregate market value of $50,968 on the date of acquisition. Ms. Tang was entitled to acquire the remaining 829 common shares, which were not payable during 2022, because of the vesting of these common shares under the Rule of 75. Ms. Tang has the right to acquire 228 of these common shares within 30 days from January 30, 2024, 366 of these common shares within 30 days from January 31, 2024 and 235 of these common shares within 30 days from January 30, 2025 as a result of the previous vesting of the 829 restricted stock units, the value of which was not realized during 2022, plus common shares with respect to dividends declared after December 31, 2022 on these common shares pursuant to dividend equivalent rights on these shares until the date of acquisition of these shares.
(5) Out of 2,401 shares fully vested in 2022, Ms. Farrow acquired 674 common shares on February 4, 2022, upon the payout of restricted stock units with a market value of $60,476 on the date of acquisition. Ms. Farrow acquired 75 common shares on March 14, 2022, upon the payout of restricted stock units with a market value of $6,255 on the date of acquisition. Ms. Farrow is entitled to acquire the remaining 1,652 common shares, which were not payable during 2022, because of the immediate vesting of these common shares under the Rule of 75. Ms. Farrow acquired 619 of these common shares on February 10, 2023 with a market value of $57,290 on the date of acquisition. On March 14, 2023, Ms. Farrow acquired 423 of these common shares (including 2 common shares with respect to dividends declared on February 7, 2023 pursuant to dividend equivalent rights on these shares) with an aggregate market value of $36,668 on the date of acquisition. Ms. Farrow was entitled to acquire the remaining 610 common shares, which were not payable during 2022, because of the vesting of these common shares under the Rule of 75. Ms. Farrow has the right to acquire 164 of these common shares within 30 days from January 30, 2024, 277 of these common shares within 30 days from January 31, 2024 and 169 of these common shares within 30 days from January 30, 2025 as a result of the previous vesting of the 610 restricted stock units, the value of which was not realized during 2022, plus common shares with respect to dividends declared after December 31, 2022 on these common shares pursuant to dividend equivalent rights on these shares until the date of acquisition of these shares.
American States Water Company	73	2023 Proxy Statement

What pension benefits are payable to these named executive officers?
We provide information in the table below reflecting the present value of the accumulated retirement benefits provided to each of our named executive officers as of December 31, 2022.
PENSION BENEFITS(1)
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(4)
Robert J. Sprowls(2)	Pension Plan Supplemental Retirement Plan	18 18	$1,118,734 9,987,056
Eva G. Tang(2)	Pension Plan Supplemental Retirement Plan	26 26	1,614,634 3,833,629
Paul J. Rowley(2)	Pension Plan Supplemental Retirement Plan	15 15	834,818 682,676
Christopher H. Connor(3)	Pension Plan Supplemental Retirement Plan	— —	— 47,016
Gladys M. Farrow(2)	Pension Plan Supplemental Retirement Plan	19 19	1,109,018 1,114,373
(1) The present value of the accumulated benefit is based on the age when the Executive Officer would be eligible to retire with full benefits, which is at age 62 for participants with sufficient service. Mr. Sprowls and Ms. Tang are already eligible to retire with full benefits, therefore their calculations are based on their current ages. The present value for Mr. Rowley and Ms. Farrow is based on age 62. Mr. Connor will not be eligible to retire from the supplemental retirement plan with full benefits until age 65. If we had assumed that Mr. Rowley and Ms. Farrow would retire at age 65, the normal retirement age under each of these plans, the present value of the accumulated benefit under the pension plan as of December 31, 2022 would instead be $672,432, and $897,568, respectively. If we had assumed that Mr. Rowley, Mr. Connor and Ms. Farrow would retire at age 65, the present value of the accumulated benefit under the supplemental retirement plan as of December 31, 2022 would be $551,096, $47,016 and $903,066, respectively.
(2) Mr. Rowley and Ms. Farrow were eligible to retire with a 31.67% and 34.17% reduction in benefits, respectively, at December 31, 2022. Mr. Sprowls and Ms. Tang are eligible to retire with full benefits. If we had assumed that Mr. Rowley and Ms. Farrow retired at December 31, 2022, the present value of accumulated benefits for the pension plan would be $717,331 and $964,024, respectively, and the present value of accumulated benefit for the supplemental retirement plan would be $585,334 and $949,819, respectively.
(3) Mr. Connor is currently not eligible for any benefits under the supplemental retirement plan.
(4) We used the same assumptions to calculate the change in pension value in Note 12 to our audited financial statements in our Form 10-K for the year ended December 31, 2022, except that retirement age is assumed to be the earliest date on which any of the named executive officers may retire under the plan without any benefit reduction due to age. We ignored for the purpose of this calculation what actuaries refer to as pre-retirement decrements.
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Each of our named executive officers is a participant in the pension plan except for Mr. Connor who was hired in 2022. This plan is a defined benefit pension plan available to all eligible employees hired prior to January 1, 2011 who are 21 years or older and have completed 1,000 hours of service in the first year of employment or in any subsequent plan year. The normal retirement benefit is 2% of an employee’s five highest consecutive years’ average earnings multiplied by the number of years of credited service, up to a maximum of 40 years, reduced by a percentage of primary social security benefits. Normal retirement age is 65. An employee must have five years of service in order to receive benefits under this plan. For purposes of this plan, compensation includes a named executive officer’s salary and all other reportable compensation received by the executive, except bonuses, the imputed value of the personal use of company-owned vehicles, unused vacation pay, severance pay and long-term incentive program payments, up to the maximum amount permitted under the Internal Revenue Code (which was $305,000 at January 1, 2023). Any employee hired after December 31, 2010 is eligible for participation in a defined contribution plan.
We also provide each of our named executive officers pension benefits under the supplemental executive retirement plan (SERP).
Each named executive officer who is also a participant in the pension plan has the right to receive a benefit under the terms of the SERP equal to the sum of 2% of average compensation for each year of service before 2006 plus 3% of average compensation for each year of service after 2005, up to a combined maximum of 60% of average compensation, less a percentage of primary social security benefits and amounts payable to the executive under the pension plan. For purposes of the SERP, compensation includes all compensation included under the pension plan (without regard to qualified plan compensation limits) and cash incentive compensation. Average compensation is in general the average of the highest 5 consecutive years of compensation. For executives who were also employed by the company on January 1, 2006, the benefit is the greater of the benefit under the formula described in the previous sentence or the benefit under the old plan formula. Under the old plan formula, each executive was entitled to receive a benefit equal to the sum of 2% of average compensation for each year of service, up to a maximum of 40 years, less a percentage of primary social security benefits and amounts payable to the executive under the pension plan. Other than Mr. Connor, each of the named executive officers is a participant in the pension plan.
Each named executive officer who is not a participant in the pension plan has the right to receive a benefit under the terms of the SERP equal to 2.5% of average compensation, less a percentage of primary social security benefits, multiplied by the number of years of service up to 20 years. Mr. Connor is the only named executive officer who is not a participant in the pension plan.
Under the terms of each of the plans, an employee who is eligible may retire and receive benefits at age 55, with a 50% reduction in his or her benefits for early commencement. An employee who retires after age 55 but before age 62 will also receive benefits reduced for early commencement. The amount of the reduction will depend upon the employee’s age at the date payment of his or her benefits begins and whether the sum of his or her age and completed years of service, as of the date of his or her termination, is equal to or greater than 80. An employee who retires at or after age 62 but before age 65 will also receive benefits reduced for early commencement based on his or her age at retirement unless the sum of his or her age and completed years of service, as of the date of his or her termination, is equal to or greater than 80, in which case the employee will be entitled to full, unreduced benefits. Under the terms of the supplemental retirement plan, an employee who is vested will begin receiving benefits within 60 days following the later of separation from service, age 55 or an age over 55 previously elected by the employee, subject to any delay required under Section 409A of the Internal Revenue Code.
We did not make payments to any named executive officer under the supplemental pension plan during the last year.
American States Water Company	75	2023 Proxy Statement

Do any named executive officers participate in a non-qualified deferred compensation plan or otherwise receive post-retirement compensation?
None of our named executive officers are participants in a non-qualified deferred compensation plan, other than the supplemental retirement plan described above.
What do we estimate we will pay each of our named executive officers in the event his or her employment is terminated because of a change in control?
Assuming that the employment of each of our named executives was terminated on December 31, 2022, the change in control agreement was in effect on December 31, 2022, a change in control occurred on that date under the change in control agreements and the terms of awards made under the 2016 plan and based on the assumptions set forth in the footnotes below, we estimate that we would have made the following payments to our named executive officers:
CHANGE IN CONTROL BENEFITS(1)
Payments and Benefits	Robert J. Sprowls	Eva G. Tang	Paul J. Rowley	Christopher H. Connor	Gladys M. Farrow
Payments
Base Salary Benefit	$2,691,000	$1,591,577	$800,000	$1,121,250	$985,504
Bonus Benefit	2,691,000	571,376	287,200	424,382	294,666
Pension Plan and Supplemental Retirement Plan Benefits(2)	1,195,754	—	341,688	223,051	280,240
Benefits
Welfare and Fringe Benefits(3)	105,241	77,718	49,334	63,567	62,889
Purchase of Automobile Benefit(4)	3,079	3,267	3,733	3,776	2,066
Restricted Stock Units Benefit(5)	750,766	154,466	120,870	65,803	113,744
Performance Stock Awards(6)	2,310,245	163,485	118,274	65,843	121,354
Total	$9,747,085	$2,561,889	$1,721,099(7)	$1,967,672	$1,860,463(7)
(1) We have assumed, for purposes of preparing this table, that we would make all change-in-control payments to each named executive officer in July 2023. We have excluded for the purpose of this calculation, amounts paid to each named executive officer for accrued, but unpaid base salary and vacation pay payable within ten days after termination of employment.
(2) In calculating the single sum actuarial equivalent, we used an interest rate equal to 4.57% and the mortality table named and described in detail in Section A.1 of the pension plan, after reduction, if any, of the benefit using the “Regular Factors” under Section A.4 of the pension plan, and each named executive officer’s age at December 31, 2022, less a percentage of primary social security benefits. Ms. Tang has already accrued the maximum percentage that may be accrued under the supplemental retirement plan so a change in control will have no impact on her supplemental retirement plan benefits.
(3) Welfare benefits include (i) 85% of dental, medical and vision insurance premiums paid by the company for each named executive officer, under the insurance plans currently offered by the company, (ii) each named executive officer’s pro rata share of the group term life insurance and accidental death and dismemberment premiums, (iii) reimbursement of health club dues for each named executive officer, up to a maximum of $1,800 a year, (iv) reimbursement for a health examination for each named executive officer, up to a maximum of $4,000 biannually, and (v) executive life insurance policy for each of the named executive officers. Welfare benefit amounts were calculated based on these benefits for a period of three years after termination of employment for Mr. Sprowls and Ms. Tang and two years after termination of employment for each of the other named executive officers. We assumed, for the purposes of this table, that each executive officer would be reimbursed up to the maximum amount for health club benefits and biannual health examination.
(4) We estimated the value of this benefit as the difference between (i) the wholesale value of the company car which the named executive officer has the right to purchase at the wholesale value, and (ii) the retail value of the car as shown in a national auto research publication.
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(5) We measured the fair value of restricted stock units which were not converted to shares at December 31, 2022 assuming the price of our common shares on the date of each executive’s termination of employment was $92.55.
(6) We measured the fair value of 2021 and 2022 performance stock award units which were not converted to shares as of December 31, 2022 assuming the price of our common shares on the date of each named executive officer’s termination of employment was $92.55.
(7) This named executive officer’s payment will be reduced to the extent necessary so that no portion of such payment will be subject to excise tax under Section 4999 of the Internal Revenue Code, provided that the reduction will result in the executive retaining a greater amount of the payment on an after-tax basis (after taking into account federal, state and local income taxes and payroll taxes).
These change in control agreements were terminated on December 31, 2022 so if a change in control had taken place on that date, no change in control benefits would have been made to any named executive officer.
What is our CEO to median employee pay ratio?
We estimated the median of the 2022 total annual compensation of our employees, excluding Mr. Sprowls, to be $82,672, using the same median employee identified in 2020. As permitted by SEC rules, we used the same median employee because there have been no changes in our employee population that we reasonably believe would result in a significant change to this pay ratio disclosure. We selected our median employee based on the annual gross wages reflected in our payroll records in 2020 for each of our employees on December 31, 2020. In 2020, we annualized the compensation of employees who did not work a full year, but did not make any other adjustments to our calculation of annual compensation. We then computed the median employee’s 2022 total annual compensation using the same methodology used in calculating Mr. Sprowls’ total annual compensation in the Summary Compensation Table. The 2022 total annual compensation of Mr. Sprowls set forth on the Summary Compensation Table is $3,483,194. The ratio of the total annual compensation of Mr. Sprowls to the estimated total annual compensation of our median employee in 2022 was 42.1 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to use a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. These companies may also operate in different industries and different geographic locations, be of a different size, have different revenues, earnings and market capitalization and be subject to different regulations than the company.
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Pay Versus Performance
We use a variety of performance measures to determine the amount and type of incentive compensation awarded to our executives in order to align executive compensation with performance. We also consider a variety of matters in determining the types of compensation that we award to our executives with a view to the impact of our compensation program on the long-term performance of the company.
The following table has been prepared in accordance with 402(v) of Regulation S-K and only considers the impact of three performance measures on the compensation that the SEC considers to have been actually paid to our named executive officers and is only a one-year snap shot of the relationship between pay and performance of the company. As a result, an assessment of the alignment of the pay of our President and Chief Executive Officer (PEO) and our other named executive officers (NEOs) with performance considered by our compensation committee differs from that we are required to present in the tables and graphs below in accordance with SEC rules.
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)	Value of $100 Initial Fixed Investment Based on TSR		Net Income (millions)	Adjusted EPS – AWR Consolidated(4)
					Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)
2022	$3,483,194	$3,896,729	$709,380	$782,979	112.32	123.66	$78.4	$2.23
2021	$4,542,428	$5,214,978	$877,912	$847,883	123.32	144.50	$94.3	$2.48
2020	$5,926,137	$3,048,843	$1,556,224	$745,626	93.25	117.02	$86.4	$2.30
(1) Compensation actually paid (CAP) to our PEO and the average CAP for our remaining NEOs for each year as determined under SEC rules. CAP for our PEO and average CAP for other NEOs represents the “Total” compensation reported in the Summary Compensation Table for each year shown, adjusted as set forth below. We did not grant any stock options during the past three years and no equity or cash incentive compensation was forfeited in 2022 for the PEO and other NEOs listed in the table. Awards are considered unvested if the executive was not entitled to receive common shares during 2022 for the award.
(2) The other NEOs in 2020 were Eva G. Tang, Denise L. Kruger, Bryan K. Switzer and Gladys M. Farrow. The other NEOs in 2021 were Eva G. Tang, Paul J. Rowley, Gladys M. Farrow, Bryan K. Switzer and Denise L. Kruger. Ms. Kruger retired as Senior Vice President-Regulated Water Utility of GSWC on July 9, 2021. Her total compensation reported in the Summary Compensation Table was $598,932, including $22,181 in change in pension value and non-qualified deferred compensation earnings, $144,215 paid upon termination of her employment for her unused accrued vacation pay based on her then current salary as required by California law and $20,405 in consulting fees paid in 2021 for services rendered after termination of employment. Mr. Rowley was promoted to Senior Vice President-Regulated Water Utility of GSWC in December 2021. The other NEOs in 2022 were Eva G. Tang, Paul J. Rowley, Christopher H. Connor and Gladys M. Farrow. Mr. Connor was hired as the Senior Vice President-Operations of ASUS on February 28, 2022.

(3) Based on an initial investment of $100 and cumulative total shareholder return, including reinvestment of dividends, of the company and a customized peer group of seven water utilities (American Water Works Company Inc., Artesian Resources Corporation, California Water Service Group, Essential Utilities Inc., Middlesex Water Co, SJW Group and The York Water Co.) weighted by market capitalization.
(4) This is not a generally accepted accounting principles measure (non-GAAP measure).
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PEO Summary Compensation Total to CAP Reconciliation

	2022	2021	2020
Summary Compensation for PEO Robert J. Sprowls	$3,483,194	$4,542,428	$5,926,137
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	(1,421,725)	(1,348,531)	(1,249,773)
Fair Value of Equity Awards Granted during the year that Remain Unvested as of Year-End	1,446,224	1,842,513	975,262
Change in Fair Value of Awards Granted in Prior Years that were Unvested as of Year-End	(189,461)	283,632	(192,212)
Change in Fair Value of Awards Granted in Prior Years that Vested during year	(202,488)	269,134	(243,686)
Change in Dividends or Dividend Equivalents as of Year-End	59,723	89,298	65,555
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table	—	(1,184,796)	(2,841,864)
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	721,262	721,300	609,424
Compensation Actually Paid for PEO	$3,896,729	$5,214,978	$3,048,843
Average other NEOs Summary Compensation Total to CAP Reconciliation:

	2022	2021	2020
Average Summary Compensation for NEOs	$709,380	$877,912	$1,556,224
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	(114,528)	(119,944)	(111,967)
Fair Value of Equity Awards Granted during the year that Remain Unvested as of Year-End	118,941	161,085	94,328
Change in Fair Value of Awards Granted in Prior Years that were Unvested as of Year-End	(12,930)	28,407	(16,297)
Change in Fair Value of Awards Granted in Prior Years that Vested during year	(13,645)	15,336	(14,131)
Change in Dividends or Dividend Equivalents as of Year-End	3,880	7,336	5,942
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table	—	(246,858)	(866,673)
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	91,881	124,609	98,200
Average Compensation Actually Paid for NEOs	$782,979	$847,883	$745,626
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Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link CAP for our PEO, Ms. Tang and Ms. Farrow for the year ended December 31, 2022. Total shareholder return and aggregate GSWC operating expense level are performance measures used in making performance share awards. Each of the other performance measures is used in making awards under our short-term cash incentive and performance share award programs to these NEOs. All of these performance measures are non-GAAP measures.
•	Adjusted EPS – AWR Consolidated
•	Adjusted EPS – Regulated Utilities (RU)
•	Aggregate GSWC Operating Expense Level
•	ASUS Earnings
•	Total Shareholder Return
We believe the following performance measures represent the most important financial performance measures used by us to link CAP for Mr. Rowley for the year ended December 31, 2022. Total shareholder return and aggregate GSWC operating expense level are performance measures used in making performance share awards to Mr. Rowley. Each of the other performance measures is used in making awards under our short-term cash incentive program to Mr. Rowley. All of these performance measures are non-GAAP measures.
•	Adjusted EPS – Regulated Water Utility (RWU)
•	Aggregate GSWC Operating Expense Level
•	Capital Expenditures – RWU
•	Total Shareholder Return
We believe the following performance measures represent the most important financial performance measures used by us to link CAP for Mr. Connor for the year ended December 31, 2022. Total shareholder return and ASUS new base acquisition success rate are performance measures used in making performance share awards to Mr. Connor. Each of the other performance measures is used in making awards under our short-term cash incentive and performance share award programs to Mr. Connor. All of these performance measures are non-GAAP measures.
•	ASUS Earnings
•	ASUS New Base Acquisition Success Rate
•	Direct Operating Margin – ASUS
•	Direct Construction Margin – ASUS
•	Total Shareholder Return
For additional details regarding the performance measures that we use in determining short-term cash incentive compensation and long-term equity compensation, please see the discussion in in “Executive Officers - Compensation Discussion and Analysis” section.
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CAP Versus TSR Graph
The graph below compares CAP for the PEO and average CAP of the other NEOs shown in the Pay Versus Performance Table to TSR. In accordance with SEC guidance, the returns of the seven utilities included in the peer group are weighted according to their respective market capitalizations. Two of the companies represent at least 80% of the peer group. Twenty-five percent of the amount of the performance share awards made to each of the NEOs in each year is based on TSR.

CAP Versus Net Income Graph
The graph below compares CAP for the PEO and average CAP of the other NEOs shown in the Pay Versus Performance Table to recorded Net Income. The company’s Net Income results in 2022 of $78.4 million was adversely affected by the Delay in GSWC’s general rate case and significant losses on investments held to fund one of the company's retirement plans due to financial market conditions. If GSWC had timely received a decision on its general rate case based on the settlement agreement reached by GSWC with the Public Advocates Office at the CPUC in November 2021 and not incurred significant investment losses, Net Income would have been $96.2 million in 2022. We do not use Net Income as a performance measure in any of our incentive compensation programs.

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CAP Versus Company Selected Metric
The graph below compares CAP for the PEO and average CAP of the other NEOs shown in the Pay Versus Performance Table to Adjusted EPS - AWR Consolidated as the Company Selected Performance Measure. This is a non-GAAP performance measure. Adjusted EPS-AWR Consolidated was used in determining the amount of the short-term incentive compensation of Mr. Sprowls, Ms. Tang and Ms. Farrow in each year presented in the Pay Versus Performance Table. Although neither Mr. Rowley nor Mr. Connor were compensated based on this performance measure, Adjusted EPS was used in determining short-term incentive compensation in each of the years in which they were NEOs based upon the earnings of the subsidiary for which they worked using the same types of adjustments that were permitted to be made to the Adjusted EPS - AWR Consolidated performance measure to the extent applicable to the EPS of that subsidiary. There are no performance measures under either our short-term cash incentive program or our performance share award programs applicable to all the NEOs, other than relative total shareholder return. The Adjusted EPS – AWR Consolidated for 2022 in the graph below of $2.23 per share was not adjusted for the Delay in GSWC’s general rate case. If GSWC had timely received a decision on its general rate case, the Adjusted EPS – AWR Consolidated for 2022 would have been higher by approximately $0.38 per share, or $2.61 per share.

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PROPOSAL 2: APPROVAL OF 2023 NON-EMPLOYEE DIRECTORS STOCK PLAN
The company currently maintains the 2013 Non-Employee Directors Stock Plan, or the 2013 directors plan. Pursuant to the 2013 plan, non-employee directors are entitled to receive stock-based compensation upon the date of each annual meeting. The 2013 directors plan expires on May 20, 2023. Except for the 2003 directors plan, the company does not have any incentive, deferred compensation or pension plans for non-employee directors.
The board adopted the 2023 Non-Employee Directors Stock Plan, the 2023 directors plan, for the purpose of continuing to provide the non-employee directors with stock-based compensation. The 2023 directors plan will be effective as of May 23, 2023, subject to shareholder approval at the 2023 annual meeting. The grants provided to non-employee directors are described in the “Specific Benefits” section below.
What benefits will be paid to directors under the 2023 directors plan?
The compensation committee has approved an award of restricted stock units with a fair market value of $40,000 to directors immediately after the annual meeting in 2023, if shareholders approve the 2023 directors plan. The amount or number of restricted stock units authorized by the 2023 directors plan for each future year during the term of the 2023 directors plan is not currently determinable because the number of restricted stock units depends on future variables such as the amount of restricted stock units awarded, stock prices, the amount of dividends paid, if any, and the number of eligible directors. In no event, however, will more than 250,000 restricted stock units be granted during the term of the 2023 directors plan to non-employee directors without shareholder approval.
There are no differences between the number of our common shares that were issued to non-employee directors under the 2013 directors plan and the number of our common shares that would have been issued under the 2023 directors plan in 2022 if that plan had been in effect in 2022 instead of the 2013 directors plan.
What are the terms of the 2023 directors plan?
The principal terms of the 2023 directors plan are summarized below. The following summary is qualified in its entirety by reference to the full text of the 2023 directors plan, which is attached as Attachment A to this proxy statement. The terms of the 2023 directors plan are substantially the same as those in the 2013 directors plan, other than the difference in term and the new limitations on the number of shares that may be granted under the plan and the limitations on equity and total compensation of a non-employee director in any year.
Purpose
The purpose of the 2023 directors plan is to attract, motivate and retain non-employee directors by providing them with stock-based compensation and to encourage directors to increase their stock ownership in the company.
Eligibility
Only the company’s non-employee directors are eligible to participate in the 2023 directors plan. There will be 8 non-employee directors on the board immediately following the election of directors.
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Administration
The board has appointed the compensation committee to administer the 2023 directors plan. The compensation committee has broad authority under the 2023 directors plan, including, for example, the authority:
⯀
to construe and interpret the 2023 directors plan and to resolve any questions concerning the amount of benefits payable to a participant (except that no member of the committee may participate in a decision relating solely to his or her benefits),

⯀	to determine adjustments to the terms of the 2023 directors plan in response to extraordinary transactions,
⯀	to maintain all necessary records for administration of the 2023 directors plan, and
⯀	to make and publish forms, rules and procedures for the administration of the 2023 directors plan.
Shares Authorized
The board has authorized an aggregate of 250,000 common shares that may be issued or delivered under the 2023 directors plan. The maximum number of common shares that may be delivered to any individual in a calendar year is 5,000 shares, subject to the limitations on total compensation described below. Each share limit and award under the 2023 directors plan is subject to adjustment for certain changes in the company’s capital structure, reorganizations and other extraordinary events as described below.
If grants contemplated would exceed aggregate limits under the 2023 directors plan, the company will prorate any new credits of restricted stock units among the participants. If no additional common shares are available for issuance, participants will not be credited additional restricted stock units and dividend equivalent rights will instead be paid in cash.
The 2023 directors plan does not limit the authority of the board or the compensation committee to grant awards or authorize any other compensation under any other plan or authority.
Type of Awards
The 2023 directors plan authorizes the grant of restricted stock units.
Restricted Stock Units
A restricted stock unit represents an unfunded bookkeeping entry which serves as a unit of measurement relative to one common share for purposes of determining the amount of the payment. Subject to limited exceptions, all restricted stock units are payable solely in common shares. Stock units credited under the 2023 directors plan are at all times fully vested and non-forfeitable ninety days after the date of grant.
Annual Restricted Stock Unit Awards
If shareholders approve the 2023 directors plan, as of the date of each annual meeting of the shareholders commencing in 2023, the account of each non-employee director in office immediately following the annual meeting will be credited with restricted stock units equal to (1) an amount established by the board of directors prior to the annual meeting divided by (2) the fair market value of common shares on the last trading date prior to such annual meeting, subject to the limitations described above under the “Shares Authorized” section and the limitations on compensation paid to non-employee directors described below under the “Limitations on Annual Compensation of Non-Employee Directors” section.
Restricted stock unit awards are at all times fully vested 90 days after the date of grant. Restricted stock units credited to an eligible director’s restricted stock unit account under the 2023 directors plan will become payable on the vesting date. The distribution will be made in a lump sum as soon as practicable, but no later than 30 days, following the applicable vesting date.
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Dividend Equivalents
As of each dividend payment date, each eligible director’s restricted stock unit account will be credited with a number of restricted stock units equal to an amount that represents the dividends that would have been payable as of the dividend payment date on the number of units then credited to his or her restricted stock unit account divided by the fair market value of a common share on the dividend payment date. Dividend equivalent restricted stock units are paid at the same time and in the same manner as the restricted stock units to which they relate, subject to limitations on the number of common shares that may be issued under the 2023 directors plan.
Restrictions on Transfer
Subject to customary exceptions, restricted stock units are generally non-transferable, except by will or the laws of descent and distribution or beneficiary designation.
Adjustment
The number, maximums and kind of shares available for issuance or transfer under the 2023 directors plan and outstanding restricted stock units are subject to adjustment for extraordinary dividends or distributions of property to the company’s shareholders and upon certain reorganizations, merger, combination, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events.
Termination of or Changes to the 2023 directors plan or Awards
The board may amend or terminate the 2023 directors plan (including outstanding awards) and does not contemplate seeking shareholder approval for amendments except to the extent required by applicable law or rules of the New York Stock Exchange or otherwise deemed necessary or advisable by the board. However, no amendment or termination may cancel or adversely affect a participant’s rights with respect to amounts or restricted stock units credited to his or her restricted stock unit account, without his or her consent, except as otherwise provided in the 2023 directors plan. The 2023 directors plan will remain in effect until May 22, 2033 or until otherwise terminated in accordance with the terms of the 2023 directors plan.
Securities Underlying Restricted Stock Units
The market value per share of our outstanding common shares at the close of the stock market on March 31, 2023 was $88.89. The company intends to register 250,000 common shares under the 2023 directors plan under the Securities Act of 1933. Common shares issued under the 2023 directors plan will be listed on the New York Stock Exchange.
Limitations on Annual Compensation of Non-Employee Directors
The maximum amount of compensation that may be paid to any non-employee director in any calendar year without shareholder approval is $950,000. Maximum compensation for this purpose consists of
⯀	the grant date fair value of restricted stock units granted during the year determined in accordance with generally accepted accounting principles,
⯀	the fees paid for service as a director, chair, committee member or chair during the year, and
⯀
the value of any dividend equivalent payments paid to a director pursuant to any awards granted in a previous year (excluding for this purpose dividend equivalent payments made to a director on retirement from the board under the terms of the 2003 Non-Employee Directors Stock Plan).

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What is the federal income tax treatment of grants under the 2023 directors plan?
The federal income tax consequences of the 2023 directors plan under current federal law are summarized in the following discussion of general tax principles applicable to the 2023 directors plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.
Awards
The company is generally entitled to deduct, and the participant will recognize taxable income in, an amount equal to the fair market value of the common shares distributed in payment of restricted stock units at the time of payment.
Section 409A
To the extent that Section 409A of the Internal Revenue Code is applicable, we intend to administer the 2023 directors plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and any regulations and other guidance promulgated with respect to Section 409A by the U.S. Department of Treasury or Internal Revenue Service. All awards under the 2023 directors plan are intended either (i) to be exempt from Section 409A or (ii) to comply with Section 409A, and the compensation committee intends to administer the 2023 directors plan in a manner consistent with that intent.
What securities have we authorized for issuance under equity compensation plans?
We have made stock awards to our executive officers and managers under the 2016 plan. We provide information regarding the securities which have been issued and which are available for issuance under these plans in the table set forth below as of December 31, 2022. This table does not include any common shares that may be issued under our 401(k) plan or any common shares available for issuance under the 2013 non-employee directors plan since no more shares may be issued under the terms of that plan.
Future awards under the 2023 directors plan will be made in accordance with the terms of the 2023 directors plan.
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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities Reflected in the first column)(3)
Equity compensation plans approved by shareholders	137,229	N/A	983,694
Equity compensation plans not approved by shareholders	—	—	—
Total	137,229	N/A	983,694
(1) Amount shown in this column consists of 25,486 time-vested restricted stock units outstanding under the 2016 plan (including dividend equivalents thereon with respect to declared dividends), 89,676 performance awards at the maximum level (including dividend equivalents thereon with respect to declared dividends) outstanding under the 2016 employee plan, and 22,067 restricted stock units (including dividend equivalents thereon with respect to declared dividends) outstanding under the 2003 non-employee directors plan. Excludes shares remaining available for issuance under the 2013 non-employee directors plan because no more shares may be issued under the terms of that plan.
(2) Amount shown in this column is for options granted only. As of December 31, 2022, there are no options outstanding.
(3) Amount shown in this column consists of 192,630 shares available under the 2003 non-employee directors plan, and 791,064 shares available under the 2016 plan. The only shares that may be issued under the 2003 non-employee directors plan are pursuant to dividend equivalent rights on dividends not yet declared with respect to restricted stock units previously granted to Ms. Holloway and Dr. Bontá under the 2003 non-employee directors plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2023 DIRECTORS PLAN.
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PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
This proposal to approve the compensation of our named executive officers, commonly referred to as a “say-on-pay” proposal, is provided pursuant to section 14A of the Securities Exchange Act of 1934 and gives our shareholders the opportunity to express their views on the compensation of our named executive officers as described in this proxy statement. This vote is not binding and is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the 2023 annual meeting:
RESOLVED, that the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and related materials disclosed in this proxy statement, is hereby APPROVED.
Target aggregate total direct compensation of Mr. Sprowls, Ms. Tang, Mr. Rowley and Ms. Farrow increased modestly in 2022. Actual aggregate total direct compensation of these named executive officers were below the market median determined by Pearl Meyer based on 2022 proxy statement information for members of the current peer group approved by the compensation committee, blended with data obtained by Pearl Meyer from three industry surveys. Mr. Connor was not hired until 2022.
Based upon an assessment of the realizable direct compensation of our CEO compared to CEOs in our peer group for each respective period, our CEO’s realizable compensation rank was at the 73rd percentile rank when assessing 2018 to 2020 and 64th percentile when assessing 2019 to 2021 pay and performance. Our total shareholder return rank (including reinvestment dividends) was at the 91st percentile rank for the 2018 to 2020 period and at the 82nd percentile for the 2019 to 2021 period. Our CEOs realizable direct compensation was at the 55th percentile when assessing 2020 to 2022 pay and performance. Our total shareholder return rank (including reinvestment dividends) was at the 55th percentile for the 2020 to 2022 period. As a result, despite the impact of the Delay on our financial statements, our CEO pay rank has been either at or below our total shareholder return rank. Further information regarding the alignment of our CEO’s pay with total shareholder return is provided under “Compensation Discussion and Analysis - Alignment of CEO Pay with Performance.”
In recent years, the compensation committee has made an increasing percentage of the total compensation of an executive officer in the form of equity awards. Approximately 75% of the value of all stock awards made to Mr. Sprowls and approximately 50% of the value of stock awards made to Ms. Tang, Mr. Rowley, Mr. Connor and Ms. Farrow in 2022 were also dependent upon the satisfaction of performance criteria over a three-year performance period. The remainder of the stock awards were time vesting awards, which vest over a three-year period.
Approximately 95.8% of the votes cast for or against our “say-on-pay” proposal in 2022 were cast in favor of the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and related materials disclosed in our 2022 proxy statement. Abstentions were not counted as a vote either for or against this proposal.
This “say-on-pay” vote is advisory, and therefore not binding on us, the compensation committee or the board. However, the board and the compensation committee intend to review the voting results and will seek to determine the causes of a negative vote, if significant. Shareholders who wish to communicate with the board of
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directors or management regarding our executive compensation program or other matters may do so in the manner described under “Governance of the Company - What is the process for shareholders and other interested persons to send communications to our board?”
If no voting specification is made on a properly returned or voted proxy card, the named proxies will vote “FOR” this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
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PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
This proposal gives our shareholders another opportunity to express their views regarding how frequently a “say-on-pay” vote should be held. Shareholders will be able to specify one of four choices for this proposal on their proxy card: three years, two years, one year or abstain. Unlike the “say-on-pay” vote, shareholders are not being asked to approve or disapprove the board’s recommendation regarding how frequently to hold a “say-on-pay” vote. Instead, shareholders will be asked whether they favor us holding a “say-on-pay” vote every one, two or three years. The company currently holds a “say-on-pay” vote annually.
After careful consideration, the board recommends that the “say-on-pay” advisory vote continue to be held annually. The board concluded that an annual vote is the appropriate frequency for the following reasons:
⯀	An annual vote was favored by a majority of our shareholders in 2011, when the first “say-on pay” vote was held;
⯀
An annual vote enables all shareholders to give the board more frequent feedback on the company’s executive compensation program, including any changes that may have been made to the company’s executive compensation program during the year;

⯀	Shareholders have come to expect an annual vote as this is what the company has done in the past and is the procedure adopted by a majority of Russell 3,000 companies; and
⯀	An annual vote is preferred by a majority of institutional investors, proxy advisory firms and corporate governance advocates.
This advisory vote on the frequency of a “say-on-pay” vote is not binding on the board.
Notwithstanding the board’s recommendation and the outcome of the shareholder vote, the board may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors, such as discussions with shareholders, views expressed by others and the adoption of material changes to our compensation programs. The board will disclose its position on the frequency of advisory votes on “say-on-pay” in a Form 8-K, after due consideration of the results of the advisory vote on this “say-on-pay” proposal in accordance with the rules and regulations of the Securities and Exchange Commission.
Brokers are not authorized to vote on this proposal unless they are instructed otherwise. If no voting specification is made on a properly returned or voted proxy card on this proposal, the named proxies will vote for an annual “say-on-pay” vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AN ANNUAL “SAY-ON-PAY” ADVISORY VOTE
American States Water Company	90	2023 Proxy Statement

PROPOSAL 5: RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit and finance committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the year ended December 31, 2023, subject to reconsideration if our shareholders do not ratify this appointment.
PwC has served as our registered public accounting firm since 2002 and reports directly to the audit and finance committee. In determining whether to reappoint PwC as our registered public accounting firm in January 2023, the audit and finance committee considered many factors, including:
⯀	the quality of its discussions with the audit and finance committee and the board and the performance of the lead audit partner and the audit team assigned to our account;
⯀	the potential impact of changing our registered public accounting firm;
⯀
the overall strength and reputation of the firm based upon, among other things, PwC’s most recent Public Company Accounting Oversight Board inspection report and the results of peer review and self-review examinations;

⯀	the results of management’s and the audit and finance committee’s annual evaluations of the qualifications, performance and independence of PwC;
⯀	PwC’s independence program and its processes for maintaining independence; and
⯀	the appropriateness of PwC’s fees on an absolute basis and as compared to its peer firms.
We expect representatives of PwC to attend the 2023 annual virtual meeting. They will have an opportunity to make a statement at the 2023 annual virtual meeting, if they desire to do so. They will also be available to respond to appropriate questions from you if you attend the 2023 annual virtual meeting.
What are the audit and finance committee’s pre-approval policies and procedures?
The audit and finance committee has adopted a policy statement regarding the approval of audit, audit-related, tax and other services provided by our registered public accounting firm. This policy statement specifies guidelines and procedures we will use to assist us in maintaining the independence of our registered public accounting firm and complying with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated by the SEC. The audit and finance committee administers this policy statement. The policy statement established the four categories of permitted services described on the next page, the reporting procedure for each category of permitted services, prohibited services and the pre-approval process we use for each category of permitted service.
The audit and finance committee has reviewed the advisability and acceptability of utilizing our external auditor, PwC, for non-audit services. In reviewing this matter, the committee focused on the ability of our external auditor to maintain its independence. Based on input from management and the committee’s review of procedures established by PwC, the committee finds that it is both advisable and acceptable to employ our external auditor for certain limited non-audit services from time to time.
American States Water Company	91	2023 Proxy Statement

Principal Accounting Fees and Services
The aggregate fees billed or fees we expect to be billed to us by PwC for the years ended December 31, 2022 and 2021 are as follows:
Type of Fee	2022	2021
Audit Fees	$1,502,000	$1,456,500
Tax Fees	37,520	35,000
All Other Fees	900	900
Total	$1,540,420	$1,492,400
Audit Fees
Audit fees represent the aggregate fees billed, or fees we expect to be billed, for professional services rendered in connection with the audit of our annual financial statements (including the audit of internal control over financial reporting), a review of our financial statements included in our Form 10-Qs filed with the SEC, audits of the company’s subsidiaries and other services normally provided by our accountants in connection with statutory or regulatory filings and engagements. The audit fees also include out-of-pocket expenses incurred in providing audit services.
Audit-Related Fees
Audit-related fees represent the aggregate fees billed, or fees we expect to be billed, for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and are not included in audit fees. On a quarterly basis, the audit and finance committee approves a specific quarterly limit on the amount of audit-related fees for non-audit services. Management is also required to report the specific engagements to the committee and obtain specific pre-approval from the committee. We did not incur any audit-related fees in 2022 or 2021.
Tax Fees
Tax fees represent the aggregate fees billed, or fees we expect to be billed, for professional services for tax compliance, tax advice and tax planning, including tax return review, review of tax laws and regulations and cases and other support in connection with complying with federal and state tax reporting and payment requirements. All tax fees have been pre-approved by the audit and finance committee.
All Other Fees
We incurred fees to the advisory branch of PwC in 2022 and 2021, respectively for $900 for obtaining access to SEC disclosure checklists prepared by PwC. These fees were pre-approved by the audit and finance committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
American States Water Company	92	2023 Proxy Statement

OTHER MATTERS
Our management knows of no business, other than that mentioned above, to be transacted at the 2023 annual meeting. Unless otherwise instructed, the named proxies intend to vote in accordance with their judgment on any other matter that may properly come before the 2023 annual meeting.

OBTAINING ADDITIONAL INFORMATION FROM US
This proxy statement incorporates by reference certain information from our financial statement footnotes in our Form 10-K for the year ended December 31, 2022. We undertake, on written or oral request, to provide you (or a beneficial owner of our securities entitled to vote), without charge, a copy of our annual report on Form 10-K for the year ended December 31, 2022 as filed with the SEC, including our financial statements and schedules. You should address your requests to the corporate secretary at American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773, telephone number 909-394-3600.
Unless we have been instructed otherwise, shareholders sharing the same address are receiving, as applicable, Notices in a single envelope or only one copy of our proxy statement. If we are sending a Notice, the envelope contains a unique control number that each shareholder may use to access our proxy materials and vote. If we are mailing a paper copy of our proxy materials, each shareholder at the shared address receives a separate proxy card. We will, however, deliver promptly a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of this proxy statement was delivered, upon written or oral request on or prior to May 9, 2023. You may direct this request to us at the address or telephone number listed above. If you share an address with another shareholder and wish to receive a single copy of this proxy statement, instead of multiple copies, you may direct this request to us at the address or telephone number listed above.
If you received our proxy materials in the U.S. mail and would like to reduce the costs incurred by us in mailing proxy materials to you, you can consent to receiving future proxy materials, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on your proxy card to vote by using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
You may visit our website at www.aswater.com to view the charters of our audit and finance committee, nominating and governance committee and compensation committee. We also provide a copy of our code of conduct and guidelines on significant governance issues on this website. You can find this information on our website by clicking on “Governance” and then clicking on “Committee Charters and Governance Documents.” You can also find information about environmental, social and governance matters by clicking on “ESG” on this website.
American States Water Company	93	2023 Proxy Statement

ATTACHMENT A
AMERICAN STATES WATER COMPANY

2023 NON-EMPLOYEE DIRECTORS STOCK PLAN
American States Water Company	A-1	2023 Proxy Statement

American States Water Company	A-2	2023 Proxy Statement

AMERICAN STATES WATER COMPANY
2023 NON-EMPLOYEE DIRECTORS STOCK PLAN
Section 1. General Description
The American States Water Company 2023 Non-Employee Directors Stock Plan (the Plan) provides for grants of stock units to non-employee directors. The purposes of the Plan are (a) to attract, motivate and retain eligible directors of the Company by providing to them stock-based compensation, and (b) to encourage directors to increase their stock ownership in the Company.
Section 2. Definitions
Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary:
“Account” means the bookkeeping account maintained by the Company on behalf of each Participant that is credited with Award Units and Dividend Equivalents in accordance with Section 4.
“Award Units” means Stock Units credited pursuant to Sections 4.1 and any Dividend Equivalents credited thereon pursuant to Section 4.2.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means the Common Shares of the Company, subject to adjustment pursuant to Section 5.
“Committee” means the Board, the Compensation Committee or any other Committee of the Board acting under delegated authority from the Board.
“Company” means American States Water Company, a California corporation, and its successors and assigns.
“Dividend Equivalent” means, with respect to a Participant’s Account, the amount of cash dividends or other cash distributions paid by the Company on that number of shares of Common Stock that is equal to the number of Stock Units then credited to the Participant’s Account as of the applicable measurement date for the dividend or other distribution, which amount shall be allocated as additional Stock Units to the Participant’s Account pursuant to Section 4.2.
“Distribution Date” means the date that is ninety days following the date of each grant.
“Effective Date” means May 23, 2023, subject to shareholder approval at the 2023 annual meeting of shareholders.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” on any date means (1) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock listed on The Wall Street Journal website (www.online.wsj.com), of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such website on the next preceding date on which there was trading in such shares; (2) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (NASD) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (3) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (4) if the stock is not listed or admitted to trade on a national securities exchange, is not
American States Water Company	A-3	2023 Proxy Statement

reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.
“Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or a subsidiary.
“Participant” means any person who has been granted Award Units under this Plan.
“Plan” means the American States Water Company 2023 Non-Employee Directors Stock Plan.
“Securities Act” means the Securities Act of 1933, as amended.
“Stock” means a share of Common Stock.
“Stock Unit or Unit” means a non-voting unit of measurement which is deemed for bookkeeping and payment purposes to represent one outstanding share of Common Stock of the Company solely for purposes of determining benefits under this Plan, established pursuant to the grant of Award Units under Sections 4.1, or in respect of Dividend Equivalents under Section 4.2, and payable solely in a share of Stock, on a one-for-one basis.
“2023 Annual Meeting” means the Company’s 2023 annual meeting of shareholders.
Section 3. Effective Date; Duration
The effective date of the Plan is May 23, 2023, subject to approval of the Company’s shareholders at their 2023 annual meeting. No awards may be granted under the Plan after May 22, 2033. The Plan shall continue in effect until all matters relating to Stock Units and the administration of the Plan have been completed and all payments of benefits have been made.
Section 4. Stock Units Awards
4.1 Annual Award.
(a) As of the date of each annual meeting of the shareholders commencing in 2023, the Account of each Non-Employee Director in office immediately following the annual meeting shall be credited with a number of Stock Units (the Compensation Stock Units) equal to (1) an amount established by the Board of Directors prior to the annual meeting divided by (2) the Fair Market Value of Common Stock on the last trading date prior to such annual meeting; provided that, in no event, may such amount exceed the limitations set forth in Section 6.1 and Section 6.4.
(b) Annual grants that would otherwise exceed the maximum number of shares allotted for issuance under the Plan contained in Section 6.1 shall be prorated within such limitation pursuant to Section 6.2.
4.2 Crediting of Dividend Equivalents to Accounts.
(a) As of each dividend payment date, a Non-Employee Director’s Account shall be credited with additional Stock Units in an amount equal to the Dividend Equivalents representing dividends payable as of such dividend payment date on a number of shares equal to the aggregate number of Units credited to the Participant’s Account divided by the Fair Market Value of a share of Common Stock on the dividend payment date.
(b) Stock Units credited in respect of Dividend Equivalents shall be paid in Stock at the same time and the same manner as the Stock Units to which they relate.
American States Water Company	A-4	2023 Proxy Statement

4.3  Units and Other Amounts Vest Immediately. All Units or other amounts credited to a Non-Employee Director’s Account shall be at all times fully vested and not subject to a risk of forfeiture ninety days after the date of grant.
4.4  Distribution of Benefits. Notwithstanding anything herein to the contrary, the portion of a Non-Employee Director’s Account attributable to Stock Units granted pursuant to Section 4.1 (and any Dividend Equivalents attributable to such Stock Units) shall be distributed in accordance with this Section 4.4.
(a) Commencement of Benefits Distribution. With respect to each grant of Stock Units to a Non-Employee Director, the Non-Employee Director shall be entitled to receive such Stock Units (including Dividend Equivalents applicable to such Stock Units) on the Distribution Date.
(b) Manner of Distribution. Upon the Distribution Date for each grant, the Company shall, subject to Section 6.2, deliver to the Participant (or his or her Beneficiary, as applicable) a number of shares of Stock equal to the number of Stock Units (as adjusted pursuant to Section 5, if applicable) to which the Participant is then entitled under the terms of Section 4.4. Such distribution shall be made in a lump sum as soon as administratively practicable, but no later than 30 days, following the applicable Distribution Date.
Section 5. Changes in Capital Structure
5.1  Adjustments. Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Committee shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon payment of any outstanding awards, in each case to the extent appropriate to preclude the enlargement or dilution of rights and benefits under such awards.
It is intended that, if possible, any adjustments contemplated by the preceding paragraph be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.
Without limiting the generality of Section 7.3, any good faith determination by the Committee pursuant to this Section 5.1 shall be conclusive and binding on all persons.
5.2  Corporate Transactions-Assumption or Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Company; a sale of all or substantially all the business, stock or assets of the Company; a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment
American States Water Company	A-5	2023 Proxy Statement

in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.
The Committee may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement.
In any of the events referred to in this Section 5.2, the Committee may take such action contemplated by this Section 5.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Committee deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares.
Without limiting the generality of Section 7.3, any good faith determination by the Committee pursuant to its authority under this Section 5.2 shall be conclusive and binding on all persons.
Section 6. Shares Subject to the Plan; Share Limits; Compensation Limits
6.1  Shares Available for Issuance. Subject to adjustment under Section 5 and the provisions of Section 6.4, the aggregate number of shares of Stock that may be issued or delivered under the Plan shall not exceed 250,000 shares, and the aggregate number of shares of Stock that may be delivered to any individual in a calendar year shall not exceed 5,000 shares. Stock delivered by the Company under the Plan shall be shares of authorized and unissued shares of Stock and shall be fully paid and non-assessable when issued.
6.2  Share Limits; Cut Backs. If any award or crediting of Stock Units would cause the sum of the shares of Stock previously issued and shares issuable under outstanding awards under the Plan to exceed the maximum number of shares authorized under the Plan, the Company shall prorate among the Non-Employee Directors the award of Stock Units. If and for so long as no available share authorization remains, no additional Stock Units shall be credited and cash shall be paid in lieu of dividend equivalents under Section 4.2 for such duration.
6.3  Fractional Shares; Minimum Issue. Fractional share interests may be accumulated but shall not be issued. Cash will be paid or transferred in lieu of any fractional share interests that remain upon a distribution under the Plan.
6.4  Compensation Limits. The total amount of compensation that may be paid to any Non-Employee Director in any calendar year may not exceed $950,000 based on (a) the grant date fair value of Stock Units granted in a calendar year determined in accordance with generally accepted accounting principles, (b) the fees paid for service as a director, chair, committee member or chair during such calendar year, and (c) the value of any dividend equivalent payments paid pursuant to any awards granted in a previous year (excluding for this purpose dividend equivalent payments made to a director on retirement from the board under the terms of the 2003 Non-Employee Directors Stock Plan).
Section 7. Administration
7.1  The Administrator. The Administrator of this Plan shall be the Compensation Committee; provided that the Board may from time to time appoint the Board as a whole or any other Committee to serve as administrator of this Plan. The participating members of any Committee so acting shall include, as to decisions in respect of participants who are subject to Section 16 of the Exchange Act, only those members who are Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Exchange Act). Members of any Committee so acting shall not receive any additional compensation for administration of this Plan.
American States Water Company	A-6	2023 Proxy Statement

7.2  Committee Action. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant in this Plan. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or (assuming compliance with Section 7.1) by unanimous written consent of its members.
7.3  Rights and Duties; Delegation and Reliance; Decisions Binding. Subject to the limitations of this Plan, the Committee shall be charged with the general administration of this Plan and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:
(a) To construe and interpret this Plan;
(b) To resolve any questions concerning the amount of benefits payable to a Participant (except that no member of the Committee shall participate in a decision relating solely to his or her own benefits);
(c) To make adjustments under Section 5 and all other determinations required by this Plan;
(d) To maintain all the necessary records for the administration of this Plan; and
(e) To make and publish forms, rules and procedures for the administration of this Plan.
The determination of the Committee made in good faith as to any disputed question or controversy and the Committee’s determination of benefits payable to Participants, including decisions as to adjustments under Section 5, shall be conclusive and binding for all purposes of this Plan. In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by: (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters; and (ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons’ professional or expert competence. The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons. The Committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Company.
Section 8. Amendment and Termination; Shareholder Approval
8.1  Amendment and Termination. Subject to Section 8.2, the Board shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan; provided, however, that, except as contemplated by Section 5, no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant’s rights with respect to Stock Units credited to his or her Account. Any amendments authorized hereby shall be stated in an instrument in writing, and all Participants shall be bound by such amendment. Changes contemplated by Section 5 shall not be deemed to constitute changes or amendments for purposes of this Section 8.1.
8.2  Shareholder Approval. The Plan, any grant, action, crediting or vesting prior to shareholder approval, shall be subject to approval of the Plan by the shareholders of the Company and, to the extent required under applicable law or listing agency rule, required by the provisions of Section 8.1, or deemed necessary or advisable by the Board, any amendment to the Plan shall be subject to shareholder approval.
American States Water Company	A-7	2023 Proxy Statement

Section 9. Miscellaneous
9.1  Limitation on Participants’ Rights. Participation in this Plan shall not give any person the right to continue to serve as a member of the Board or any rights or interests other than as expressly provided herein. This Plan shall create only a contractual obligation on the part of the Company as to such amounts and shall not be construed as creating a trust or fiduciary relationship between the Company, the Board, the Committee, and any Participant or other person. This Plan, in and of itself, has no assets. Participants shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, on their Accounts, and rights no greater than the right to receive the Common Stock (or equivalent value as a general unsecured creditor) with respect to Accounts. Participants shall not be entitled to receive actual dividends or to vote Shares until after delivery of the Shares.
9.2 Beneficiaries.
(a) Beneficiary Designation. Upon forms provided by the Company each Non-Employee Director may designate in writing the Beneficiary or Beneficiaries (as defined in Section 9.2(b)) whom such Non-Employee Director desires to receive any amounts payable under the Plan after his or her death. Beneficiary designation forms shall be effective on the date that the form is received by the Corporate Secretary. A Non-Employee Director may from time to time change his or her designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Corporate Secretary. However, if a married Non-Employee Director wishes to designate a person other than his or her spouse as Beneficiary, such designation shall be consented to in writing by the spouse. The Non-Employee Director may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse’s consent so provides. Notwithstanding the foregoing, spousal consent shall not be necessary if it is established that the required consent cannot be obtained because the spouse cannot be located or because of other circumstances prescribed by the Committee. The Company and the Committee may rely on the Non-Employee Director’s designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of the Plan.
(b) Definition of Beneficiary. A Participant’s “Beneficiary” or “Beneficiaries” shall be the person, persons, trust or trusts (or similar entity) designated by the Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution to receive the Participant’s benefits under this Plan in the event of the Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is identified and able to act under the circumstances.
9.3  Non-Transferability. A Participant’s rights and interests under the Plan in respect to Stock Units, including amounts payable or Stock deliverable under or in respect thereof, may not be assigned, pledged, or transferred except in the event of a Participant’s death, to a designated beneficiary as provided in Section 9.2(b) above, or in the absence of such designation, by will or the laws of descent and distribution.
The above transfer restrictions shall not apply to transfers to the Company or transfers pursuant to a court order.
9.4  Obligations Binding Upon Successors. Obligations of the Company under this Plan shall be binding upon successors of the Company.
American States Water Company	A-8	2023 Proxy Statement

9.5  Governing Law; Severability. The validity of this Plan and any agreements entered into under the Plan or any of its provisions shall be construed, administered and governed in all respects under the laws of the State of California. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
9.6  Compliance with Laws. This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of benefits under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to prior registration or such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as it may reasonably request to assure such compliance.
9.7  Limitations on Rights Associated with Units. A Non-Employee Director’s Account shall be a memorandum account on the books of the Company. The Units credited to a Non-Employee Director’s Account shall be used solely as a device for the determination of the number of shares of Stock to be distributed to the Participant in accordance with this Plan. The Units shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting or other shareholder rights with respect to Units credited under this Plan. The number of Units credited to a Participant’s Account shall be subject to adjustment in accordance with Section 5 and the terms of this Plan.
9.8  Plan Construction. It is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule 16b-3 promulgated under the Exchange Act (Rule 16b-3) so that, to the extent consistent therewith, the crediting of Units and the payment of Stock will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder.
9.9  Headings Not Part of Plan. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of the provisions hereof.
9.10  Section 409A. It is the intent that the payments under this Plan shall comply with or be exempt from Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively, Code §409A), and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with or exempt from Code §409A. A termination of service shall not be deemed to have occurred for purposes of this Plan unless such termination is also a “separation from service” within the meaning of Code §409A. Notwithstanding any other payment schedule provided herein to the contrary, if the Non-Employee Director is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code §409A, then to the extent required under Code §409A such payment shall be delayed until the six month anniversary of such termination or the Non-Employee Director’s death.
American States Water Company	A-9	2023 Proxy Statement

630 East Foothill Boulevard, San Dimas, California 91773
909-394-3600 www.aswater.com

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM Eastern Time on May 22, 2023 for shares held directly and by 11:59 PM Eastern Time on May 18, 2023 for shares held in a 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AWR2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM Eastern Time on May 22, 2023 for shares held directly and by 11:59 PM Eastern Time on May 18, 2023 for shares held in a 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09527-P84243 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN STATES WATER COMPANY

The Board of Directors recommends you vote FOR ALL of the nominees listed below:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thomas A. Eichelberger
02) Roger M. Ervin
03) C. James Levin

The Board of Directors recommends you vote FOR the following proposals 2, 3 and 5 and 1 Year on proposal 4:

	For	Against	Abstain
2. To approve the 2023 Non-Employee Directors Stock Plan.	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of the vote on the compensation of our named executive officers.	☐	☐	☐	☐

	For	Against	Abstain
5. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V09528-P84243

AMERICAN STATES WATER COMPANY
2023 ANNUAL MEETING OF SHAREHOLDERS
May 23, 2023
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Anne M. Holloway and Diana M. Bontá, and each or any of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") and any adjournments thereof. The Annual Meeting will be held on Tuesday, May 23, 2023 at 11:00 AM, Pacific Time, virtually at www.virtualshareholdermeeting.com/AWR2023.

This proxy, when properly executed, will be voted in the manner described herein by the undersigned shareholder(s) and the named proxies will, in their sole discretion, vote such shares on any other matters that may properly come before the meeting or any adjournments thereof. **If no direction is made, this proxy will be voted FOR ALL the listed Nominees, FOR proposals 2, 3, and 5, and FOR an annual advisory vote on the compensation of our named executive officers**. Further, if cumulative voting rights for the Election of Directors (Item 1) are exercised at the meeting, the proxies will cumulatively vote their shares as provided in the proxy statement. The proxies will vote in favor of the election of a person as a director if a nominee named in the proxy statement is unable to serve or for good cause will not serve and on such other matters as are incident to the conduct of the Annual Meeting, unless otherwise instructed.

Continued and to be signed on reverse side